As filed with the Securities and Exchange Commission on April 16, 2013

Registration No. 333-166447

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 8

to

Form S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF CERTAIN REAL ESTATE COMPANIES

Cole Corporate Income Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Address, Including Zip Code and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.

Executive Vice President,

Chief Financial Officer and Treasurer

Cole Corporate Income Trust, Inc.

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(602) 778-8700

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq.

Heath D. Linsky, Esq.

Morris, Manning & Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, N.E.

Atlanta, Georgia 30326-1044

(404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 8 consists of the following:

1.	The Registrant’s preliminary form of prospectus dated April 16, 2013, which consolidates the Registrant’s prospectus dated August 16, 2012 and all supplements to that prospectus.

2.	Part II, included herewith.

3.	Signatures, included herewith.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED APRIL 16, 2013

PROSPECTUS

Cole Corporate Income Trust, Inc.

Maximum Offering of 300,000,000 Shares of Common Stock

Cole Corporate Income Trust, Inc. is a Maryland corporation that intends to invest primarily in single-tenant, income-producing, necessity corporate properties, which are leased to creditworthy tenants under long-term net leases. Our goal is to serve as the landlord to America’s leading corporations, and thereby generate a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. We qualify and have elected to be taxed as a real estate investment trust (REIT) for federal income tax purposes, and we are externally managed by our advisor, Cole Corporate Income Advisors, LLC, an affiliate of our sponsor, Cole Real Estate Investments.

We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. Our board of directors has approved closing our primary offering in the third quarter of 2013. We currently expect to stop offering shares of our common stock in our primary offering on August 30, 2013. Our general policy is to accept subscription agreements signed by the investor on or before August 30, 2013, which are received in good order. We intend to continue to sell shares of our common stock in this offering pursuant to our distribution reinvestment plan following the termination of our primary offering. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date, and we may terminate this offering at any time.

See “Risk Factors” beginning on page 22 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•

The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have not identified all of the properties we intend to purchase, and we have a limited operating history.
•	This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock.
•

You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•

We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire properties in the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

•	The offering price of our shares is not intended to reflect our per share net asset value.
•

We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.
•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.
•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.
•

For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

                    , 2013

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•

California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•

Kansas and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

•

Maine — Investors must have either (i) a minimum net worth of at least $250,000, or (ii) an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, the investment in us (plus any investments in our affiliates) by an investor must not exceed ten percent (10%) of the net worth of the investor.

•

Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

•	North Dakota — Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

Because the minimum offering of our common stock was less than $297,500,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

Our sponsor and dealer manager are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this

i

determination, our sponsor and our dealer manager, which is an affiliate of our sponsor, will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•

a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ii

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SUMMARY RISK FACTORS

Some of the risks relating to an investment in our shares are set forth below. See the “Risk Factors” section beginning on page 22 for a more detailed discussion.

•

The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

•	We are a “blind pool,” as we have not identified all of the properties we intend to purchase, and we have a limited operating history.

•

This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

•

You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of seven years, the timing and method of any liquidity event is undetermined at this time. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

•

We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire properties in the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

•

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares for several years. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect our per share net asset value.

•

We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flows from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•

This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

•

There are substantial conflicts of interest between us and our advisor and its affiliates, including our dealer manager. Key persons associated with our advisor perform similar duties for other programs sponsored by Cole Real Estate Investments that may use investment strategies similar to ours, creating potential conflicts of interest when allocating investment opportunities among these programs. In addition, we pay our advisor substantial fees.

•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

•

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•

avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

We qualified and elected to be taxed as a REIT beginning with the taxable year ended December 31, 2011, which was the year during which we commenced material operations.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:	We intend to invest primarily in single-tenant, income-producing, “necessity” corporate properties, which are leased to creditworthy tenants under long-term net leases. We expect that most of the properties will be subject to “net” leases, whereby the tenant is primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. Further, our sponsor’s investment strategy focuses on properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our goal is to achieve a relatively predictable and stable stream of income for investors in our common stock and the potential for long-term appreciation in the value of our real estate assets.

Q:	What are “necessity” corporate properties?

A:	We use the phrase “necessity” to describe properties that are essential to the business operations of the tenant, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate;

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

•

significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity properties where the property is in a strategic location, is difficult to replace, or has other attributes, such as those mentioned above, that would make a tenant’s relocation difficult and/or costly. We believe that necessity properties provide a relatively greater level of stability than other property types because they typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity properties.

Q:	What is the experience of your sponsor and your advisor?

A:	References to our sponsor throughout this prospectus refer to a group of affiliated entities that, prior to April 5, 2013, were directly or indirectly controlled by Christopher H. Cole. On April 5, 2013, Cole Credit Property Trust III, Inc. (CCPT III) acquired our sponsor pursuant to a transaction whereby Cole Holdings Corporation (Cole Holdings) merged with and into CREInvestments, LLC (CREInvestments), a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole, our chairman of the board, chief executive officer and president. Cole Holdings was also an affiliate of our sponsor, the parent company and indirect owner of Cole Corporate Income Advisors, LLC (CCI Advisors), our advisor, and the indirect owner of Cole Capital Corporation, our dealer manager. As a result of the merger, our advisor and dealer manager are now wholly-owned by CREInvestments. Also in connection with the merger, the property management services previously performed for us by Cole Realty Advisors, Inc. (Cole Realty Advisors) have been assigned to CREI Advisors, LLC (CREI Advisors), a wholly-owned subsidiary of CREI. Despite the indirect change in control of our advisor and dealer manager, and the assignment of these property management services to CREI Advisors, we expect that the advisory, dealer manager and property management services we receive will continue without any changes in personnel or service procedures. From January 1, 2003 to December 31, 2012, our sponsor and its affiliates sponsored 66 prior programs, including 61 privately offered programs and five publicly offered REITs, which are comprised of Cole Credit Property Trust II, Inc. (CCPT II), CCPT III, Cole Credit Property Trust IV, Inc. (CCPT IV), Cole Real Estate Income Strategy (Daily NAV), Inc. (Cole Income NAV Strategy) and this program (CCIT). These prior programs had raised approximately $8.1 billion from over 155,000 investors and had purchased 2,090 properties located in 47 states and the U.S. Virgin Islands at an acquisition cost of $12.5 billion as of December 31, 2012. Our program, CCPT IV and Cole Income NAV Strategy are each currently raising capital pursuant to their respective initial public offerings of shares of their common stock.

For over three decades, our sponsor has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to name-brand creditworthy tenants, subject to long-term “net” leases. While our sponsor has used this investment strategy primarily in the retail sector, our sponsor has also used the same investment strategy (single-tenant commercial properties subject to long-term net leases with creditworthy tenants) in the office and industrial sector. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and corporate sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity retail properties. In addition, our sponsor has built an organization of over 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage. A summary of the real estate programs managed over the last ten years by our sponsor, including adverse business and other developments, is set forth in the section of this prospectus captioned “Prior Performance Summary.”

Our advisor is CCI Advisors, an affiliate of our sponsor that was formed solely for the purpose of managing our company. The chief executive officer and president of our advisor, and other key personnel of our advisor, have been associated with Cole Real Estate Investments for several years. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	Why should I consider an investment in real estate?

A:	For many institutional investors, real estate is a major asset class for allocation within a diversified investment portfolio. The largest U.S. endowments and pension funds have historically allocated a significant portion of their portfolios to direct investments in commercial real estate. In fact, according to the 2012 plan sponsor survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate was 9.5% for 2012.

Our goal is to provide a professionally managed, diversified portfolio of institutional quality commercial real estate to retail investors who generally have had no access to such investments in the past. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

•	a reasonably stable level of current income from the investment;

•	diversification of your portfolio, by investing in an asset class that is not correlated with the stock market; and

•	the opportunity for long-term capital appreciation.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	Investing in REITs whose shares are listed for trading on a national securities exchange can be one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there is a relatively close relationship or correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REIT’s underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general. By comparison, the change in price of a direct investment in commercial real estate, as measured by actual transactions, historically has not been closely correlated, or in direct alignment, with the average change in value of the stock market generally.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the value of our portfolio of real estate and real estate related assets. No later than 18 months after the end of this or any follow-on offering, and annually thereafter, our board of directors will provide a reasonable estimate of the value of our shares. While the estimated value will not necessarily be equivalent to our net asset value, we expect that an estimate of the market value of our underlying real estate assets will be the fundamental factor upon which the estimate will be based. As a result, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in the prices of direct investments in real estate, as compared to changes in the prices of listed REIT shares. Since direct investments in real estate are not highly correlated with the stock market generally, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange.

In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility, or changes in value than an investment in listed REITs. Because we expect that the value of our underlying real estate assets will be the fundamental factor upon which the board of directors will base its estimated per share value, we expect that the value of our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our shares will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors. The offering price for our shares is fixed and is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, investments and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including our expenses related to this offering and other fees and expenses that are payable by us.

Q:	What other investments might you make within the corporate office and industrial sector?

A:	In addition to single tenant, income-producing necessity corporate office and industrial properties, we expect that some of our corporate office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may also invest in corporate development projects, designed to construct an income-producing property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

Q:	Will you invest in anything other than corporate office and industrial properties?

A:	Yes. We also may invest in other income-producing properties, such as retail properties, where the properties share some of the same core characteristics as our corporate properties, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), our portfolio composition may vary from what we initially expect. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which generates a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, before or at the time we acquire a property. We expect that many of our leases will be what is known as triple net or double net leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We intend to enter into leases that have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease. A number of our leases, however, may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:

Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as proceeds of this offering or from borrowings, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will be the source of your distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flows from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:	Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	We may invest proceeds from this offering in short-term, highly liquid or other authorized investments, until we invest in real estate. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B (Appendix E for investors in Alabama), for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C (Appendix F for investors in Alabama).

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.

P.O. Box 219312

Kansas City, Missouri 64121-9312

(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	an annual Form 1099;

•	supplements to the prospectus during the offering period; and

•

notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail in connection with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery, including email and/or CD-ROM; or

•	posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation

2325 E. Camelback Road, Suite 1100

Phoenix, Arizona 85016

(866) 907-2653

Attn: Investor Services

www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Corporate Income Trust, Inc.

Cole Corporate Income Trust, Inc. is a Maryland corporation, formed on April 6, 2010, that qualified and elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2011. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity corporate properties, which are leased to creditworthy tenants under long-term net leases and strategically located throughout the United States. Our goal is to serve as the landlord to America’s leading corporations, which we expect will allow us to achieve a relatively predictable and stable stream of income for our investors in our common stock and the potential for long-term capital appreciation in the value of our real estate assets. We generally intend to hold each property for a period of more than seven years.

Our offices are located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 877-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. Our advisor, CCI Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf, and recommending to our board of directors an approach for providing our investors with liquidity. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among corporate office and industrial real estate properties, real estate properties in other sectors and real estate-related assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments of our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors, a majority of whom are independent directors. Our charter requires that a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity corporate properties, net leased under long-term leases to creditworthy tenants, which provide current cash flow from operations;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives.

Description of Real Estate Investments

Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of corporate office and industrial properties are evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. Our advisor considers the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors exercises its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

As of April 10, 2013, our investment portfolio consisted of 23 wholly-owned properties located in 13 states, comprising approximately 4.0 million gross rentable square feet of office and industrial space. Our properties as of April 10, 2013 are listed below in order of date of acquisition:

Property Description	Type	Number of Tenants	Tenant	Rentable Square Feet	Purchase Price
Medtronic — San Antonio, TX(1)	Healthcare	1	Minimed Distribution Corp.	145,025	$32,850,000
Dr. Pepper — Harvey, IL	Distribution	1	American Bottling Company	40,410	3,896,081
Safelite Corporate Office — Columbus, OH	Automotive	1	Safelite Glass Corp.	41,792	4,700,000
United Launch Alliance — Centennial, CO	Manufacturing	1	United Launch Alliance, LLC	167,917	32,550,000
HCA, Inc. — Irving, TX	Healthcare	1	HSS Systems, LLC	94,137	15,483,000
American Tire — Colorado Springs, CO	Automotive	1	American Tire Distributors, Inc.	125,060	8,311,000
Elizabeth Arden — Roanoke, VA	Manufacturing	1	Elizabeth Arden, Inc.	399,182	23,500,000
Honeywell International — Fort Mill, SC	Manufacturing	1	Hand Held Products, Inc.	60,044	10,400,000
Amazon — Spartanburg, SC	Wholesale	1	Amazon.com.dedc, LLC	1,016,110	63,253,209
Toro — Ankeny, IA	Wholesale	1	The Toro Company	450,139	22,470,243
Compass Group — Charlotte, NC	Other Professional Services	3	Various	284,039	42,171,000
Aon — Lincolnshire, IL	Other Professional Services	1	Aon Corporation	222,717	22,572,000
FedEx — Salt Lake City, UT	Logistics	1	FedEx Ground Package System, Inc.	150,300	12,750,000
Fresenius — Prairieville, LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	5,900	1,111,666
Fresenius — Jackson, LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	6,083	1,007,731
Fresenius — Baton Rouge (Realtors Ave), LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	7,350	1,217,626
Fresenius — Baton Rouge (North Blvd), LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	8,000	1,536,086
Fresenius — Plaquemine, LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	5,882	1,432,313
Fresenius — Denham Springs, LA	Healthcare	1	Bio-Medical Applications of Louisiana, LLC (2)	7,360	2,166,828
FedEx — Asheville, NC	Logistics	1	Federal Express Corporation	32,599	2,150,000
PNC — Philadelphia, PA	Financial Services	1	PNC Bank, N.A.	441,000	74,650,000
FedEx — McAlester, OK	Logistics	1	FedEx Ground Package System, Inc.	24,313	2,800,000
F5 Networks — Seattle, WA	Technology	1	F5 Networks, Inc.	299,643	142,500,000

				4,035,002	$525,478,783

(1)	This property was acquired by purchasing 100% of the membership interests in Cole OF San Antonio TX, LLC (OF San Antonio), a Delaware limited liability company, from Series C, LLC (Series C), an affiliate of our advisor. OF San Antonio owned, as its only asset, the Medtronic Property. A majority of our board of directors (including all of our independent directors) not otherwise interested in the acquisition approved the acquisition as being fair and reasonable to us, and determined that the cost to us does not exceed the lesser of the current appraised value of the Medtronic Property or the cost of the property to Series C.

(2)	Each lease has a corporate guarantee from Fresenius Medical Care Holdings, Inc., a wholly-owned subsidiary of Fresenius Medical Care AG & Co.

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

We estimate for each share sold in this offering that between approximately 88.6% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 87.2% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering (Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment	2,705,375,000	90.9%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fee	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets	$2,636,817,740	88.6%	$2,180,799,221	87.2%

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•

Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments will act as our advisor;

•

The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, some of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs; and

•	Our advisor, or an affiliate of our advisor, will manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor and other programs sponsored by Cole Real Estate Investments. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with our advisor immediately prior to this offering.

(1)	CREInvestments, LLC an affiliate of our sponsor, currently owns 20,000 shares of our common stock, which represents less than 0.1% of the outstanding shares of common stock, as of April 10, 2013. As we continue to admit investors in this offering, this percentage will be reduced. Pursuant to our charter, CREInvestments, LLC is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that CREInvestments, LLC may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

(2)	CCI Advisors currently owns a less than 0.01% limited partner interest in our operating partnership. As we continue to admit investors in this offering, that limited partner interest will be reduced. CCI Advisors is a disregarded entity for federal tax purposes, and its activity will be reported on the federal tax return of Cole Holdings Corporation.

(3)	Our operating partnership will file its own federal tax return, separate from our federal tax return.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2003 through December 31, 2012. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. In addition, many of the prior programs focused principally on single-tenant commercial properties subject to long-term net leases to creditworthy tenants in the retail sector. For these reasons, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

Concurrent Offerings

Our sponsor, Cole Real Estate Investments, is sponsoring Cole Income NAV Strategy and CCPT IV, both of which are currently raising capital pursuant to initial public offerings of shares of their common stock and one additional real estate investment program that currently is in registration for its initial public offering. For additional information regarding concurrent offerings sponsored by Cole Real Estate Investments, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. Our board of directors has approved closing our primary offering in the third quarter of 2013. We currently expect to stop offering shares of our common stock in our primary offering on August 30, 2013. Our general policy is to accept subscription agreements signed by the investor on or before August 30, 2013, which are received in good order. We intend to continue to sell shares of our common stock in this offering pursuant to our distribution reinvestment plan following the termination of our primary offering; however, pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on February 10, 2011. On June 28, 2011, the Company issued the initial 370,727 shares in the Offering and commenced principal operations. As of April 10, 2013, we had accepted investors’ subscriptions for, and issued, approximately 32.9 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $327.7 million.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and assumes that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Offering Stage

Selling Commissions	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses	Our advisor, CCI Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of aggregate gross offering proceeds.

$44,625,000

Assuming we raise the maximum offering amount, we expect approximately $23,599,372 (0.8% of aggregate gross offering proceeds) of such reimbursement to cover offering expenses that are deemed to be underwriting expenses, and we expect that approximately $21,025,628 (0.7% of aggregate gross offering proceeds) of such reimbursement to cover non-underwriting organization and offering expenses.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering

Acquisition and Operations Stage

Acquisition Fee	We will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$52,736,354 assuming no debt or $210,945,419 assuming leverage of 75% of the contract purchase price.

Advisory Fee

We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors. Any portion of this fee may be deferred and paid in a subsequent year.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly Average Invested Assets	Annualized Effective Fee Rate	Annualized Advisory Fee
			$1 billion	0.75%	$7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

	Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
	$0 - $2 billion	0.75%
	over $2 billion - $4 billion	0.70%
	over $4 billion	0.65%

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering
Operating Expenses

We will reimburse our advisor for acquisition expenses incurred in the process of acquiring a property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

$13,184,088 estimated for reimbursement of acquisition expenses assuming no debt or $52,736,355 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidity/Listing Stage

Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Distributions

To qualify as a REIT for federal income tax purposes, we are required to, among other things, make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our current operating cash flow from operations.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will begin to investigate potential strategic options to provide our stockholders with liquidity. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors makes in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case we will give priority to the redemption of deceased stockholders’ shares, then to requests for full redemptions of accounts with a balance of 250 shares or less, and then the remaining redemption requests will be honored on a pro rata basis. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to our stockholders.

Cole Corporate Income Operating Partnership, LP

We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Corporate Income Operating Partnership, LP (CCI OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCI OP or through other entities. We are the sole general partner of CCI OP, and our advisor is the initial limited partner of CCI OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 8 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Corporate Income Trust, Inc.

We have a limited operating history. Further, we are considered to be a “blind pool,” as we currently have not identified all of the properties we intend to purchase. For this and other reasons, an investment in our shares is speculative.

We have a limited operating history. Since we currently have not identified all of the properties we intend to purchase with future offering proceeds, the Offering is a “blind pool.” You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative.

You should consider our properties in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Corporate Income Trust, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to your purchase price. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemption is being paid (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the percentage cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior written notice, and our management may reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire corporate office and industrial properties. As a result, the prior performance of the other real estate programs sponsored by Cole Real Estate Investments may not be indicative of our future results.

The public real estate programs previously sponsored by Cole Real Estate Investments, our sponsor, had a principal focus on acquiring single-tenant commercial properties, subject to long-term net leases to creditworthy tenants, in the retail sector. Our sponsor also utilized this same approach to a more limited extent in the corporate office and industrial sector, where our sponsor purchased single-tenant office and industrial properties subject to long-term net leases with creditworthy tenants. It is our expectation that, in managing our investments, our sponsor will continue to use this same investment strategy, but with a principal focus on the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected cash flow.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until 18 months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based primarily on anticipated cash flow from operations over time. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to fully cover our distributions to you, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flows from operations.

As of December 31, 2012, cumulative since inception, we have paid 4.2 million in distributions, of which $433,000, or 10%, was paid from net cash provided by operating activities and $3.7 million, or 90%, was paid using proceeds from the issuance of common stock. For the year ended December 31, 2011, we paid $215,000 in distributions, 100% of which was paid using net cash provided by operating activities. For the year ended December 31, 2012, net cash provided by operating activities was insufficient to fully cover our distributions for the quarter. As a result, of the $3.9 million in distributions we paid for the year, $219,000, or 6%, was paid using net cash provided by operating activities from the prior year, and $3.7 million, or 94%, was paid using proceeds from the issuance of common stock.

Net cash used in operating activities of $2.2 million for the year ended December 31, 2012 and net cash provided by operating activities of $433,000 for the year ended December 31, 2011, have been reduced by $6.2 million and $719,000, respectively, of real estate acquisition related costs expensed in accordance with Accounting Standards Codification 805, Business Combinations. As set forth in the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 57, we treat our real estate acquisition expenses as funded by the proceeds from the offering of our shares. Therefore, for consistency, real estate acquisition related expenses are treated in the same manner (i.e., as funded by the proceeds of the offering of our shares) in describing the sources of distributions above, to the extent that distributions paid exceed net cash provided by operating activities. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment.

Because we may pay distributions from sources other than our cash flows from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our stock. A reduction in a stockholder’s basis in our stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which in turn could result in greater taxable income to such stockholder.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital we raise in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and/or the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds we raise in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to raise a substantial amount of capital in the near term, we may have difficulty investing the proceeds we raise in this offering in properties, and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

Our offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

We are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantial proceeds from this offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

We currently do not have sufficient capital to invest in a diverse portfolio of real estate and real estate-related investments. We are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers to successfully conduct this offering and you, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our Company’s focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantial proceeds from this offering, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

The purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time. The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. See the section of this prospectus captioned “Investment Objectives and Policies — Dilution of the Net Tangible Book Value of Our Shares” for further discussion.

There is no fixed date or method for providing our stockholders with liquidity, and your shares may have limited liquidity for an indefinite period of time.

Due to the unpredictable nature of future macro- and micro- economic and market conditions, we have not set a fixed time period or method for providing our stockholders with liquidity. We expect that our board of directors will make that determination in the future based, in part, upon advice from our advisor. As a result, your shares may continue to have limited liquidity for an indefinite period of time and should be purchased only as a long-term investment.

Our success depends to a significant degree upon certain key personnel of our advisor. If our advisor loses or is unable to obtain key personnel, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, each of whom would be difficult to replace. We cannot guarantee that all of these key personnel, or any particular person, will remain affiliated with us, our sponsor and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we currently do not separately maintain key person life insurance on Mr. Cole or any other person and we may not do so in the future. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our sponsor or advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

Internalization transactions involving the acquisition of advisors affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available to operate our business and to pay distributions.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

To the extent we lease properties in our portfolio to retail tenants, the increasing competition from alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us.

We may invest in retail properties that share some of the same core characteristics as our corporate properties. Traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce. To the extent we acquire retail properties or otherwise lease properties in our portfolio to retail tenants, the increasing competition from such alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us. If our retail tenants are unable to make timely lease payments to us, our operating cash flows could be adversely affected.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

•

the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•

the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under the mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•

the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•

the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that our financial results, operations, business relationships or confidential information will not be negatively impacted by such an incident.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•

property acquisitions from other real estate program sponsored by Cole Real Estate Investments, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•

how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of fees.

Our advisor’s fee structure is principally based on the cost or book value of investments and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee and the advisory fee we pay to our advisor are both based on the cost or book value of such investments. As a result, our advisor receives these fees regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee and the advisory fee is not well aligned with our interest of acquiring real estate that is likely to produce the maximum risk adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon a change of control of our company, under certain circumstances, that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing the change of control.

A number of other real estate programs sponsored by Cole Real Estate Investments use investment strategies that are similar to ours, therefore our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor currently has simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and other real estate-related investments at the same time as one or more of the other real estate programs sponsored by Cole Real Estate Investments managed by officers and key personnel of our advisor and/or its affiliates, and those other real estate programs may use investment strategies and have investment objectives that are similar to ours. Our executive officers and the executive officers of our advisor also are the executive officers of other REITs sponsored by Cole Real Estate Investments and/or their advisors, the general partners of other partnerships sponsored by Cole Real Estate Investments and/or the advisors or fiduciaries of other real estate programs sponsored by Cole Real Estate Investments. There is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another real estate program sponsored by Cole Real Estate Investments. In addition, we may acquire properties in geographic areas where other real estate programs sponsored by Cole Real Estate Investments own properties. If one of these other real estate programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other real estate programs sponsored by Cole Real Estate Investments may be competing with us for these investments.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors also is an officer of other real estate programs sponsored by Cole Real Estate Investments and of one or more entities affiliated with our advisor. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor and its affiliates, and (7) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected.

Our advisor and its officers and key personnel face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to pay distributions.

Our advisor and its officers and key personnel are officers, key personnel and partners of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and/or the advisors to such programs, and they may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities.

Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) our purchase of properties from, or sale of properties to, affiliated entities, (3) the timing and terms of the investment in or sale of an asset, (4) development of our properties by affiliates, (5) investments with affiliates of our advisor, (6) compensation to our advisor and its affiliates, and (7) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets, and our operating cash flows and ability to pay distributions could be adversely affected. Even if these persons do not violate their fiduciary duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor, unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided, that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction would be subject to our general policy that governs all transactions with entities affiliated with our advisor. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other real estate programs sponsored by Cole Real Estate Investments, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other real estate programs sponsored by Cole Real Estate Investments for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other REITs sponsored by Cole Real Estate Investments and/or their advisors, the general partners of other real estate programs sponsored by Cole Real Estate Investments and/or the advisors or fiduciaries of other real estate programs sponsored by Cole Real Estate Investments. These officers and key persons may face conflicts of interest in determining which real estate program sponsored by Cole Real Estate Investments should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another real estate program sponsored by Cole Real Estate Investments, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a real estate program sponsored by Cole Real Estate Investments that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another real estate program sponsored by Cole Real Estate Investments grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and the advisors to other real estate programs sponsored by Cole Real Estate Investments, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We pay Cole Capital Corporation, our dealer manager, up to 9% of our gross offering proceeds in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 1.5% of our gross offering proceeds, including proceeds from sales of shares under our distribution reinvestment plan, for other organization and offering expenses. Such payments reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10 per share offering price, therefore our offering price does not, and is not intended to, reflect our net asset value. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 shares are designated preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares —Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Securities Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the Investment Company Act). Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as they may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•

any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, our advisor is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our advisor is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our advisor. We may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other real estate programs sponsored by Cole Real Estate Investments, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

General Risks Related to Investments in Real Estate

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Such tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, for our industrial properties, a general reduction in U.S. manufacturing activity could reduce our manufacturing tenants’ abilities to pay rent. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a single or major tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or such tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio. As of July 31, 2012, we owned 4 properties located in 4 states.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenant. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to invest primarily in single-tenant income-producing necessity corporate office and industrial properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to a party other than the tenant due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. In such event, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our profitability and ability to generate returns to you.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•

increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflicts in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our tenants, our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. The continuing impact of the recent global economic recession has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•

Debt Markets — Although there are signs of a recovery, the real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•

Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•

Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the global financial markets and/or the effect of such intervention on the U.S. economy.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank for interest bearing accounts. We likely will have cash and cash equivalents and restricted cash deposited in interest bearing accounts in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same industrial center or office park. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with other real estate programs sponsored by Cole Real Estate Investments or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other corporate properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our properties may be affected by one tenant’s operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We intend to invest in properties historically used for corporate purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring in determining the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (1) the lease transfers ownership of the property to the lessee by the end of the lease term; (2) the lease contains a bargain purchase option; (3) the non-cancellable lease term is more than 75% of the useful life of the asset; or (4) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

Recently, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the Boards) recently issued an exposure drafts (the Exposure Drafts), which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Drafts could impact the method in which contractual lease payments would be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets.

Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and our ability to pay distributions to you.

The Exposure Drafts do not include a proposed effective date and are still being deliberated and are subject to change. The Boards intend to complete their deliberations and publish a revised draft during the first half of 2013; however a final standard is not expected to be issued until 2013 or 2014.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we may not be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CCI Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage-backed securities (CMBS). Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor determines that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS, mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in necessity corporate properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2011 (the first year in which we commenced material operations), and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ended December 31, 2011. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, the legal opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. The Internal Revenue Service could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, amended in 2005 and extended by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% prior to 2013. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits. To the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of CCI OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, CCI OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which CCI OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect their taxation. Such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and an extension of that legislation by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010. One of the changes effected by that legislation generally reduced the maximum tax rate on qualified dividends paid by corporations to individuals to 15.0% through 2012. On January 3, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending such 15.0% qualified dividend rate for 2013 and subsequent taxable years for those unmarried individuals with income under $400,000 and for married couples with income under $450,000. For those with income above such thresholds, the qualified dividend rate is 20.0%. REIT distributions, however, generally do not constitute qualified dividends and consequently are not eligible for this reduced maximum tax rate. Therefore, our stockholders will pay federal income tax on our distributions (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 39.6%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to you, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our stockholders’ best interest.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Complying with the REIT requirements may cause us to forego otherwise attractive opportunities. In addition, we may be required to liquidate otherwise attractive investments in order to comply with the REIT requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.6% of the money that stockholders invest (87.2% if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.4% (12.8% if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases. We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions.

	Maximum Offering (Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)(2)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,975,000,000	100%	$2,500,000,000	100%

Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fees(3)	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(4)	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment(5)	2,705,375,000	90.9%	2,237,500,000	89.5%

Acquisition and Development:
Acquisition Fees(6)	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses(7)	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve(8)	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets(9)	$2,636,817,740	88.6%	$2,180,799,221	87.2%

(1)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(3)	Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee to participating broker-dealers as marketing fees and due diligence expense allowance based on such factors as the participating broker-dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross offering proceeds for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(4)

These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, we expect our sponsor will pay approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) for offering expenses that are deemed to be underwriting expenses, without reimbursement by us. If actual non-underwriting organization and offering expenses exceed the estimated amount given in the table, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than the estimated amount given in the table, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Accordingly, in no event will such payments for underwriting expenses, combined with selling commissions and the dealer manager fee, exceed 10% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering.

(5)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(6)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(7)

Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(9)	Includes amounts anticipated to be invested in properties net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CCI Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter provides, in general, that, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. We currently have a total of five directors, including a majority of independent directors.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our board of directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•

additional revenues realized by our advisor and its affiliates through their relationship with us, including loan, administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business and considering all major business decisions. However, our bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors. Our board of directors may delegate certain responsibilities to any such committee, however the directors’ fiduciary duties cannot be delegated. Committees typically report to the entire board of directors.

Audit Committee

Our board of directors has established an audit committee consisting of Marcus E. Bromley and Randy J. Pace, our independent directors. Mr. Pace serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Christopher H. Cole serves as our chief executive officer and president, and D. Kirk McAllaster, Jr. serves as our executive vice president, chief financial officer and treasurer. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. Although most of the services Mr. McAllaster provides to our company are in his role as an executive officer of our advisor, Mr. McAllaster has certain duties in his capacity as an executive officer of our company arising from Maryland corporate law, our charter and bylaws. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Christopher H. Cole	60	Chairman of our Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	46	Executive Vice President, Chief Financial Officer and Treasurer
Marc T. Nemer	40	Director
Marcus E. Bromley	63	Independent Director
Randy J. Pace	61	Independent Director

*	As of April 10, 2013.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in April 2010. He served as the chief executive officer of CCI Advisors, our advisor, from its formation in April 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust, Inc. (CCPT I) since its formation in March 2004. He served as the chief executive officer of Cole REIT Advisors, LLC (CCPT I Advisors) from its formation in April 2004 until June 2011, and previously served as president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. He served as the chief executive officer of Cole REIT Advisors II, LLC (CCPT II Advisors) from its formation in September 2004 until June 2011, and previously served as president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the executive chairman of the board of CCPT III since April 5, 2013, and previously served as its chief executive officer and president from its formation on January 2008 until April 2013. He served as the chief executive officer of Cole REIT Advisors III, LLC (CCPT III Advisors) from its formation in January 2008 until June 2011, as its president from January 2008 until April 2010 and as its treasurer from January 2008 until September 2008. He has served as the chairman, chief executive officer and president of CCPT IV since its formation in July 2010. He served as the chief executive officer of Cole REIT Advisors IV, LLC

(CCPT IV Advisors) from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Income NAV Strategy since its formation in July 2010. He served as the chief executive officer of Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC (Cole Income NAV Strategy Advisors) from its formation in July 2010 until June 2011. Mr. Cole has served as the chairman, chief executive officer and president of Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) since March 2013.

Mr. Cole was the sole shareholder of Cole Holdings from its formation in August 2004 until April 2013 and served as its chairman from October 2007 until April 2013, and previously served as its chief executive officer from August 2004 until June 2011, as its president and treasurer from August 2004 until April 2010, and as its secretary from October 2007 to April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole previously served as the treasurer of Cole Realty Advisors, Inc. (Cole Realty Advisors) from its formation in November 2002 until September 2009, as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until September 2009, and as its secretary from November 2002 until December 2002. Mr. Cole previously served as the treasurer of Cole Capital Partners from January 2003 until April 2010, as its chief executive officer from January 2003 until June 2011, and as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole previously served as the treasurer of Cole Capital Advisors from its formation in November 2002 until April 2010, as its chief executive officer from December 2002 until June 2011, as its president from November 2002 until March 2007 and from October 2007 until April 2010, and as its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of the Company because he is the chief executive officer of the Company, and Mr. Cole’s experience and relationships in the non-traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization, are believed to provide significant value to the board of directors.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in April 2010 and served as our secretary from April 2010 until August 2010 and from January 2011 until March 2011. He has served as executive vice president and chief financial officer (REITs and real estate funds) of CCI Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in April 2010 until January 2012. Mr. McAllaster has also served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, as the treasurer of each since May 2011, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT I Advisors and CCPT II Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012, and as vice president, finance of each from December 2005 until March 2007. He has served as executive vice president, chief financial officer and treasurer of CCPT III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT III Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in January 2008 until January 2012. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of CCPT IV since its formation in July 2010. He also has served as executive vice president and chief financial officer (REITs and real estate funds) of CCPT IV Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. He has served as the executive vice president, chief financial officer and treasurer of Cole Income NAV Strategy since its formation in July 2010. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Income NAV Strategy Advisors since January 2012 and as its executive vice president and chief financial officer from its formation in July 2010 until January 2012. Mr. McAllaster has served as the executive vice president, chief financial officer and treasurer of CCIT II since March 2013. He has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Corporate Income Advisors II, LLC (CCIT II Advisors) since its formation in February 2013. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Realty Advisors since January 2012 and as its treasurer since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until January 2012. Mr. McAllaster has served as executive vice president and chief financial officer (REITs and real estate funds) of Cole Capital Partners and Cole Capital Advisors since January 2012, and previously served as executive vice president and chief financial officer of each from March 2007 until January 2012 and as vice president, finance of each from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Marcus E. Bromley has served as an independent director and as a member of our audit committee since January 2011. Since May 2005, Mr. Bromley has served as a member of the board of directors of CCPT II and is the chairman of its audit committee. He previously served as a member of the board of directors of CCPT III and as a member of its audit committee from October 2008 and December 2008, respectively, until May 2012. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead, a community bank headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina. The board of directors selected Mr. Bromley to serve as a director of the Company because of Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience, all of which are expected to bring valuable insight to the board of directors and potential resources to the Company.

Randy J. Pace has served as an independent director and as the chairman of our audit committee since January 2011. Since 1999, Mr. Pace has served as an advisor to the board of directors of Trammell Crow Residential, a leading developer of multi-family rental communities. From 1988 through 1998, Mr. Pace was Chief Financial Officer of Trammell Crow Residential and a member of its board of directors. Prior to that, Mr. Pace was an auditor and real estate tax specialist with Arthur Andersen LLP and Grant Thornton LLP. Mr. Pace holds a Bachelor of Business Administration degree with a major in accounting from the University of Georgia. Mr. Pace was selected to serve as a director of our company because of his experience in the real estate industry and his background in financial and accounting matters, which are expected to be valuable resources to the board of directors.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•

any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•

the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•

fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Counsel for Independent Directors

To assist the independent directors in performing their role, the independent directors have retained a law firm that will act solely as counsel for the independent directors.

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. Independent directors will not be reimbursed by us, our sponsor, our advisor or any of their affiliates for spouses’ expenses to attend events to which spouses are invited. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•

in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Indemnification of our directors, our advisor or its affiliates and any persons acting as a broker-dealer participating in the sale of our securities will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CCI Advisors, a Delaware limited liability company that was formed on April 22, 2010, and is an affiliate of our sponsor, Cole Real Estate Investments. Whereas CCI Advisors was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the Cole Real Estate Investments organization, which employed over 350 persons as of the date of this prospectus, are dual employees of CCI Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team. Our advisor has contractual and fiduciary responsibility to us and our stockholders.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)
Marc T. Nemer	40	Chief Executive Officer and President
Jeffrey C. Holland	41	Executive Vice President and Head of Capital Markets
Chong P. Huan	55	Executive Vice President and Head of Technology and Infrastructure
Stephen Keller	45	Executive Vice President and Chief Financial Officer
David J. Lynn	51	Executive Vice President and Chief Investment Strategist
D. Kirk McAllaster, Jr.	46	Executive Vice President and Chief Financial Officer (REITs and Real Estate Funds)
John M. Pons	49	Executive Vice President, Secretary and General Counsel — Real Estate
Thomas W. Roberts	54	Executive Vice President and Head of Real Estate Investments
Mitchell A. Sabshon	61	Executive Vice President and Chief Operating Officer
Robert J. Micera	51	Chief Investment Officer — Office and Industrial

*	As of April 10, 2013

The background of Mr. McAllaster is described in the “Management— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Marc T. Nemer served as a director from January 2011 until April 2013. He has served as chief executive officer of CCI Advisors since June 2011 and as its president since its formation in April 2010. Mr. Nemer has served as chief executive officer and president of CCPT III since April 2013 and previously served as chief executive officer of Cole Holdings from June 2011 until April 2013 and as its president from April 2010 until April 2013. He has served as president, secretary and treasurer of Cole Capital Corporation since January 2008. Mr. Nemer has served as a member of the boards of directors of CCPT I and CCPT III since May 2010 and as a member of the board of directors of Cole Income NAV Strategy since January 2012. He previously served as a member of the boards of directors of CCIT and CCPT IV from January 2011 and March 2012, respectively, until April 2013. Mr. Nemer has served as chief executive officer of CCPT I Advisors and CCPT II Advisors since June 2011 and as president of each since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 until April 2010, and as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008. He has served as chief executive officer of CCPT III Advisors since June 2011 and its president since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as chief executive officer of CCPT IV Advisors since June 2011 and as its president since its formation in July 2010. Mr. Nemer has served as the chief executive officer of Cole Income NAV Strategy Advisors since June 2011 and as its president since its formation in July 2010. He has served as chief executive officer and president of CCIT II Advisors since its formation in February 2013. Mr. Nemer has served as chief executive officer for Cole Realty Advisors since June 2011, and previously served as its executive vice president and managing director of capital markets from March 2008 to June 2011, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. He has served as chief executive officer of Cole Capital Advisors and Cole Capital Partners since June 2011 and as president of each since April 2010, and previously served as executive vice president and managing director of capital markets of each from March 2008 to April 2010, as executive vice president, securities and regulatory affairs of each from October 2007 until March 2008 and as vice president, legal services and compliance of each from March 2007 until October 2007. Mr. Nemer also served as legal counsel to Cole Capital Advisors from February 2006 to March 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

Jeffrey C. Holland has served as executive vice president and head of capital markets of CCI Advisors since January 2011. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He also serves as executive vice president and head of capital markets of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCPT IV Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. Retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound.

Chong P. Huan has served as executive vice president and head of technology & infrastructure of CCI Advisors since January 2012, and previously served as executive vice president and chief technology officer of our advisor from January 2011 to January 2012. In this role, he is responsible for oversight of all facilities and technology operations, including facilities management, technology infrastructure and application development, strategic planning and information management. He also serves as executive vice president and head of technology & infrastructure of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCPT IV Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments, Mr. Huan served as principal and founder of CIR Solutions LLC, an information technology consulting firm, from 2009 to 2010. Mr. Huan served as chief technology officer and managing director for Citi Global Investment Research from 2007 to 2009. Prior to joining Citi Global Investment Research, he served as senior information officer and vice president of AIG Investment in 2007, chief information officer and senior managing director of New York Life Investment Management from 2000 to 2006, and head of information technology in the Americas with UBS Private Banking and Asset Management from 1996 to 2000. Mr. Huan holds an Executive Masters in technology management from The Wharton School, University of Pennsylvania and an MBA from Northeastern University, and received a BS in engineering with honors from Oxford, U.K. He is also a Moore Fellow at the University of Pennsylvania’s School of Engineering and Applied Sciences.

Stephan Keller was appointed as executive vice president and chief financial officer of our advisor in January 2012. In this role, he is responsible for leading our advisor’s accounting and reporting functions. He also focuses on corporate strategy, corporate business planning, treasury, controls and corporate financing activities. Mr. Keller also serves as executive vice president and chief financial officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCPT IV Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments as executive vice president and chief financial officer in November 2011, Mr. Keller worked for UBS AG from 1992 to 2011, including serving as vice chairman, investment banking of the Financial Institutions Group from 2010 to 2011, group treasurer from 2006 to 2010, chief risk officer of UBS Investment Bank from 2004 to 2006 and chief risk officer for the U.S. Wealth Management business from 2002 to 2004. Mr. Keller received his MBA from the University of St. Gallen, Switzerland.

David J. Lynn has served as executive vice president and chief investment strategist of CCI Advisors since January 2013. In this role, he is responsible for leading our advisor’s real estate investment strategy and continually enhancing Cole Real Estate Investments’ product offerings. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including serving as the firm’s economist. Dr. Lynn also serves as executive vice president and chief investment strategist of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCPT IV Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in January 2013, Dr. Lynn was the chief executive officer and founder of LCM, LLC, a real estate investment management firm, during 2012, and a managing director, partner, global head and founder of the Investment Strategy and Research Group, and generalist portfolio manager with Clarion Partners, a commercial real estate investment manager, from 2007 to 2012. Prior to joining Clarion Partners, Dr. Lynn was managing director, global head of strategy and research and portfolio manager with AIG Global Real Estate from 2005 to 2007; senior director, development with Avalonbay, Inc., a REIT specializing in Class A multifamily and mixed-use properties, from 2002 to 2005; and vice president of GE Capital Real Estate/Bidcom.com JV, a real estate technology firm, from 1999 to 2001. Dr. Lynn also previously served as vice president, investment and development, of Keppel Corporation, a real estate investment firm based in Singapore, from 1995 to 1999; national development manager for the property development and management division of Target Corporation from 1991 to 1994; and development manager for The Boston Redevelopment Authority from 1988 to 1991. Dr. Lynn earned a Ph.D. from the London School of Economics, with a specialization in financial economics; an MBA from the MIT Sloan School of Business; an MA in City and Regional Planning and Real Estate from Cornell University; and a BA from the University of California at Berkeley.

John M. Pons has served as executive vice president and general counsel, real estate of our advisor since its formation in April 2010. Mr. Pons also has served as our advisor’s secretary since January 2011, and from April 2010 until August 2010. Mr. Pons has served as executive vice president and general counsel of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons served as secretary of CCPT II from its formation in September 2004 until November 2010. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also served as secretary for CCPT I from March 2004 to January 2011 and was a member of its board of directors from March 2004 until May 2010. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. He has served as executive vice president and general counsel, real estate for CCPT IV Advisors and Cole Income NAV Strategy Advisors since their formation in July 2010 and as secretary of each since January 2011. He has served as executive vice president, secretary and general counsel, real estate of CCIT II Advisors since its formation in February 2013. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole Real Estate Investments in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Thomas W. Roberts has served as executive vice president and head of real estate investments of our advisor since January 2013, and previously served as managing director of real estate of our advisor from its formation in April 2010 to January 2013. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate or, since January 2013, head of real estate investments, of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009 and of CCIT II Advisors since its formation in February 2013. He has served as executive vice president and managing director of real estate or, since January 2013, head of real estate investments, for CCPT IV Advisors and Cole Income NAV Strategy Advisors since their formation in July 2010. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mitchell A. Sabshon has served as executive vice president and chief operating officer of CCI Advisors since January 2011. In this role, he is responsible for corporate finance, asset management, property management, leasing and high yield portfolio management. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to corporate and portfolio strategy, product development and systems. He also serves as executive vice president and chief operating officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CCPT IV Advisors, CCIT II Advisors and Cole Income NAV Strategy Advisors. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his JD from Hofstra University School of Law and a BA from George Washington University.

Robert J. Micera has served as the chief investment officer – office and industrial of our advisor since July 2010. He has served as chief investment officer – office and industrial for Cole Income NAV Strategy Advisors and CCIT II Advisors since their formation in July 2010 and February 2013, respectively. Prior to joining Cole Real Estate Investments in July 2010, Mr. Micera served as a principal of Cardinal Industrial Real Estate Services East, LLC, a California-based private real estate investment firm that invests in single-tenant industrial warehouse assets nationwide, from April 2009 to April 2010. Mr. Micera was senior vice president — national head of net lease investments at First Industrial Realty Trust, Inc., a Chicago-based REIT that buys, sells, leases, develops and manages industrial real estate, from August 2004 to December 2008. While at First Industrial Realty Trust, Inc., Mr. Micera served as the chief investment officer for a $1.4 billion co-investment program with the wealth management division of UBS Financial Services, Inc. and a $425 million co-investment program with Kuwait Finance House K.S.C. Mr. Micera did not have autonomy in making investment decisions on behalf of these co-investment programs. From 2003 to 2004, Mr. Micera served as a managing director, real estate advisory services for Ernst & Young, LLP. Mr. Micera served as a vice president, real estate and lodging investment banking for J.P. Morgan Securities Inc. from 1993 to 2002. Prior to joining J.P. Morgan Securities Inc., Mr. Micera worked at Metropolitan Life Insurance Company from 1984 to 1993, most recently in national sales. Mr. Micera earned a master’s degree in business administration from New York University’s Leonard N. Stern School of Business in 1992 and a bachelor’s degree in engineering from Lafayette College in 1984. Mr. Micera is licensed in New Jersey as a real estate salesperson and in New York as a real estate broker, and he is a member of the Urban Land Institute.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

We entered into an advisory agreement with CCI Advisors in January 2011, which was renewed in November 2011 and subsequently renewed for an additional year in November 2012. Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CCI Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find and evaluate investment opportunities for us consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide oversight and management of all third party and affiliated property management and leasing functions;

•

hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	provide office space, equipment and supplies, as required for the performance of services as our advisor;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist our board of directors in formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•

enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•

prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

•	arrange for the disposal of properties on our behalf in compliance with our investment objectives and policies; and

•	advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation shall be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. Our advisory agreement has a term ending November 30, 2013, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty immediately upon a change of control of us, or upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 0.75% will be paid on our average invested assets that are between $0 and $2 billion; (ii) an annualized rate of 0.70% will be paid on our average invested assets that are between $2 billion and $4 billion; and (iii) an annualized rate of 0.65% will be paid on our average invested assets that are over $4 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. Any portion of this fee may be deferred and paid in a subsequent year.

We also will pay our advisor acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent year. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as commercially competitive, fair and reasonable to us, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

Additionally, we will be required to pay, in cash, non-interest bearing promissory note or our shares, at our election, to our advisor fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a promissory note or our shares, at our election, similar to that to which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which the advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. The Cole Real Estate Investments organization has over 350 full-time employees, many of whom are dual employees of our advisor and dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

The advisor’s principal assets will be its cash balances and its advisory agreement with our company, and the revenues associated with such agreement. In addition, the advisor is covered by an errors and omissions insurance policy. If the advisor is held liable for a breach of fiduciary duty, our company expects that the liability would be paid by the advisor from its cash balances or by the insurance policy.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Real Estate Investments, its affiliates and its predecessors.

Pursuant to a dealer manager agreement entered into in January 2011, Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is an indirect wholly-owned subsidiary of CCPT III. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and “— The Advisor” section above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Offering Stage

Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000,000

Reimbursement of Other Organization and Offering Expenses — CCI Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of aggregate gross offering proceeds.

$44,625,000

Assuming we raise the maximum offering amount, we expect approximately $23,599,372 (0.8% of aggregate gross offering proceeds) of such reimbursement to cover offering expenses that are deemed to be underwriting expenses, and we expect that approximately $21,025,628 (0.7% of aggregate gross offering proceeds) of such reimbursement to cover non-underwriting organization and offering expenses.

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)

Acquisition and Operations Stage

Acquisition Fee — CCI Advisors or its affiliates(5)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$52,736,354 assuming no debt or $210,945,419 assuming leverage of 75% of the contract purchase price.

Advisory Fee — CCI Advisors(6)

In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors.

The advisory fee will be calculated according to the following fee schedule:

The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:
		Monthly Average Invested Assets	Annualized Effective Fee Rate		Annualized Advisory Fee
		$1 billion $2 billion $3 billion $4 billion $5 billion	0.75 0.75 0.7333 0.7250 0.7100	% % % % %	$7,500,000 $15,000,000 $22,000,000 $29,000,000 $35,500,000

Monthly Average Invested Assets Range	Annualized Fee Rate for Each Range
$0 - $2 billion over $2 billion - $4 billion over $4 billion	0.75% 0.70% 0.65%

Type of Compensation(1)	Determination of Amount	Estimated Amount for Maximum Offering(2)
Operating Expenses — CCI Advisors(7)

We will reimburse our advisor for acquisition expenses incurred in the process of acquiring a property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.

$13,184,088 estimated for reimbursement of acquisition expenses assuming no debt or $52,736,355 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidity/Listing Stage

Disposition Fee — CCI Advisors or its affiliates	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CCI Advisors(9)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated performance fee, which we may pay in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. Selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, we expect our sponsor will pay approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) for offering expenses that are deemed to be underwriting expenses, without reimbursement by us. If actual non-underwriting organization and offering expenses exceed the estimated amount given in the table, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than the estimated amount given in the table, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Accordingly, in no event will such payments for underwriting expenses, combined with selling commissions and the dealer manager fee, exceed 10% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering.

(5)

Any portion of this fee may be deferred and paid in a subsequent year upon the mutual agreement of us and our advisor. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management —The Advisory Agreement.”

(6)	An asset’s book value typically will equal its cost. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. See the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies — Investment in and Valuation of Real Estate and Related Assets” in our Annual Report on Form 10-K for the year ended 2012, incorporated by reference in this prospectus, for additional information. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.” Our advisor waived its advisory fee, through December 31, 2012.

(7)	We will reimburse our advisor for the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services. Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. We will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately. Our advisor waived all operating expense reimbursements through December 31, 2012.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	Although we are most likely to pay disposition fees to CCI Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational state if we sell properties prior to our liquidation.

(9)

We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

The subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof. In the event the subordinated performance fee is earned by our advisor, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated performance fee, and we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

The following table summarizes the compensation, fees and reimbursements paid to our advisor and its affiliates related to the offering stage during the following periods (in thousands):

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Offering Stage:
Selling Commissions	$10,457	$837
Selling commissions reallowed by Cole Capital Corporation	$10,457	$837
Dealer manager fee	$3,050	$245
Dealer manager fee reallowed by Cole Capital Corporation	$1,739	$119
Other organization and offering expenses	$2,317	$204

As of December 31, 2012, our advisor had paid organization and offering costs in connection with our ongoing public offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 1.5% of gross proceeds from our ongoing public offering. As we raise additional proceeds from our ongoing public offering, these costs may become payable.

The following table summarizes the compensation, fees and reimbursements paid to our advisor and its affiliates related to the acquisition and operations stage during the respective periods reflected below (in thousands):

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Acquisitions and Operations Stage:
Acquisition fees and expenses	$5,241	$657

We did not incur any advisory fees or operating expense reimbursements during the years ended December 31, 2012 or December 31, 2011 as our advisor waived these fees and expense reimbursements during such periods. As of December 31, 2012, no amounts had been incurred, but not yet paid, for services provided by our advisor or its affiliates.

During the years ended December 31, 2012 and December 31, 2011, no compensation, fees or reimbursements were incurred for services provided by our advisor or its affiliates related to the liquidity/listing stage.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of our company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and review and determine, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors that the independent directors deem relevant, including the factors listed in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CCI Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates. However, such personnel do not have restrictions by contract or otherwise that may affect their ability to be employed by us or otherwise provide services to us.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition, however we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. Our advisor has informed us that it will not seek consideration in excess of an industry-average revenue multiple at the time of acquisition in connection with any acquisition of advisor assets and personnel by us. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interest, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Corporate Income Trust, Inc.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CCI Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CCI Advisors as our advisor, the fees payable to CCI Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of CCPT I, CCPT II, CCPT III, Cole Income NAV Strategy, CCPT IV and one additional real estate investment program that currently is in registration for its initial public offering, all of which are REITs offered, distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant commercial properties subject to long term net leases to creditworthy tenants, and have acquired or may acquire assets similar to ours. CCPT I, CCPT II, CCPT III and CCPT IV focus primarily on the retail sector, and Cole Income NAV Strategy focuses primarily on commercial properties in the retail, office and industrial sectors, while our focus is on the industrial and corporate office sector. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

CCPT I and CCPT II are no longer offering shares for investment and are not currently pursuing the acquisition of additional properties. In the event CCPT I or CCPT II sells one or more of its assets, either company may seek to acquire additional properties, which may be similar to properties in which we invest. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit Realty Capital, Inc., a publicly listed REIT. The transaction is expected to close during the third quarter of 2013. CCPT III is no longer offering shares for investment to the public; however, CCPT III continues to invest in real estate. CCPT III is an active investor in real estate and real estate-related investments, and the investment objective and strategy of CCPT III overlaps with our investment objective and strategy, thereby increasing the likelihood of potential acquisitions being appropriate for CCPT III and for us. CCPT IV commenced an initial public offering of up to $2.975 billion of shares of common stock in January 2012. Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion of shares of common stock in December 2011. CCPT IV and Cole Income NAV Strategy are active investors in real estate and real estate-related investments, and, although CCPT IV focuses primarily on the retail sector, and Cole Income NAV Strategy focuses on commercial properties in the retail, office and industrial sectors, we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by CCIT IV and Cole Income NAV Strategy. The additional real estate investment program sponsored by Cole Real Estate Investments that is currently seeking registration for its initial public offering is seeking to register up to $2.975 billion in shares of its common stock. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2003 to December 31, 2012, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single and multi-tenant properties in various states. In addition, during the same period, Cole Real Estate Investments sponsored 53 tenant-in-common and Delaware Statutory Trust real estate programs, 52 of which are still in operation as of December 31, 2012. Cole Real Estate Investments also sponsored Cole Growth Opportunity Fund I, L.P. (CGOF), which is currently operating. CGOF does not have similar investment objectives to this program. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. During the period from January 1, 2003 to December 31, 2012, affiliates of our advisor and of our executive officers also served as officers and directors of general partners of two limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund, LP (CCPF) and Cole Credit Property Fund II, LP (CCPF II). See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any real estate program sponsored by Cole Real Estate Investments, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that such programs own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the other program’s property for tenants or purchasers.

Although our board of directors has adopted a policy limiting the types of transactions that we may enter into with our advisor, its affiliates and other Cole-sponsored real estate programs, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor or other Cole-sponsored real estate programs also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor, CCI Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also is an executive officer or director of our advisor and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor (including acquisition fees and expenses), unless a majority of the independent directors determines that there is substantial justification for any amount that exceeds such cost and that the difference is reasonable. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor and the advisors of the other programs will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that the advisors will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” below for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

Our properties are, and we anticipate that properties we acquire in the future will be, managed and leased by our property manager, CREI Advisors, an affiliate of our advisor, pursuant to property management and leasing agreements. We expect CREI Advisors to also serve as property manager for properties owned by other real estate programs sponsored by Cole Real Estate Investments, some of which may be in competition with our properties.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Similarly, until such time as our board of directors provides an estimate of the value of our shares, the advisory fees will be based initially on the cost of our investments regardless of the quality of the properties acquired or services provided to us. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager expects to have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that is different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. This compensation program may result in Cole Capital Corporation’s registered employees receiving more compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote this investment over other Cole-sponsored investments.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among Cole-sponsored programs. Conflict resolution provisions in our charter and in policies adopted by our board of directors include, among others, the following:

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We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser. Although we have not established a policy that specifically addresses how we will determine the sale price of a property that we sell to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

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Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period.

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In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another Cole-sponsored program will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more programs seeking to acquire similar types of properties is applied fairly to us.

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We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity corporate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in long-term capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of office and industrial corporate properties. We believe our long-term success will be supported through the following competitive strengths:

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Cole’s Disciplined Investment Approach. Mr. Cole began investing in commercial real estate in 1979, focusing primarily on retail and office properties, and raw land in the metropolitan Phoenix area. From 1979 until the end of 1999, Mr. Cole, together with various investment partners, acquired 78 commercial properties and raw land. During that time, Mr. Cole founded what is now Cole Real Estate Investments. From 2003 until the end of 2012, our sponsor’s real estate programs acquired 2,090 commercial properties, predominantly in the retail sector. See the section of this prospectus captioned “Prior Performance Summary” for a discussion of the historical experience of the real estate programs managed over the last ten years by our sponsor. Under Mr. Cole’s leadership, our sponsor developed an investment approach that focuses on acquiring single-tenant necessity corporate properties subject to long-term net leases to creditworthy tenants. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). While our sponsor historically has applied its investment approach predominantly in the retail sector, our sponsor has utilized this investment approach in the corporate sector as well. We expect that our advisor will apply this disciplined investment approach to our investments in necessity corporate properties.

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Experienced Advisor. The members of our advisor’s real estate management team have extensive experience in acquiring, structuring, developing and selling single-tenant commercial properties. Mr. Roberts, our advisor’s executive vice president and head of real estate investments, and Mr. Micera, our advisor’s chief investment officer – office and industrial, each have more than 25 years of commercial real estate experience. Additionally, our advisor’s executive management team has extensive public company operating experience with several of its senior executives having held senior positions at publicly held REITs. Further, our sponsor has built an organization of over 350 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and many of these employees will serve as dual employees acting in part on behalf of our advisor.

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Successful Credit Underwriting Experience. Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of CCPT I, CCPT II, CCPT III, CCPT IV, Cole Income NAV Strategy and our portfolio have a 98% occupancy rate as of December 31, 2012.

Liquidity Opportunities

Following the completion of our public offering and the investment of the proceeds, we expect that our board of directors will begin to investigate potential strategic options to provide our stockholders with liquidity. These options may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interests of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors makes in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing commercial real estate assets primarily in the retail sector. A substantial portion of our sponsor’s experience included the application of this investment approach in the corporate sector, and we expect that our advisor will apply this conservative and disciplined investment approach in acquiring and managing, on our behalf, necessity corporate properties. Further, our sponsor’s investment strategy focuses on properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). In addition, our sponsor has built an organization of over 350 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

We expect that our portfolio will include recently constructed, high quality industrial properties that are of necessity to a single principal tenant, subject to a long-term net lease, and used for purposes such as warehousing, distribution, light manufacturing, research and development, or industrial flex facilities. We also expect that our portfolio will include recently constructed, high quality, low-, mid- or high-rise office buildings that are of necessity to a principal tenant, subject to a long-term net lease, and used for purposes such as a corporate, regional or product-specific headquarters. It is our present intention to hold substantially all of the properties that we acquire for a period of more than seven years.

We expect that some of our corporate properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may invest in corporate development projects, designed to construct an income-producing office or industrial property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in corporate properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process also will consider information provided by other debt or credit rating agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition. These factors may cause us to consider a prospective tenant to be creditworthy even if it does not have an investment grade rating.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

We intend to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on each and every proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income; and

•	neighborhood growth patterns and economic conditions.

Our advisor also reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “— Environmental Matters” below.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

We intend our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

•

we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•

consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I site assessment. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, to the extent such assets do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans.    The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.    To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus and in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which will be approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•

will not borrow in excess of 75% of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) of our gross assets, unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•

will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•

will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•

will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant; or

•

will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Real Property Investments

We engage in the acquisition and ownership of commercial properties, primarily consisting of single tenant, income producing necessity corporate, office and industrial properties, which are leased to creditworthy tenants under long-term net leases, and are strategically located throughout the United States.

As of April 10, 2013, we, through separate wholly-owned limited liability companies, owned 23 properties located in 13 states, consisting of approximately 4.0 million gross rentable square feet of corporate office and industrial space. The properties were acquired through the use of proceeds from our initial public offering and loan proceeds. Our properties as of April 10, 2013 are listed below in order of date of acquisition:

Property Description	Date Acquired	Year Built	Purchase Price(1)	Fees Paid to Sponsor(2)	Initial Yield(3)		Average Yield(4)		Physical Occupancy
Medtronic — San Antonio, TX	June 30, 2011	2008	$32,850,000	$657,000	8.39%		8.39%		100%
Dr. Pepper — Harvey, IL	April 5, 2012	2004	3,896,081	78,000	7.25%		7.80%		100%
Safelite Corporate Office — Columbus, OH	April 30, 2012	1999	4,700,000	94,000	8.00%		9.19%		100%
United Launch Alliance — Centennial, CO	July 31, 2012	2000	32,550,000	651,000	6.24%		7.64%		100%
HCA, Inc. — Irving, TX	September 27, 2012	1999	15,483,000	309,660	3.80%		8.86%		100%
American Tire — Colorado Springs, CO	September 28, 2012	2012	8,311,000	166,220	7.39%		8.61%		100%
Elizabeth Arden — Roanoke, VA	November 9, 2012	2003	23,500,000	470,000	7.27%		7.83%		100%
Honeywell International — Fort Mill, SC	November 30, 2012	2007	10,400,000	208,000	6.75%		7.25%		100%
Amazon — Spartanburg, SC	December 17, 2012	2012	63,253,209	1,265,064	6.23%		6.91%		100%
Toro — Ankeny, IA	December 17, 2012	2012	22,470,243	449,405	6.15%		7.09%		100%
Compass Group — Charlotte, NC	December 19, 2012	1995	42,171,000	843,420	7.08	%(5)	7.97	%(5)	100%
Aon — Lincolnshire, IL	December 21, 2012	2000	22,572,000	451,440	6.91%		6.91%		100%
FedEx — Salt Lake City, UT	December 27, 2012	2012	12,750,000	255,000	6.80%		7.11%		100%
Fresenius — Prairieville, LA	January 18, 2013	2001	1,111,666	22,233	8.44%		8.62%		100%
Fresenius — Jackson, LA	January 18, 2013	2002	1,007,731	20,155	8.87%		8.98%		100%
Fresenius — Baton Rouge (Realtors Ave), LA	January 18, 2013	2005	1,217,626	24,353	8.45%		8.47%		100%
Fresenius — Baton Rouge (North Blvd), LA	January 18, 2013	2000	1,536,086	30,722	8.44%		8.62%		100%
Fresenius — Plaquemine, LA	January 18, 2013	2000	1,432,313	28,646	8.57%		8.66%		100%
Fresenius — Denham Springs, LA	January 18, 2013	2007	2,166,828	43,337	8.41%		8.50%		100%
FedEx — Asheville, NC	March 12, 2013	1994	2,150,000	43,000	8.36%		8.36%		100%
PNC — Philadelphia, PA	March 13, 2013	2000	74,650,000	1,493,000	4.26%		7.44%		100%
FedEx — McAlester, OK	April 5, 2013	2012	2,800,000	56,000	7.15%		7.15%		100%
F5 Networks — Seattle, WA	April 8, 2013	2000	142,500,000	2,850,000	5.91%		6.93%		100%

			$525,478,783	$10,509,655

(1)	Purchase price does not include acquisition costs.

(2)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisitions. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” of this prospectus.

(3)

Initial yield is calculated as the current annualized rental income, adjusted for any rent concessions or abatements, if any, for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. Our properties typically are subject to long-term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. We expect the majority of our properties will be subject to double net or triple net leases. Accordingly, our management believes that effective annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(4)	Average yield is calculated as the average annual rental income, adjusted for any rent concessions or abatements, if any, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and acquisition fees paid to our advisor or its affiliates. Our properties typically are subject to long- term triple net or double net leases, and the future costs associated with the double net leases are unpredictable. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(5)	The property has certain tenants subject to modified gross leases. The initial and average yields are calculated based on the property’s net operating income.

The following table sets forth the principal provisions of the lease term for the major tenants at each of the properties listed above:

Property	Major Tenants(1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options(2)	Effective Annual Base Rent(3)		Effective Base Rent per Square Foot(3)	Lease Term (4)
Medtronic — San Antonio, TX	Minimed Distribution Corp	145,025	100%	2-5 yr.	$2,755,475		$19.00	6/30/2011-10/31/2020
Dr. Pepper — Harvey, IL	American Bottling Company	40,410	100%	2-5 yr.	282,396	(5)	6.99	4/5/2012-2/29/2024
Safelite Corporate Office — Columbus, OH	Safelite Glass Corp.	41,792	100%	—	376,128	(6)	9.00	4/30/2012-5/31/2022
United Launch Alliance — Centennial, CO	United Launch Alliance, LLC	167,917	100%	2-5 yr	2,031,796	(7)	12.10	7/31/2012-8/31/2022
HCA, Inc. — Irving, TX	HSS Systems, LLC	94,137	100%	1-5 yr.	588,356	(8)	6.25	9/27/2012-1/31/2013
					1,176,713	(8)	12.50	2/1/2013-1/31/2022
American Tire — Colorado Springs, CO	American Tire Distributors, Inc.	125,060	100%	2-5 yr.	656,565	(9)	5.25	9/28/2012-9/30/2023
Elizabeth Arden — Roanoke, VA	Elizabeth Arden, Inc.	399,182	100%	2-5 yr.	1,708,499	(10)	4.28	11/9/2012-9/30/2023
Honeywell International — Fort Mill, SC	Hand Held Products, Inc.	60,044	100%	3/5 yr.	701,811	(11)	11.69	11/30/2012-10/4/2022
Amazon — Spartanburg, SC	Amazon.com.dedc, LLC	1,016,110	100%	4/5 yr.	3,939,131	(12)	3.88	12/17/2012-9/30/2027
Toro — Ankeny, IA	The Toro Company	450,139	100%	3/5 yr.	1,381,920	(13)	3.07	12/17/2012-12/31/2027
Compass Group — Charlotte, NC	Compass Group USA, Inc.	226,657	80%	2/5 yr.	3,645,317	(10)	16.08	12/19/2012-12/31/2023
	Lend Lease (US) Construction, Inc.	39,921	14%	1/5 yr.	841,136	(10)	21.07	12/19/2012-9/30/2017
Aon — Lincolnshire, IL	Aon Corporation	222,717	100%	1/5 yr.	1,559,019	(14)	7.00	12/21/2012-12/31/2022
FedEx — Salt Lake City, UT	FedEx Ground Package System, Inc.	150,300	100%	2/5 yr.	867,606		5.77	12/27/2012-9/30/2017
					943,086		6.27	10/1/2017-9/30/2022
Fresenius — Prairieville, LA	Bio-Medical Applications of Louisiana, LLC	5,900	100%	2/5 year	93,810		15.90	1/18/2013-9/30/2015
					94,514	(15)	16.02	10/1/2015-12/31/2022
Fresenius — Jackson, LA	Bio-Medical Applications of Louisiana, LLC	6,083	100%	3/5 year	89,420		14.70	1/18/2013-3/31/2017
					90,091	(15)	14.81	4/1/2017-12/31/2022
Fresenius — Baton Rouge (Realtors Ave), LA	Bio-Medical Applications of Louisiana, LLC	7,350	100%	2/5 year	102,900		14.00	1/18/2013-1/24/2021
					103,672	(15)	14.11	1/25/2021-12/31/2022
Fresenius — Baton Rouge (North Blvd), LA	Bio-Medical Applications of Louisiana, LLC	8,000	100%	2/5 year	129,600		16.20	1/18/2013-1/31/2015
					130,572	(15)	16.32	2/1/2015-12/31/2022
Fresenius — Plaquemine, LA	Bio-Medical Applications of Louisiana, LLC	5,882	100%	1/5 year	122,816		20.88	1/18/2013-5/31/2013
					120,581	(15)	20.50	6/1/2013-12/31/2014
Fresenius — Denham Springs, LA	Bio-Medical Applications of Louisiana, LLC	7,360	100%	3/5 year	182,160		24.75	1/18/2013-10/10/2017
					183,526	(15)	24.94	10/11/2017-12/31/2022
FedEx — Asheville, NC	Federal Express Corporation	32,599	100%	2/5 yr.	179,786		5.52	3/12/2013-11/30/2019
PNC — Philadelphia, PA	PNC Bank, N.A.	441,000	100%	1/10 yr.	3,969,000		9.00	3/13/2013-12/31/2013
					5,071,500		11.50	1/1/2014-12/31/2014
					5,402,250		12.25	1/1/2015-12/31/2019
					6,063,750		13.75	1/1/2020-12/31/2024
FedEx — McAlester, OK	FedEx Ground Package System, Inc.	24,313	100%	2/5 yr.	200,256		8.24	4/5/2013-8/31/2022
F5 Networks — Seattle, WA	F5 Networks, Inc.	299,643	100%	2/5 yr.	8,425,389	(16)	28.12	4/8/2013-7/31/2022

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.

(2)	Represents number of renewal options and the term of each option.

(3)	Effective annual base rent and effective base rent per square foot include adjustments for rent concessions or abatements, if any.

(4)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(5)	The annual base rent under the lease increases every five years by 10% of the then-current annual base rent.

(6)	The annual base rent under the lease increases every year by $0.25 per square feet of the then-current annual base rent.

(7)	The annual base rent under the lease increases every year by an average of 4.5% of the then-current annual base rent.

(8)	The same lease covers both the 9/27/2012 to 1/31/2013 term and the 2/1/2013 to 1/31/2022 term. The annual base rent under the lease increases by an average of $0.50 per square foot for each year beginning on 2/1/2014.

(9)	The annual base rent under the lease increases by an average of $0.27 per square foot every three years.

(10)	The annual base rent under the lease increases every year by an average of 2% of the then-current annual base rent.

(11)	The annual base rent under the lease increases every year by approximately 1.6% of the then-current annual base rent.

(12)	The annual base rent under the lease increases every year by approximately 1.4% of the then-current annual base rent.

(13)	The annual base rent under the lease increases every year by approximately 2.0% of the then-current annual base rent.

(14)	The annual base rent under the lease increases every year by the lesser of the cumulative percentage increase in the Consumer Price Index over the preceding year period or 3.5% of the then-current annual base rent.

(15)	The annual base rent under the lease increases by 0.75% of the then-current annual base rent beginning on January 1 of the following year and at the beginning of each calendar year thereafter.

(16)	The annual base rent under the lease increases each year by $1.00 per square foot.

Placement of Debt on Certain Real Property Investments

Revolving Credit Facility

On November 29, 2012, CCI OP entered into a secured revolving credit facility, which was subsequently amended on March 4, 2013, (the Credit Facility) providing for up to $400.0 million of borrowings pursuant to a credit agreement (the Credit Agreement) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, and other lending institutions that may become parties to the Credit Agreement (collectively, the Lenders).

The Credit Facility allows our operating partnership to borrow up to $400.0 million in revolving loans (the Revolving Loans), with the maximum amount not to exceed (i) 70% of the aggregate value allocated to each qualified property securing the Revolving Loans (the Aggregate Asset Value) during the period from November 29, 2012 to November 28, 2013 (the Tier One Period); (ii) 65% of the Aggregate Asset Value during the period from November 29, 2013 to November 28, 2014 (the Tier Two Period); and (iii) 60% of the Aggregate Asset Value during the period from November 29, 2014 to November 29, 2015 (the Tier Three Period). Up to $30.0 million of the total amount available may be used for issuing letters of credit and up to $15.0 million may be used for “swing line” loans.

Subject to meeting certain conditions described in the Credit Agreement and the payment of certain fees, the amount of the Credit Facility may be increased up to a maximum of $750.0 million. The Credit Facility matures November 29, 2015.

The revolving loans will bear interest at rates depending upon the type of loan specified by CCI OP and the ratio of our consolidated indebtedness to our consolidated total asset value, as defined in the Credit Agreement (the Leverage Ratio). For a (a) Eurodollar rate loan, as defined in the Credit Agreement, the interest rate will be equal to (i) if the Leverage Ratio is greater than 65%, LIBOR plus 3.50%, (ii) if the Leverage Ratio is greater than 60% but less than or equal to 65%, LIBOR plus 3.00% and (iii) if the Leverage Ratio is less than or equal to 60%, LIBOR plus 2.50%; and (b) with respect to base rate loans, a percentage per annum equal to (i) if the Leverage Ratio is greater than 65%, base rate plus 2.50%, (ii) if the Leverage Ratio is greater than 60% but less than or equal to 65%, base rate plus 2.00% and (iii) if the Leverage Ratio is less than or equal to 60%, base rate plus 1.50%.

Our operating partnership was required to pay certain fees to the Lenders under the Credit Agreement, including an arrangement fee and an upfront fee. Our operating partnership will also pay an annual administrative agent fee, as well as a quarterly fee for any unused portion of the Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) equal to 0.35%. Our operating partnership must also pay certain fees upon the issuance of each letter of credit under the Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Credit Facility.

Our operating partnership has the right to prepay the outstanding amounts under the Credit Facility, in whole or in part, without premium or penalty provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of Eurodollar Rate loans must be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate committed loans must be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or in each case, if less, the entire principal amount then outstanding.

The Credit Facility contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum net worth, debt service coverage and leverage ratio requirements and dividend payout requirements. The Credit Facility also includes usual and customary events of default and remedies for facilities of this nature.

As of April 10, 2013, the borrowing base under the Credit Facility, based on the underlying collateral pool for qualified properties, was $217.2 million, and the amount outstanding under the Credit Facility was $180.0 million.

Mortgage Loans

On June 30, 2011, in connection with the acquisition of the Medtronic Property, we entered into a $23.0 million mortgage loan with Wells Fargo Bank, National Association (the Wells Fargo Loan) and a $9.0 million subordinate loan with Series C (the Series C Loan). The Wells Fargo Loan, which is secured by the Medtronic Property and matures on July 1, 2016, consists of (1) an $18.0 million loan that bears a fixed interest rate of 4.65% with monthly interest only payments (the Mortgage Loan) and (2) a $5.0 million loan with interest only payments at a fixed interest rate of 4.65% until December 31, 2011 and 10.0% thereafter (the Mezzanine Loan). The Mortgage Loan generally may not be prepaid without premium or penalty, however the Mezzanine Loan may be prepaid at any time without penalty or premium. The Series C Loan was approved by a majority of the directors (including all of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties. The Series C Loan bore interest at a fixed rate of 4.65% with accrued interest and principal that was due upon maturity on December 31, 2012. On November 1, 2011, we repaid the $5.0 million Mezzanine Loan with proceeds from our public offering. We repaid the Series C Loan in full on April 3, 2012 with proceeds from this offering.

Additionally, we entered into the following mortgage notes secured by certain properties:

Property	Lender	Loan Amount	Interest Rate	Loan Date	Maturity Date
Dr. Pepper — Harvey, IL	AVIVA Life and Annuity Company	$2,000,000	4.50%	5/31/2012	6/1/2019
Safelite Corporate Office — Columbus, OH	AVIVA Life and Annuity Company	2,400,000	4.50%	5/31/2012	6/1/2019
F5 Networks — Seattle, WA	PNC Bank, N.A	71,000,000	3.55%	4/8/13	5/1/2023

		$75,400,000

The mortgage notes are generally non-recourse to us and CCI OP, but both are liable for customary non-recourse carveouts. The mortgage notes may generally be prepaid subject to meeting certain requirements and payment of a prepayment premium as specified in the respective loan agreements. In the event the mortgage notes are not paid off on or before their maturity dates, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on each of the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) at a rate ranging from 8.55% to 12.0% per annum, as specified in the respective loan agreements.

Tenant Lease Expirations

The following table sets forth lease expirations of our wholly owned properties, as of April 10, 2013, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent	% of Total Annual Base Rent
2013	—	—	$—	—%
2014	—	—	—	—%
2015	—	—	—	—%
2016	1	17,461	418,794	1%
2017	1	39,921	888,745	2%
2018	—	—	—	—%
2019	1	32,599	179,667	1%
2020	1	145,025	2,755,475	7%
2021	—	—	—	—%
2022	14	1,101,438	18,303,116	44%
2023	4	750,899	6,686,675	16%
Thereafter	4	1,947,659	11,821,879	29%

	26	4,035,002	$41,054,351	100%

Depreciable Tax Basis

For federal income tax purposes, the aggregate depreciable basis in the properties noted above is approximately $435.0 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method and a mid-month convention. The preliminary depreciable basis in the properties noted above is estimated, as of April 10, 2013 as follows:

Wholly-owned Property	Depreciable Tax Basis
Medtronic — San Antonio, TX	$29,620,000
Dr. Pepper — Harvey, IL	3,250,000
Safelite — Columbus, OH	4,023,000
United Launch Alliance — Centennial, CO	27,860,000
HCA, Inc. — Irving, TX	12,696,060
American Tire — Colorado Springs, CO	6,815,020
Elizabeth Arden — Roanoke, VA	19,270,000
Honeywell International — Fort Mill, SC	8,528,000
Amazon — Spartanburg, SC	51,867,631
Toro — Ankeny, IA	18,425,599
Compass Group — Charlotte, NC	34,580,220
Aon — Lincolnshire, IL	18,509,040
FedEx — Salt Lake City, UT	10,455,000
Fresenius — Prairieville, LA	911,566
Fresenius — Jackson, LA	826,339
Fresenius — Baton Rouge (Realtors Ave), LA	998,453
Fresenius — Baton Rouge (North Blvd), LA	1,259,591
Fresenius — Plaquemine, LA	1,174,497
Fresenius — Denham Springs, LA	1,776,799
FedEx — Asheville, NC	1,763,000
PNC — Philadelphia, PA	61,213,000
FedEx — McAlester, OK	2,296,000
F5 Networks — Seattle, WA	116,850,000

$434,968,815

We currently have no plan for any renovations, improvements or developments of the properties listed above and we believe the properties are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire.

Dilution of the Net Tangible Book Value of Our Shares

Our net tangible book value per share is calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio or the listing of our shares of common stock for trading on a national securities exchange consistent with our potential exit strategies. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with our public offering, including selling commissions and dealer manager fees, (iii) the fees and expenses paid to our advisor and third parties in connection with the acquisition of our assets and related financing, and (iv) the funding of distributions from sources other than cash flow from operations, if any. As of December 31, 2012, our net tangible book value per share was $4.86. The offering price for our common stock was $10.00 per share in our primary offering as of December 31, 2012 (ignoring purchase price discounts for certain categories of purchasers). Accordingly, investors in this offering will experience immediate dilution of the net tangible book value per share of our common stock from the per share offering price.

Our offering price was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

SELECTED FINANCIAL DATA

The following data should be read in conjunction with our consolidated financial statements and the notes thereto and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 incorporated by reference into this prospectus. The selected financial data (in thousands, except share and per share amounts) presented below was derived from our consolidated financial statements.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Balance Sheet Data:
Total investment in real estate assets, net	$294,086	$33,845
Cash and cash equivalents	$12,188	$1,881
Total assets	$311,292	$37,473
Credit facility and notes payable	$162,453	$18,000
Note payable to affiliates	$—	$4,696
Acquired below market lease intangibles, net	$4,199	$1,518
Redeemable common stock	$2,105	$132
Stockholders’ equity	$137,279	$10,847
Operating Data:
Total revenue	$7,472	$1,843
General and administrative expenses	$965	$472
Property operating expenses	$1,738	$368
Acquisition related expenses	$6,196	$719
Depreciation and amortization	$2,531	$643
Operating loss	$(3,958)	$(359)
Interest expense	$(1,394)	$(791)
Net loss	$(5,301)	$(1,143)
Cash Flow Data:
Net cash (used in) provided by operating activities	$(2,171)	$433
Net cash used in investing activities	$(259,738)	$(33,230)
Net cash provided by financing activities	$272,216	$34,478
Per Common Share Data:
Net loss — basic and diluted	$(0.73)	$(2.54)
Distributions declared per common share	$0.65	$0.64
Weighted average shares outstanding — basic and diluted	7,260,959	450,165

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, many of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding the prior programs subject to public reporting requirements, including (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); and (4) results of sales or disposals of properties (Table V). The Company has not included the results of completed programs (Table IV) since none of the prior public real estate programs sponsored by Cole Real Estate Investments have completed their operations during the five years ended December 31, 2012. Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of this prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2012, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2003 to December 31, 2012, Cole Real Estate Investments sponsored 61 privately offered programs, including two limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs and CCPT, a privately offered REIT, each with similar investment objectives to those of this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2012, such privately offered prior programs have raised approximately $637.8 million from approximately 5,500 investors.

With respect to the two privately offered limited partnerships, CCPF and CCPF II, sponsored by Cole Real Estate Investments during the period from January 1, 2003 to December 31, 2012, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,000 investors, raising approximately $49.5 million of capital. The foregoing partnerships have purchased 23 single-tenant retail and commercial properties for an approximate acquisition cost of $117.0 million. The properties were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Ohio; and one each in Alabama, Florida, Indiana, Iowa, Kentucky, Michigan, Missouri, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. As of

December 31, 2012, each of the limited partnerships has completed operations and all of the 23 properties have been sold, 22 of which were sold to CCPT II for $121.2 million. In accordance with CCPT II’s charter, CCPT II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to CCPT II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of the two privately offered limited partnerships approved the sales. CCPF and CCPF II achieved average annual returns of approximately 8.07% and 9.36%, respectively, during the life of the respective partnership through the date of liquidation.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2003 to December 31, 2012, CGOF, which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of our sponsor’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2012, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or indirectly through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million, including development related costs. As of December 31, 2012, none of these properties had been sold.

In addition to the partnerships described above, as of December 31, 2012, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired 123 single-tenant retail properties, 40 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 38 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in-common program and Delaware Statutory Trust program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2012, all of the properties had been sold, of which eight were sold to CCPT, one land parcel was sold to CGOF, 17 were sold to CCPT II, six were sold to CCPT III, one was sold to CCIT, 26 were sold to participants in Cole Real Estate Investment’s tenant-in-common program, 52 were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program and the remaining 52 properties were sold to unrelated third parties. As of December 31, 2012, an affiliate of our advisor had redeemed at par all $114.2 million in collateralized senior notes.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors through the sale of tenant-in-common ownership interests in such properties. As of December 31, 2012, aggregate ownership interests in 26 properties of approximately $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2012, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. As of December 31, 2012, one of the properties offered through a tenant-in-common ownership program had been sold; however, each of the remaining programs described in this paragraph were still in operation and have similar investment objectives to this program.

On April 6, 2004, CCPT commenced a private placement of shares of its common stock for $10.00 per share, subject to certain volume and other discounts. CCPT completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2012,

CCPT, which has similar investment objectives to this program, had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. Additionally, as of December 31, 2012, CCPT had sold six properties for $42.2 million. CCPT disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and CCPT has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT within the last 24 months. For a reasonable fee, CCPT will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2003 to December 31, 2012, the prior private programs purchased 227 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	112	43.8%
Midwest	63	30.6%
West	29	19.4%
Northeast	23	6.2%

	227	100.0%

Based on the aggregate purchase price of the 227 properties, approximately 79.2% were single-tenant retail properties, approximately 10.2% were multi-tenant retail properties, 9.8% were single-tenant commercial properties, and approximately 0.8% was land. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs sponsored by Cole Real Estate Investments as of December 31, 2012:

Type of Property	New	Used	Construction
Retail/Commercial	29.1%	69.7%	1.2%
Land	—	100%	—

As of December 31, 2012, these private programs had sold 188, or 82.8% of the total 227 properties purchased, of which 39 properties were sold to CCPT II, six properties were sold to CCPT III, one property was sold to CCIT and 142 properties were sold to unrelated third parties. Of the 142 properties sold to unrelated third parties, 26 properties were sold to participants in Cole Real Estate Investment’s tenant-in-common program and 52 properties were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program. The original purchase price of the properties that were sold was approximately $1.2 billion, and the aggregate sales price of such properties was approximately $1.3 billion.

During the three years ended December 31, 2012, the prior private real estate programs purchased one single-tenant commercial property located in San Antonio, Texas for $32.9 million.

Prior Public Programs

Cole Real Estate Investments sponsored five publicly offered REITs, CCPT II, CCPT III, CCIT, Cole Income NAV Strategy and CCPT IV, during the period from January 1, 2003 to December 31, 2012. Each of the publicly offered REITs have similar investment objectives to our program. As of December 31, 2012, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors, CCPT III had raised approximately $4.9 billion from approximately 102,000 investors, CCPT IV had raised approximately $298.4 million from approximately 7,500 investors, CCIT had raised approximately $167.8 million from approximately 5,000 investors and Cole Income NAV Strategy had raised approximately $13.7 million from approximately 100 investors. For more detailed information about the experience of our sponsor in raising and investing funds and compensation paid to the sponsors of CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy, see Tables I and II of the Prior Performance Tables.

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continued to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan. On December 6, 2012, the CCPT II board of directors voted to suspend the distribution reinvestment plan and the share redemption program. As of December 31, 2012, CCPT II had raised approximately $2.3 billion from approximately 41,000 investors and had acquired 417 single-tenant retail properties, 314 single-tenant commercial properties, and 23 multi-tenant retail properties in 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.3 billion or a total of 754 properties. On January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit Reality Capital, Inc., a publicly listed REIT. The merger agreement provides for the merger of Spirit with and into CCPT II, with CCPT II continuing as the surviving corporation. The name of the surviving corporation is expected to be “Spirit Realty Capital, Inc.” The completion of the merger and the other transactions contemplated by the merger agreement is subject to various conditions, including approval by the holders of a majority of the outstanding shares of CCPT II. The merger is expected to close during the third quarter of 2013.

On October 1, 2008, CCPT III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, CCPT III sold shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT III ceased issuing shares in its follow-on offering on April 27, 2012, although it continues to offer and sell shares pursuant to its distribution reinvestment plan. As of December 31, 2012, CCPT III had raised approximately $4.9 billion from approximately 102,000 investors and had acquired 825 single-tenant retail properties, 137 single-tenant commercial properties, 72 multi-tenant retail properties, seven office/industrial properties and two land parcels under construction in 47 states for an aggregate acquisition cost of approximately $7.2 billion, or a total of 1,043 properties, which includes three consolidated joint ventures. In addition, through seven unconsolidated joint venture arrangements as of December 31, 2012, CCPT III had interests in 12 properties comprising 2.3 million gross rentable square feet of commercial space. On April 5, 2013, CCPT III completed a transaction whereby Cole Holdings Corporation merged with and into CREInvestments, LLC (“CREI”), a wholly-owned subsidiary of CCPT III. Prior to the merger, Cole Holdings was wholly owned by Mr. Christopher H. Cole. CCPT III intends to list its shares of common stock on the New York Stock Exchange following its 2013 annual meeting of stockholders. There can be no assurance that CCPT III will successfully list its common stock on the New York Stock Exchange or that, if it is successful in listing, an active trading market for its common stock will develop and be sustained or the price at which its common stock may trade.

On January 26, 2012, CCPT IV commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. On April 13, 2012, the conditions of the escrow agreement were satisfied, and thereafter CCPT IV commenced principal operations. As of December 31, 2012, CCPT IV had raised approximately $298.4 million from approximately 7,500 investors and had acquired 81 single-tenant retail properties and eight multi-tenant properties in 27 states for an aggregate acquisition cost of approximately $513.6 million.

On February 10, 2011, CCIT commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. The board of directors of CCIT approved closing the primary offering in the third quarter of 2013 and intends to continue to sells shares of their common stock pursuant to CCIT’s distribution reinvestment plan. As of December 31, 2012, CCIT had raised approximately $167.8 million from approximately 5,000 investors and had acquired 12 single-tenant commercial properties and one office property in nine states for an aggregate acquisition cost of approximately $294.9 million.

On December 6, 2011, Cole Income NAV Strategy commenced an initial public offering of up to $4.0 billion in shares of its common stock at an initial offering price of $15.00 per share. The conditions of the escrow agreement were satisfied on December 7, 2011, and thereafter, the per share purchase price of Cole Income NAV Strategy’s common stock varies from day-to-day and, on any given business day, is equal to its net asset value (“NAV”) divided by the number of shares of its common stock outstanding as of the end of business on such day. The purchase price for shares under the distribution reinvestment program is equal to the NAV per share on the date that the distribution is payable, after giving effect to the distribution. As of December 31, 2012, Cole Income NAV Strategy had raised approximately $13.7 million from approximately 100 investors and had acquired nine single-tenant commercial properties and one multi-tenant retail property in eight states for an aggregate acquisition cost of approximately $32.7 million.

During the period from January 1, 2003 to December 31, 2012, the prior public real estate programs purchased 1,909 properties located in 47 states and the U.S. Virgin Islands as of December 31, 2012. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	1,087	48.1%
Midwest	495	21.3%
West	196	19.9%
Northeast	130	10.6%
U.S. Virgin Islands	1	0.1%

	1,909	100.0%

Based on the aggregate purchase price of the 1,909 properties, approximately 48.5% were single-tenant retail properties, approximately 25.1% were multi-tenant retail properties, approximately 21.4% were single-tenant commercial properties, 4.9% were office/industrial properties and approximately 0.1% was land.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs sponsored by Cole Real Estate Investments as of December 31, 2012:

Type of Property	New	Used	Construction
Retail/Commercial	10.9%	89.0%	0.1%
Land	—	99.6%	0.4%

As of December 31, 2012, two of the prior public programs had sold 30 properties for $581.3 million.

During the three years ended December 31, 2012, the prior public real estate programs had purchased 1,082 properties located in 47 states. The table below gives information about these properties by region.

	Properties Purchased
Location	Number	% of Total Purchase Price
South	574	45.9%
Midwest	301	18.6%
West	121	22.6%
Northeast	86	12.9%

	1,082	100.0%

Based on the aggregate purchase price of the 1,082 properties, approximately 42.6% were single-tenant retail properties, approximately 28.7% were multi-tenant retail properties, approximately 21.2% were single-tenant commercial properties, 7.4% were office/industrial properties, and approximately 0.1% was land. Each of the prior public programs used a combination of proceeds from the offering of common stock and debt financing, including mortgage notes payable, revolving lines of credit and mezzanine financing to acquire these properties.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy within the last 24 months. For a reasonable fee, CCPT II, CCPT III, CCPT IV, CCIT and Cole Income NAV Strategy will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 61 prior private programs sponsored by Cole Real Estate Investments discussed above, 35 programs disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 35 programs that made such disclosure, six programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs, the targeted date or time frame for liquidation has not yet occurred, and those programs were still in operation as of December 31, 2012.

Prior Public Programs

Of the five prior public programs sponsored by Cole Real Estate Investments discussed above, two programs, CCPT II and CCPT III, have publicly disclosed, subsequent to December 31, 2012, a time frame for liquidity events.

As noted above, on January 22, 2013, CCPT II entered into an agreement and plan of merger with Spirit. If the merger is completed pursuant to the merger agreement, each Spirit stockholder will receive 1.9048 shares of CCPT II common stock for each share of Spirit common stock held immediately prior to the effective time of the merger (which equates to an inverse exchange ratio of 0.525 shares of Spirit common stock for one share of CCPT II common stock). CCPT II stockholders will continue to hold their existing shares of CCPT II common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the value of CCPT II common stock or the stock price of Spirit common stock occurring prior to the completion of the merger. Based on the closing price of Spirit common stock on the New York Stock Exchange of $19.17 on March 25, 2013, the inverse exchange ratio represented approximately $10.06 in Spirit common stock for each share of CCPT II common stock. The shares of combined company common stock are expected to trade on the New York Stock Exchange under the symbol “SRC.” The completion of the merger and the transactions contemplated by the merger agreement is subject to various conditions, including approval by the holders of a majority of the outstanding shares of CCPT II. The transaction is expected to close during the third quarter of 2013.

As previously noted above, On April 5, 2013, CCPT III completed a transaction whereby Cole Holdings Corporation merged with and into CREI. CCPT III intends to list its shares of common stock on the New York Stock Exchange following its 2013 annual meeting of stockholders.

CCIT disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method recommended by its advisor and determined by its independent directors to be in the best interests of its stockholders. CCIT’s board of directors approved closing of CCIT’s primary offering in the third quarter of 2013; however, the timing and method of any liquidity event for CCIT is undetermined as of December 31, 2012. Cole Income NAV Strategy is structured as a perpetual-life, non-exchange traded REIT, which means that, subject to regulatory approval of registrations for additional future offerings, it will be selling shares of its common stock on a continuous basis and for an indefinite period of time. Finally, CCPT IV has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its prospectus that it expects to engage in a strategy to provide its investors with liquidity at a time and in a method recommended by its advisor and determined by its independent directors to be in the best interests of its stockholders. Accordingly, the timing and method of any liquidity event for CCPT IV is undetermined as of December 31, 2012.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT’s shares of common stock. On January 15, 2013, CCPT announced that its board of directors approved an estimated value of CCPT’s common stock of $7.75 per share as of December 31, 2012. This is a decrease from the previously reported estimated value of CCPT’s common stock of $7.95 per share as of December 31, 2011, announced by CCPT on January 13, 2012, but an increase from the $7.65 per share estimated value as of December 31, 2010 and 2009, announced January 13, 2011 and February 1, 2010, respectively. The shares of CCPT’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of CCPT’s shares of common stock in January 2012 and January 2013, the board of directors of CCPT relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT Advisors. In determining an estimated value of CCPT’s shares of common stock in January 2011 and February 2010, the board of directors of CCPT relied on information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT Advisors. The statement of value was only an estimate and may not reflect the actual value of CCPT’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $9.35 per share as of July 27, 2011. This was an increase from the previously reported estimated share value of $8.05 per share announced on June 22, 2010. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10.00 per share. The principal reason for the initial decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94%. CCPT II’s occupancy rate increased to 96% as of December 31, 2012. In determining an estimated value of CCPT II’s shares of common stock in July 2011, the board of directors of CCPT II relied upon information provided by an independent investment banking firm that specializes in providing real estate financial services and information provided by CCPT II Advisors. In determining an estimated value of CCPT II’s shares of common stock in June 2010, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies and information provided by CCPT II Advisors. On January 23, 2013, CCPT II’s board of directors established an estimated value of CCPT II’s common stock of $9.45 per share as of January 23, 2013. This is an increase from the $9.35 per share and $8.05 per share estimated values announced by the CCPT II board of directors on July 27, 2011 and June 22, 2010, respectively. The statements of value were only an estimate and may not reflect the actual value of CCPT II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT II’s stockholders if they were to attempt to sell their shares or upon liquidation.

Distributions and Redemptions

From June 2005 through February 2010, CCPT paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share. However, beginning in March 2010, CCPT reduced its annualized distribution rate to 5.00% based on a purchase price of $10.00 per share, or 6.50% based on the most recent estimated value of $7.75 per share. The principal reasons for the lower distribution rate were the approximately $50.0 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT to pay down a portion of the principal on a monthly basis over the life of the loan. As of December 31, 2012, CCPT had paid approximately $47.6 million in cumulative distributions since inception. These distributions were fully funded by net cash provided by operating activities.

Pursuant to CCPT’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT may redeem during that year. CCPT’s board of directors determined that there was an insufficient amount of cash available for redemptions during the five years ended December 31, 2012 and the year ending December 31, 2013. CCPT continues to accept redemption requests which are considered for redemption if and when sufficient cash is available to fund redemptions. Requests relating to approximately 261,000 shares remained unfulfilled as of December 31, 2012.

From October 2005 through February 2006, CCPT II paid a 6.00% annualized distribution rate based upon a purchase price of $10.00 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2006 through June 2007, CCPT II paid a 6.50% annualized distribution rate based upon a purchase price of $10.00 per share; from July 2007 through June 2009, CCPT II paid a 7.00% annualized distribution rate based upon a purchase price of $10.00 per share; and from July 2009 through the date of this prospectus, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10.00 per share, or a 6.61% annualized distribution rate based on the most recent estimate of the value of $9.45 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of December 31, 2012 was 96%.

As of December 31, 2012, CCPT II had paid approximately $667.5 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $603.0 million, offering proceeds of approximately $9.9 million, net sale proceeds in excess of CCPT II’s investment in marketable securities of approximately $21.5 million, net sale proceeds and return of capital in excess of CCPT II’s investment from CCPT II’s interest in joint ventures of approximately $5.9 million, principal payments from mortgage notes receivable and real estate under direct financing leases of $13.3 million and net borrowings of approximately $13.9 million. As of December 31, 2012, CCPT II had expensed approximately $9.9 million in cumulative real estate acquisition expenses, which reduced operating cash flows. CCPT II treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II would redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter would be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. During the year ended December 31, 2012, CCPT II received valid redemption requests pursuant to the share redemption program, as amended, relating to approximately 19.5 million shares, including those requests unfulfilled and resubmitted from a previous period, and requests relating to approximately 6.1 million shares were redeemed for $56.9 million at an average price of $9.32 per share. The remaining redemption requests relating to approximately 13.4 million shares went unfulfilled, including those requests unfulfilled and resubmitted from a previous period. Requests for redemption that are not fulfilled in a period may be resubmitted by stockholders in a subsequent period. Unfulfilled requests for redemption are not carried over automatically to subsequent redemption periods. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended. On December 6, 2012, CCPT II suspended its share redemption program in anticipation of a potential liquidity event. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the fourth quarter of 2012 on or before December 6, 2012 and that were determined to be in good order on or before December 12, 2012 were honored in accordance with the terms, conditions and limitation of the share redemption program. CCPT II did not process or accept any requests for redemption received after December 6, 2012 and will not process or accept any future requests until such time as the CCPT II board of directors may approve resumption of the share redemption program.

CCPT III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. CCPT III paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, CCPT III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. CCPT III paid a 7.00% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on December 31, 2010. CCPT III paid a 6.50% annualized distribution rate to stockholders of record during the period commencing January 1, 2011 through the date of this prospectus. The principal reason for the reduction of the distribution rate was to align more closely the distribution rate with CCPT III’s present operating income.

As of December 31, 2012, CCPT III had paid approximately $624.9 million in cumulative distributions since inception. These distributions were funded by net cash provided by operating activities of approximately $424.0 million, offering proceeds of approximately $200.6 million and distributions received in excess of income from unconsolidated joint ventures of approximately $0.4 million. As of December 31, 2012, CCPT III had expensed approximately $200.6 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCPT III treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

CCPT III’s share redemption program provides, in general, that the number of shares CCPT III may redeem is limited to 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the end of the fiscal quarter for which redemptions are paid. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan. As of December 31, 2012, CCPT III has redeemed in full all valid redemption requests received in good order. A valid redemption request is one that complies with the applicable requirements and guidelines of CCPT III’s share redemption program. On April 12, 2013, CCPT III announced that its board of directors had voted to suspend the Company’s share redemption program in anticipation of the listing of its shares. As a result of the suspension of the share redemption program, all redemption requests received from stockholders during the second quarter of 2013 and determined by CCPT III to be in good order on or before April 22, 2013 will be honored in accordance with the terms, conditions and limitations of the share redemption program; however, CCPT III will not process or accept any requests for redemption received after April 22, 2013, or which are not in good order before the close of business on April 22, 2013.

CCPT IV’s board of directors began declaring distributions in April 2012, after the company commenced business operations. CCPT IV paid a 6.25% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 14, 2012, through the date of this prospectus. As of December 31, 2012, CCPT IV had paid approximately $3.9 million in cumulative distributions since inception. These distributions were fully funded proceeds from the offering. As of December 31, 2012, CCPT IV had expensed approximately $14.4 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCPT IV treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition costs are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

From October 2011 through the date of this prospectus, CCIT paid a 6.50% annualized distribution rate based on a purchase price of $10.00 per share. As of December 31, 2012, CCIT has paid approximately $4.1 million in cumulative distributions since inception. The distributions were funded by net cash provided by operating activities of approximately $433,000 and offering proceeds of approximately $3.7 million. As of December 31, 2012, CCIT had expensed approximately $6.9 million in cumulative real estate acquisition expenses which reduced operating cash flows. CCIT treats its real estate acquisition expenses as funded by offering proceeds. Therefore, for consistency, real estate acquisition expenses are treated in the same manner in describing the sources of distributions, to the extent that distributions paid exceed net cash provided by operating activities.

The remaining programs sponsored by Cole Real Estate Investments have fulfilled all valid redemption requests and fully funded distributions with operating cash flows.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws were filed with the Securities and Exchange Commission as Exhibit 3.1 and 3.2, respectively, to our registration statement on Form S-11 and can be accessed over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of April 10, 2013, approximately 327.7 million shares of our common stock were issued and no shares of preferred stock were issued. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Corporate Income Trust, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or by an officer upon the written request of stockholders holding at least 10% of our outstanding shares. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast, requesting a special meeting and stating the purpose of such special meeting, our sponsor will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

The corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, a predecessor of CREInvestments, LLC invested $200,000 in exchange for 20,000 shares of our common stock. Pursuant to our charter, CREInvestments, LLC may not sell this initial investment in us while Cole Real Estate Investments remains our sponsor, but it may transfer this initial investment to its affiliates.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•

five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 8 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We currently pay regular monthly distributions to our stockholders and we intend to continue to pay monthly distributions to our stockholders. We anticipate that our board of directors will declare distributions to stockholders as of daily record dates with distributions aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCI OP, our operating partnership, our ability to pay distributions depends in large part on CCI OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flows from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland investor, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

In August 2011, our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001781016 per share (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period, commencing on October 1, 2011 and ending on December 31, 2011. Our board of directors authorized a daily distribution, based on 366 days in the calendar year, of $0.001776144 per share (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2012 and ending on December 31, 2012. Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.001780821 per share (which equates to 6.50% on an annualized basis calculated at the current rate, assuming a $10.00 per share purchase price) for stockholders of record as of the close of business on each day of the period commencing on January 1, 2013 and ending on June 30, 2013.

As of December 31, 2012, cumulative since inception, we have paid $4.2 million in distributions, including approximately $2.1 million through the issuance of shares pursuant to our distribution reinvestment plan. During the years ended December 31, 2012 and 2011, we paid distributions of $3.9 million and $215,000, respectively, including approximately $2.0 million and $132,000, respectively, through the issuance of shares pursuant to our distribution reinvestment plan. Our distributions for the year ended December 31, 2012 were funded by cash provided by operating activities from the prior year (in excess of distributions paid in the prior year) in the amount of $218,000, or 6%, and proceeds from the issuance of common stock of $3.7 million, or 94%. Our distributions for the year ended December 31, 2011 were funded 100% by net cash provided by operating activities.

Our net loss was $6.4 million as of December 31, 2012, cumulative since inception, and $1.1 million for the year ended December 31, 2011. For the year ended December 31, 2012, we had net loss of $5.3 million.

The following table presents distributions and source of distributions for the periods indicated below (in thousands):

	Cumulative Paid Since Inception December 31, 2012		Year Ended December 31, 2012		Year Ended December 31, 2011
	Amount	Percent	Amount	Percent	Amount	Percent
Distributions paid in cash	$2,045	49%	$1,962	49%	$83	39%
Distributions reinvested	2,112	51%	1,980	51%	132	61%

Total distributions	$4,157	100%	$3,942	100%	$215	100%

Source of distributions:
Net cash provided by operating activities	$433	10%	$—	—%	$215	100%
Proceeds from issuance of common stock	3,724	90%	3,724	94%	—	—%
Net cash provided by operating activities from prior year	—	—%	218	6%	—	—%

Total sources	$4,157	100%	$3,942	100%	$215	100%

Net cash used in operating activities of $2.2 million for the year ended December 31, 2012 and net cash provided by operating activities of $433,000 for the year ended December 31, 2011, have been reduced by $6.2 million and $719,000, respectively, of real estate acquisition related costs expensed in accordance with Accounting Standards Codification 805, Business Combinations. As set forth in the “Estimated Use of Proceeds” section, we treat our real estate acquisition related expenses as funded by the proceeds from the offering of our shares. Therefore, for consistency, real estate acquisition related expenses are treated in the same manner (i.e., as funded by the proceeds of the offering of our shares) in describing the sources of distributions above, to the extent that distributions paid exceed net cash provided by operating activities. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in kind distributions, and (c) in kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships. We will not elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors, or (iii) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least the lesser of (1) 25% of the holder’s shares; or (2) a number of shares with an aggregate redemption price of $2,500 to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be the amount you paid for such shares. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our share redemption program will always be equal to or lower than the applicable per share offering price.

In determining the redemption price, we consider shares to have been redeemed from a stockholder’s account on a first in, first out basis. After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price (other than for shares purchased pursuant to our distribution reinvestment plan) will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value. During this time period, the redemption price for shares purchased pursuant to our distribution reinvestment plan will be 100% of the Estimated Share Value. (In each case, the redemption price will be adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan will be excluded from the one-year holding requirement. Also, for purposes of the one-year-holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

In the event that you request a redemption of all of your shares, and you are participating in our distribution reinvestment plan, you will be deemed to have notified us, at the time you submit your redemption request, that you are terminating your participation in our distribution reinvestment plan, and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are redeemed unless you notify us that you wish to resume your participation in our distribution reinvestment plan.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which the redemptions are being paid; and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period ending on the last day of the fiscal quarter, and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our management may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 month period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata, except as described below. Our management also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares no later than the end of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares in the month following the end of that fiscal quarter. You may withdraw your request to have your shares redeemed, but all such requests generally must be submitted prior to the last business day of the applicable fiscal quarter. Any redemption capacity that is not used as a result of the withdrawal or rejection of redemption requests may be used to satisfy the redemption requests of other stockholders received for that fiscal quarter, and such redemption payments may be made at a later time than when that quarter’s redemption payments are made.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will give priority to the redemption of deceased stockholders’ shares. (While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be redeemed in any annual or quarterly period, they will not be subject to the annual or quarterly percentage caps; therefore, if the volume of requests to redeem deceased stockholders’ shares in a particular quarter were large enough to cause the annual or quarterly percentage caps to be exceeded, even if no other redemption requests were processed, the redemptions of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our distribution reinvestment plan were available. If sufficient proceeds from the sale of shares under our distribution reinvestment plan were not available to pay all such redemptions in full, the requests to redeem deceased stockholders’ shares would be honored on a pro rata basis.) We next will give priority to requests for full redemption of accounts with a balance of 250 shares or less at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining redemption requests on a pro rata basis. Following such quarterly redemption period, if you would like to resubmit the unsatisfied portion of the prior request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of February 10, 2014, which is three years from the effective date of this offering, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions. As of December 31, 2012, we had received a valid redemption request for 750 shares, which was redeemed in full during the year ended December 31, 2012 for $7,500 ($10.00 per share).

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a corporation that have been listed on a national securities exchange for at least 12 months; or

•

a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)  one of the following:

(a)  remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b)  receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•

that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•

in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering. However, during such periods, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CCI Advisors, or if we are no longer advised by CCI Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, our board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter. However, our board of directors may suspend the publication of such estimates during any follow-on offering of our common stock and for a period of 18 months thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

Reports We Provide to our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan. The distribution reinvestment plan allows you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be in the third quarter of 2013. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix H to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•

prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received on or prior to the last day of the period to which such distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she does not meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact at the following address: Cole Corporate Income Trust c/o DST Systems, Inc., P.O. Box 219312, Kansas City, Missouri 64121-9312.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received on or prior to the last day of the distribution period to which it relates. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent. Furthermore, in the event that a participant requests a redemption of all of the participant’s shares, the participant will be deemed to have given written notice to the reinvestment agent, at the time the redemption request is submitted, that the participant is terminating his or her participation in the distribution reinvestment plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the participant’s shares are redeemed unless the participant notifies the reinvestment agent that he or she elects to resume participation in the plan.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCI OP, our operating partnership, was formed in April 2010 to acquire, own and operate properties on our behalf. It is structured as an UPREIT. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCI OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCI OP may later exchange his or her limited partnership units in CCI OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCI OP, are deemed to be assets and income of the REIT.

The partnership agreement for CCI OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCI OP. In the event of such a merger, exchange or conversion, CCI OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCI OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCI OP. We are the sole general partner of CCI OP, and our advisor currently is the only limited partner of CCI OP. As the sole general partner of CCI OP, we have the exclusive power to manage and conduct the business of CCI OP. We will present our financial statements on a consolidated basis to include CCI OP.

The following is a summary of certain provisions of the partnership agreement of CCI OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCI OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCI OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCI OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCI OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCI OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCI OP and us.

Operations

The partnership agreement requires that CCI OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCI OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCI OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCI OP will distribute cash flow from operations as follows:

•

first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•

next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCI OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCI OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•

next, after the establishment of reasonable cash reserves for our expenses and obligations of CCI OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCI OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCI OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCI OP.

Similarly, the partnership agreement of CCI OP provides that taxable income is allocated to the limited partners of CCI OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCI OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCI OP.

Upon the liquidation of CCI OP, after payment of debts and obligations, any remaining assets of CCI OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCI OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCI OP in acquiring and operating real properties, CCI OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of CCI OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCI OP.

All claims between the partners of CCI OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCI OP, including our advisor, have the right to cause their limited partnership units to be redeemed by CCI OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCI OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCI OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCI OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCI OP, is required for any amendment to the partnership agreement. We, as the general partner of CCI OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•

any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCI OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCI OP; and

•

any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of CCI OP immediately before the transaction.

Termination of the Partnership

CCI OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership; provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCI OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in CCI OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCI OP in return for an interest in CCI OP and agrees to assume all obligations of the general partner of CCI OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCI OP, other than our advisor and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCI OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2011, the year during which we commenced material operations, provided that we have operated in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we will make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2011, the first year during which we commenced material operations. In the opinion of Morris, Manning & Martin, LLP, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

So long as we continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•

if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•

if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•

if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•

if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•

if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•

if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the Internal Revenue Service for the taxable year ended December 31, 2011. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. As the date of this prospectus, we do not meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ended December 31, 2011, the first year during which we commenced material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ended December 31, 2011, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•

At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•

At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•

rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•

if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•

the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•

First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•

Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•

If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•

For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•

our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

The Internal Revenue Service has ruled that a distribution of stock by a REIT, whether publicly traded on an established securities market or not, may be treated as a distribution of property that qualifies for the 90% annual distribution requirement, provided that, among other things, the distribution is declared on or before December 31, 2012, and with respect to a taxable year ended on or before December 31, 2011.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to continue to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•

is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•

is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Cost Basis Reporting

The Energy Improvement and Extension Act of 2008 (the Act) imposed new customer reporting requirements on certain financial intermediaries (brokers). The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the Internal Revenue Service to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Internal Revenue Code Sec. 1222. Under Sec. 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock that were acquired on or after January 1, 2011, including shares issued pursuant to our distribution reinvestment plan, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares that were purchased on or after January 1, 2011 will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Sec. 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the Internal Revenue Service.

When determining the adjusted basis of the shares sold, Sec. 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section entitled “Description of Shares — Share Redemption Program” for additional information about our share redemption program.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10%

in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S.; we recommend consultation with a qualified international tax advisor on the issue. With respect to potential taxation under FIRPTA to the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCI OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCI OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCI OP’s income and to deduct our distributive share of CCI OP’s losses only if CCI OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCI OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCI OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d)

of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCI OP qualifies for the Private Placement Exclusion. Moreover, even if CCI OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCI OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCI OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCI OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCI OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCI OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCI OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCI OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCI OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCI OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCI OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCI OP, we will be required to take into account our allocable share of CCI OP’s income, gains, losses, deductions and credits for any taxable year of CCI OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCI OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b)

of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCI OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCI OP, depreciation or amortization deductions of CCI OP generally will be allocated among the partners in accordance with their respective interests in CCI OP, except to the extent that CCI OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCI OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCI OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCI OP by us, (2) increased by (a) our allocable share of CCI OP’s income and (b) our allocable share of indebtedness of CCI OP, and (3) reduced, but not below zero, by (a) our allocable share of CCI OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCI OP.

If the allocation of our distributive share of CCI OP’s loss would reduce the adjusted tax basis of our partnership interest in CCI OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCI OP or a reduction in our share of CCI OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCI OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCI OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCI OP acquires properties for cash, CCI OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCI OP. CCI OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCI OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCI OP acquires properties in exchange for units of CCI OP, CCI OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCI OP. Although the law is not entirely clear, CCI OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCI OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCI OP upon the disposition of a property acquired by CCI OP for cash will be allocated among the partners in accordance with their respective interests in CCI OP.

Our share of any gain realized by CCI OP on the sale of any property held by CCI OP as inventory or other property held primarily for sale to customers in the ordinary course of CCI OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCI OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCI OP’s trade or business.

Medicare Tax

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (Reconciliation Act). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are generally referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans and church plans that are exempt from ERISA, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•

whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	a need to value the assets of the Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable;

•	whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Plan or IRA investor.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution in kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in kind distributions of shares, to liquidate a portion of the in kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until 18 months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than 18 months after the conclusion of this offering, and, at the determination by our board of directors any follow-on offering, of our shares, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Pursuant to Section 3(42) of the Pension Protection Act of 2006 (PPA), ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The allowed restrictions in examples contained in the Plan Asset Regulation are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, generally 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. The term “benefit plan investor” is defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan

Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA and the Internal Revenue Code forbid Plans and IRAs from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally, 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a Plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. Our board of directors has approved closing our primary offering in the third quarter of 2013. We currently expect to stop offering shares of our common stock in our primary offering on August 30, 2013. Our general policy is to accept subscription agreements signed by the investor on or before August 30, 2013, which are received in good order. We intend to continue to sell shares of our common stock in this offering pursuant to our distribution reinvestment plan following the termination of our primary offering, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission on February 10, 2011. On June 28, 2011, the Company issued the initial 370,727 shares in the Offering and commenced principal operations. As of April 10, 2013, we had accepted investors’ subscriptions for, and issued, approximately 32.9 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $327.7 million.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our affiliated dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the 2% dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Maximum
Primary Offering
Price to Public	$10.00	$2,500,000,000
Selling Commissions(1)	0.70	175,000,000
Dealer Manager Fees(2)	0.20	50,000,000

Proceeds to Cole Corporate Income Trust, Inc.(3)	$9.10	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50	$475,000,000
Selling Commissions	—	—
Dealer Manager Fees	—	—

Proceeds to Cole Corporate Income Trust, Inc.(3)	$9.50	$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fee will be reallowed to participating broker-dealers.

(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap fee” feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, the dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

	Estimated Amount	Percent of Maximum Offering (Not Including Distribution Reinvestment Plan)
Selling commissions	$175,000,000	7.0%
Dealer manager fees reallowance to participating broker-dealers	32,500,000	1.3%
Dealer manager wholesaling commissions, salaries and expense reimbursement	34,030,001	1.4%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	8,016,450	0.3%
Due diligence allowance	200,000	0.0%*
Legal fees of the dealer manager	100,000	0.0%*

Total(1)	$249,846,451	10.0%

*	Less than 0.01%

(1)

Of this total amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $24,846,451 (1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid from other sources, as follows. We expect approximately $23,599,372 (0.95% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid from proceeds from this offering in the form of reimbursements to our advisor for other organization and offering expenses, and approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid from our sponsor without reimbursement by us.

It is important to note that we are permitted to reimburse our advisor an amount up to 1.5% of gross offering proceeds for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect that non-underwriting organization and offering expenses will be approximately $21,025,628. If actual non-underwriting organization and offering expenses exceed our estimated amount, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than our estimated amount, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CCI Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CCI Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote regarding the removal of our advisor or any director or any of their affiliates, or any transaction between us and any of them. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With the exception of the 20,000 shares initially sold to a predecessor of CREInvestments, LLC in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock. Pursuant to our charter, CREInvestments, LLC is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that CREInvestments, LLC may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

Volume Discounts

We generally will pay to our affiliated dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,001 or more will be reduced with respect to the dollar volume of the purchase in excess of that amount. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

Subscription Amount	Selling Commission Percent	Selling Commission per Share	Effective Purchase Price per Share	Dealer Manager Fee per Share	Net Proceeds per Share
Up to $500,000	7.00%	$.70	$10.00	$0.20	$9.10
$500,001-$1,000,000	6.00%	.60	9.90	$0.20	$9.10
$1,000,001-$2,000,000	5.00%	.50	9.80	$0.20	$9.10
$2,000,001-$3,000,000	4.00%	.40	9.70	$0.20	$9.10
$3,000,001-$4,000,000	3.00%	.30	9.60	$0.20	$9.10
Over $4,000,000	2.00%	.20	9.50	$0.20	$9.10

For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6% on the shares purchased in excess of $500,000, reducing the effective purchase price per share on the shares purchased in excess of $500,000 from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,101 shares. As another example, for a subscription amount of $1,500,000, the selling commission for the first $500,000 is 7%; the discounted selling commission for the next $500,000 (up to $1,000,000) is 6%; and the discounted selling commission for the remaining $500,000 of the subscription amount is 5%.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of more than $4,000,000, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate new or previous subscriptions in us and/or in other Cole-sponsored publicly offered programs that are not valued daily (collectively, Eligible Programs) for purposes of determining the dollar amount of shares purchased and any resulting volume discount. For example, if you previously purchased and still hold shares of our company or another Eligible Program with an aggregate purchase price of $500,000, and subsequently invest $100,000 in us and $100,000 in another Eligible Program, you may request a reduction in the selling commission on the $200,000 in new investments from 7% to 6%. Such requests may be made with respect to purchases by a single “purchaser” as defined above. For purposes of this paragraph, the dollar amount of new or previous subscriptions in Eligible Programs shall be the total purchase price paid for the shares before the deduction of selling commissions or dealer manager fees. Previous subscriptions will be counted only if the purchaser still holds the shares. Shares purchased pursuant to a distribution reinvestment plan (on which selling commissions and dealer manager fees are not paid) will not be counted toward the amount of previous subscriptions. Any request for a volume discount pursuant to this paragraph must be submitted with the order for which the discount is being requested, and will be subject to verification of the purchaser’s holdings.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross proceeds of the shares sold by such selected dealer, and a dealer manager fee of up to 3% of the gross proceeds of the shares sold by such selected dealer. The dealer manager may reallow up to all of the dealer manager fee to such selected dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross proceeds of the shares sold by such selected dealer. The aggregate amount of selling commissions and the dealer manager fee that an investor would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a selling commission of less than 7% of the gross proceeds of the shares sold by such selected dealer, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 9% of the gross proceeds of the shares sold by such selected dealer, reducing the effective purchase price per share paid by such investor to an amount less than $10.00 per share. The net proceeds to us will not be affected by either of these arrangements. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross proceeds of our primary offering and a dealer manager fee of 2% of the gross proceeds of our primary offering.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1)  Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B (residents of Alabama must use the form of subscription agreement included in this prospectus as Appendix E). After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C (residents of Alabama must use the form of additional investment subscription agreement included in this prospectus as Appendix F). A specimen copy of an alternative version of the subscription agreement is attached as Appendix D. A specimen copy of an alternative version of the additional investment subscription agreement to be used by existing stockholders to purchase additional shares is attached as Appendix G.

(2)  Deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Cole Corporate Income Trust, Inc.” or, alternatively, “Corporate Income Trust” or “Cole REIT”; however residents in Pennsylvania should make checks payable to “UMB Bank, N.A., Agent for Cole Corporate Income Trust, Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A., f/b/o Corporate Income Trust” or “UMB Bank N.A., Agent for Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B (residents of Alabama must use the form of subscription agreement included in this prospectus as Appendix E) or Appendix D. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3)  By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the applicable subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Alabama investors shall have five full business days from receipt of the final prospectus before executing any and all subscription documents and payment for such securities is exchanged.

Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CCI Advisors, our advisor, as well as affiliates of CCI Advisors, and may continue to do so in the future.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from Cole Corporate Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Statement of Revenues and Certain Operating Expenses of OF Centennial CO for the year ended December 31, 2011, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of Cole Corporate Income Trust, Inc., filed with the Securities and Exchange Commission on October 16, 2012, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement). Such financial statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.” The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-166447) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Current Report on Form 8-K/A filed with the SEC on October 16, 2012;

(2)	Current Report on Form 8-K/A filed with the SEC on January 25, 2013;

(3)	Current Report on Form 8-K/A filed with the SEC on March 6, 2013;

(4)	Current Report on Form 8-K filed with the SEC on March 8, 2013;

(5)	Current Report on Form 8-K filed with the SEC on March 13, 2013;

(6)	Current Report on Form 8-K filed with the SEC on March 19, 2013;

(7)	Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 28, 2013; and

(8)	Current Report on Form 8-K filed with the SEC on April 10, 2013.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona, 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Corporate Income Trust, Inc.

Attn: Investor Relations

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Tel: (866) 907-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments, including this program. The Company has presented all prior programs subject to public reporting requirements (“Prior Public Real Estate Programs”) that have similar investment objectives to this offering. In determining which Prior Public Real Estate Programs have similar investment objectives to this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the purchase of our shares will not create any ownership interest in the programs included in these tables.

The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs; and

•	Table V — Sales or Disposals of Properties.

Table IV (Results of Completed Programs) has been omitted since none of the Prior Public Real Estate Programs sponsored by Cole Real Estate Investments have completed their operations and sold all of their properties during the five years ended December 31, 2012.

For information regarding the acquisitions of properties by Prior Public Real Estate Programs sponsored by Cole Real Estate Investments during the three years ended December 31, 2012, see Table VI contained in Part II of our registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Public Real Estate Programs for which offerings have been closed since January 1, 2010. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2012.

	Cole Credit Property Trust II, Inc.(5)	Cole Credit Property Trust III, Inc.(6)
Dollar amount offered	$2,270,000,000	$5,940,000,000
Dollar amount raised	2,266,234,296	4,892,799,511
Percentage amount raised	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	6.5%
Organizational expenses(1)	0.7%	1.3%
Other(2)	1.6%	1.9%
Reserves	0.1%	0.1%
Percent available for investment	91.6%	90.2%
Acquisition costs:(3)
Prepaid items and fees related to purchase of property	1.1%	0.5%
Cash down payment	88.5%	87.7%
Acquisition fees(4)	2.0%	2.0%
Other	—	—

Total acquisition cost	91.6%	90.2%
Percent leverage	51%	45%
Date offering began	6/27/2005	10/15/2008
Length of offering (in months)	Ongoing	Ongoing
Months to invest 90% of amount available for investment	40	23

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the program.

(2)	These amounts include fees paid to our dealer manager, an affiliate of our sponsor.

(3)	Acquisition costs expressed as a percentage represent the costs incurred to acquire real estate with the initial capital raised in the respective offerings and do not include the costs incurred to acquire additional real estate with the proceeds from financing transactions and excess working capital.

(4)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the prospectus.

(5)	These amounts include CCPT II’s initial, follow-on and distribution reinvestment plan offerings. CCPT II began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. CCPT II began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be offered in the follow-on offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took CCPT II 40 months to invest 90% of the amount available for investment in its initial and follow-on offerings. CCPT II began its distribution reinvestment plan offering on September 18, 2008 and suspended its distribution reinvestment plan offering on December 6, 2012. The

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $261.3 million.

(6)	These amounts include CCPT III’s initial and follow-on offerings. CCPT III began its initial offering on October 1, 2008 and closed its initial offering on October 1, 2010. The total dollar amount registered and available to be offered in the initial offering was $2.49 billion. The total dollar amount raised in the initial offering was $2.2 billion. CCPT III began its follow-on offering after the termination of its initial offering on October 1, 2010 and closed its follow-on offering on April 27, 2012. The total dollar amount registered and available to be offered in the follow-on offering was $2.7 billion. The total dollar amount raised in the follow-on offering was $2.6 billion. It took CCPT III 23 months to invest 90% of the amount available for investment in its initial and follow-on offerings. CCPT III registered additional shares of common stock under a distribution reinvestment plan offering, which was filed with the Securities and Exchange Commission (the SEC) on March 14, 2012 and automatically became effective with the SEC upon filing. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $712.5 million. The total dollar amount raised in the distribution reinvestment plan offering was $118.0 million as of December 31, 2012. CCPT III’s board of directors has suspended the distribution reinvestment plan beginning with the distributions previously authorized by the board for the month of May 2013.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to our sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Public Real Estate Programs that have similar investment objectives to this program, including this program. Prior Public Real Estate Programs whose offerings have closed since January 1, 2010 are shown separately with amounts as of December 31, 2012. All other Public Real Estate Programs, including this program, have been aggregated to show compensation paid during such period.

	Cole Credit Property Trust II, Inc.		Cole Credit Property Trust III, Inc.
Date offering commenced	6/27/2005		10/15/2008
Dollar amount raised	$2,266,234,296		$4,892,799,511
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,741,562		67,053,734
Acquisition fees and real estate commissions (1)	70,450,127		156,726,147
Advisory fees	—		—
Other (2)	40,899,993		98,945,850
Amount of cash generated from operations before deducting payments to sponsor	668,822,263		529,289,746
Amount paid to sponsor from operations:
Property management fees	27,358,496		22,696,636
Partnership management fees (3)	43,873,503		61,506,393
Reimbursements	12,610,645		21,150,394
Leasing commissions	546,695		—
Other (4)	125,260		26,829
Amount of property sales and refinancing before deducting payments to sponsor
Cash	129,590,077	(5)	598,722,000	(6)
Notes	—		24,250,000
Amount paid to sponsor from property sales and refinancing
Incentive fees	—		—
Real estate commissions	382,000		—
Other	—		—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

4 Other Programs (7)
Date offering commenced	N/A
Dollar amount raised	$479,935,130
Amount paid to sponsor from proceeds of offering:
Underwriting fees	40,678,189
Acquisition fees and real estate commissions (1)	16,187,387
Advisory fees	204,544
Other (2)	8,607,518
Amount of cash generated from operations before deducting payments to sponsor	13,970,952
Amount paid to sponsor from operations:
Property management fees	1,369,544
Partnership management fees (3)	—
Reimbursements	251,040
Leasing commissions	—
Other (4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash (8)	11,921,733
Notes	29,108,000
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	191,000
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds, debt and proceeds from the sale of properties and other investments. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to asset management fees and expenses.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include gross proceeds received in connection with the sale of marketable securities of $82.1 million, the sale of unconsolidated joint ventures of $39.9 million and the sale of properties of $7.3 million.

(6)	Amounts herein include gross proceeds received in connection with the sale of properties of $535.3 million and the sale of marketable securities of $63.4 million.

(7)	Four of the offerings of the prior programs that have similar investment objectives to this program, aggregated herein, including this program, were not closed within the past three years and therefore are not shown separately. Amounts presented represent aggregate payments to the sponsor in the most recent three years for CCPT I, CCIT, Cole Income NAV Strategy and CCPT IV. The programs have similar investment objectives to this program.

(8)	Amounts herein include gross proceeds received in connection with the sale of five properties.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the operating results of Prior Public Real Estate Programs sponsored by the sponsor of our program, the offerings of which have been closed since January 1, 2008. The information relates only to public programs with investment objectives similar to this program. All figures are as of December 31 of the year indicated.

	Cole Credit Property Trust II, Inc. June 2005 (Unaudited)
	2008	2009	2010		2011		2012
Gross Revenues	$202,282,667	$276,026,961	$269,274,321		$279,520,082		$282,892,655
Equity in income of unconsolidated joint venture	470,978	612,432	964,828		665,645		1,157,096
Profit (loss) on sale of properties	—	—	—		20,749,303	(7)	639,617	(8)
Less:
Operating expenses(1)	32,191,062	50,986,169	47,170,233		50,693,841		60,934,746
Interest expense	78,063,338	98,996,703	102,976,724		108,185,870		107,962,191
Depreciation and amortization(2)	63,858,422	90,750,170	85,162,219		88,246,266		89,239,450
Impairment of real estate assets	3,550,000	13,500,000	4,500,435		—		6,897,593

Net Income (loss) — GAAP Basis(3)	$25,090,823	$22,406,351	$30,429,538		$53,809,053		$19,655,388

Taxable income
— from operations(4)	$42,432,587	$53,168,771	$45,529,029		$47,403,410		$50,073,516	(5)
— from gain on sale	—	—	—		22,750,362		—
Cash generated
— from operations	96,073,918	116,871,698	105,627,000		114,449,000		118,371,000
— from sales	—	—	—		100,830,000		28,583,000
— from refinancing	—	—	—		—		—

Cash generated from operations, sales and refinancing	96,073,918	116,871,698	105,627,000		215,279,000		146,954,000
Less: Cash distributions to investors
— from operating cash flow	96,051,343	116,871,698	105,627,000		114,449,000		118,371,000
— from sales and refinancing	—	—	—		11,195,000		9,156,000
— from other(6)	—	18,111,554 (9)	23,623,894	(10)	5,359,000	(11)	3,851,000	(12)

Cash generated (deficiency) after cash distributions	22,575	(18,111,554)	(23,623,894)		84,276,000		15,576,000
Less: Special items (not including sales and refinancing)	—	—	—		—		—

Cash generated (deficiency) after cash distributions and special items	$22,575	$(18,111,554)	$(23,623,894)		$84,276,000		$15,576,000

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$21.02	$27.24	$22.03		$25.15		$26.56
— from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		12.07		—
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	30.00	26.00	21.90		22.40		23.60
— Return of capital	36.00	41.00	40.50		29.20		38.50
— Capital gain	—	—	—		10.90		—
Source (on a cash basis)
— Sales	—	—	—		5.34		4.33
— Refinancing	—	—	—		—		—
— Operations	66.00	58.01	50.99		54.60		55.95
— Other(6)	—	8.99	11.41		2.56		1.82
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table							100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

Cole Credit Property Trust III, Inc. October 2008 (Unaudited)
2008	2009	2010	2011	2012
Gross Revenues	$3,621	$23,503,760	$144,833,874	$366,649,708	$581,042,087
Equity in income of unconsolidated joint venture	—	—	(206,200)	1,474,801	2,182,588
Profit (loss) on sale of properties	—	—	—	—	121,575,768	(13)
Less:
Operating expenses(1)	104,769	23,312,360	85,592,289	128,596,358	181,725,905
Interest expense	—	2,538,176	26,311,592	87,436,309	151,536,676
Depreciation and amortization(2)	—	5,474,070	39,326,534	106,322,593	168,099,550
Net (loss) income including noncontrolling interest	(101,148)	(7,820,846)	(6,602,741)	45,769,249	81,862,544
Net (loss) income allocated to noncontrolling interest	—	—	(309,976)	474,501	100,104

Net (loss) income attributable to company — GAAP Basis(3)	$(101,148)	$(7,820,846)	$(6,602,741)	$45,294,748	$81,762,440

Taxable income
— from operations(4)	$(101,148)	$(7,820,846)	$60,372,811	$121,091,397	$153,052,943	(5)
— from gain on sale	—	—	—	—	45,932,181
Cash generated
— from operations	(27,507)	74,038	35,790,000	145,681,000	242,464,000
— from sales	—	—	—	—	599,535,000
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(27,507)	74,038	35,792,000	145,681,000	841,999,000
Less: Cash distributions to investors
— from operating cash flow	—	74,038	35,792,000	145,681,000	242,464,000
— from sales and refinancing	—	—	—	—	—
— from other(6)	—	21,689,962	(14)	76,821,000	(15)	49,196,000	(16)	53,188,000	(17)

Cash generated (deficiency) after cash distributions	(27,507)	(21,689,962)	(76,821,000)	(49,196,000)	546,347,000
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(27,507)	$(21,689,962)	$(76,821,000)	$(49,196,000)	$546,347,000

Tax and distribution data per $1,000 invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(505.74)	$(9.02)	$27.86	$36.40	$37.58
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	11.28
Cash distributions to investors
Source (on a GAAP basis)
— Investment income	—	30.00	35.00	39.00	33.00
— Return of capital	—	24.00	29.00	24.00	21.00
— Capital gain	10.00
Source (on a cash basis)
— Sales	—	—	—	—	—
— Refinancing	—	—	—	—	—
— Operations	—	0.18	20.34	47.10	52.49
— Other(6)	—	53.82	43.66	15.90	11.51
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 40 years. Leasehold interests are amortized over the life of the lease.

(3)	CCPT II and CCPT III maintain their books on a GAAP basis of accounting rather than on a tax basis.

(4)	Cash generated from operation generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable.

(5)	Due to the timing of tax return filings, amounts shown represent estimates and may change when tax returns are filed at a future date.

(6)	Cash distributions to investors from other sources may include sources such as cash flows in excess of distributions from prior periods, borrowings, and proceeds from the issuance of common stock. We consider the real estate acquisition expenses, which reduce cash flow from operations, to have been funded with proceeds from our ongoing public offering of shares of common stock in the offering because the expenses were incurred to acquire real estate investments

(7)	Consists of gain on the sale of securities of $15.6 million and gain on the sale of unconsolidated joint venture interests of $5.2 million.

(8)	Consists of gain on the sale of real estate assets and property condemnation.

(9)	Consists of proceeds from the offerings of $3.2 million, cash flows from operations in excess of distributions from previous periods of $6.8 million and borrowings of $8.1 million.

(10)	Consists of distributions received in excess of income from unconsolidated joint ventures of $1.6 million, proceeds from the offerings of $3.4 million, and borrowings of $18.7 million.

(11)	Consists of distributions received in excess of income from unconsolidated joint ventures of $2.3 million and proceeds from the offerings of $3.0 million.

(12)	Consists of principal payments from mortgage notes receivable and real estate under direct financing leases of $3.6 million and proceeds from the issuance of common stock of $233,000.

(13)	Consists of gain on the sale and condemnation of real estate assets of $109.1 million and gain on the sale of marketable securities of $12.5 million.

(14)	Consists of proceeds from the issuance of common stock of $18.6 million and borrowings of $3.1 million.

(15)	Consists of proceeds from the issuance of common stock of $58.7 million and borrowings of $18.1 million.

(16)	Consists of distributions received in excess of income from unconsolidated joint ventures $1.1 million and proceeds from the issuance of common stock of $48.1 million.

(17)	Consists of distributions received in excess of income from unconsolidated joint ventures of $5.1 million and proceeds from the issuance of common stock of $48.1 million.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2010 by Prior Public Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2012.

			Selling Price, Net of Closing Costs and GAAP Adjustments						Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale (1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total (2)		Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs (3)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Cole Credit Property Trust, Inc.
CarMax Merriam, KS	04/04	12/11	$4,660,866	$14,175,000	—	—	$18,835,866	(4)	$14,175,000	$5,237,436	$19,412,436	$4,262,437
Wawa Portfolio-Various	07/04	07/12	5,061,248	8,580,000	—	—	13,641,248	(5)	7,688,248	5,604,087	13,292,335	10,925,248	(6)
Walgreens Hutchinson, KS	07/05	09/12	1,215,771	3,462,000	—	—	4,677,771	(7)	3,462,000	2,121,134	5,583,134	835,402
Walgreens Newton, KS	07/05	09/12	1,013,121	2,891,000	—	—	3,904,121	(8)	2,891,000	1,779,402	4,670,402	712,887
Cole Credit Property Trust II, Inc.
LBUBS 2007-C2 AJ	09/08	05/11	29,282,000	—	—	—	29,282,000	(9)	—	26,921,503	26,921,503	5,215,399
JPMCC 2008-C2 A3	10/08	04/11	18,583,428	—	—	—	18,583,428	(9)	—	15,402,491	15,402,491	2,884,531
GCCFC 2007 GG11 AJ	11/08	05/11	8,675,000	—	—	—	8,675,000	(9)	—	5,119,125	5,119,125	1,501,086
BSCMS 2007-GG11 T28 AM	11/08	05/11	5,314,075	—	—	—	5,314,075	(9)	—	2,586,098	2,586,098	731,398
BSCMS 2005-T20 AJ	01/09	03/11	6,001,875	—	—	—	6,001,875	(9)	—	2,547,450	2,547,450	695,554
BSCMS 2005-PW10 AM	01/09	03/11	14,203,700	—	—	—	14,203,700	(9)	—	7,947,177	7,947,177	1,619,721
Cole/Spensa MS Portfolio AZ, LLC	04/09	09/11	18,769,000	—	—	—	18,769,000	(10)	—	16,758,494	16,758,494	2,062,493	(11)
Pep Boys New Hartford, NY	03/08	12/12	2,388,346	—	—	—	2,380,813	(12)	—	2,427,475	2,427,475	702,824
Pep Boys Redlands, CA	03/08	12/12	4,863,194	—	—	—	4,802,810	(13)	—	4,732,839	4,732,839	2,002,037
Cole Credit Property Trust III, Inc.
Walgreens/CVS Portfolio-Various	(9)	03/12	68,408,961	—	—	—	68,408,961	(14)	—	59,040,542	59,040,542	39,728,818	(15)
Home Depot San Jose, CA	04/09	10/12	11,775,416	—	—	—	11,775,416	(16)	—	8,402,164	8,402,164	9,334,505
City Center Plaza Bellevue, WA	07/10	11/12	364,088,989	—	—	—	364,088,989	(17)	—	323,127,590	323,127,590	165,323,250
Cracker Barrel Portfolio-Various	06/09	11/12	18,448,972	—	—	—	18,448,972	(18)	—	14,467,161	14,467,161	14,052,550	(19)
CarMax Garland, TX	01/10	11/12	16,559,682	—	—	—	16,559,682	(20)	—	14,594,240	14,594,240	10,043,245
Kum & Go Portfolio-Various	(11)	11/12	9,134,058	—	—	—	9,134,058	(21)	—	8,301,411	8,301,411	5,015,044	(22)
Manchester Highlands St. Louis, MO	08/10	12/12	28,632,508	24,250,000	—	—	52,882,508	(23)	—	50,551,109	50,551,109	18,183,996
On the Border Portfolio-Ramsey, NJ	06/10	12/12	6,557,415	—	—	—	6,557,415	(24)	—	4,548,509	4,548,509	5,610,544	(25)
Kohl’s Port Orange, FL	07/09	12/12	11,694,723	—	—	—	11,694,723	(26)	—	10,177,368	10,177,368	6,339,948
JPMCC 2011-C5 D	09/11	12/12	15,644,812	—	—	—	15,644,812	(27)	—	12,792,426	12,792,426	1,034,396
GSMS 2011-GC5 D	10/11	12/12	14,565,820	—	—	—	14,565,820	(27)	—	11,525,694	11,525,694	953,559
WFRBS 2011-C5 F	11/11	12/12	13,475,560	—	—	—	13,475,560	(27)	—	9,769,121	9,769,121	951,923
MSC 2011-C3 F	10/11	10/12	4,601,306	—	—	—	4,601,306	(27)	—	4,150,249	4,150,249	331,898
MSC 2012-C4 F	03/12	10/12	5,670,096	—	—	—	5,670,096	(27)	—	3,831,955	3,831,955	157,465
JPMCC 2012-C6 F	04/12	10/12	461,393	—	—	—	461,393	(27)	—	479,192	479,192	18,696
JPMCC 2012 C6 G	04/12	10/12	4,681,636	—	—	—	4,681,636	(27)	—	3,792,758	3,792,758	115,457
JPMCC 2012-C8 F	10/12	10/12	4,304,476	—	—	—	4,304,476	(27)	—	3,295,738	3,295,738	7,028

(1)	Mortgage balance represents face amount of assumed loans and does not represent discounted current value.

(2)	None of the amounts are being reported for tax purposes on the installment basis.

(3)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(4)	CCPT I recorded a taxable gain of $2.1 million related to the property sale, all of which was a capital gain.

(5)	CCPT I recorded a taxable gain of $2.8 million related to the sale of three properties, of which $303,000 was a ordinary gain.

(6)	This sale represents the disposition of a three property convenience store portfolio that was owned by CCPT I.

Past performance is not necessarily indicative of future results.

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

(7)	CCPT I recorded a taxable loss of $177,000 related to the property sale, all of which was a capital loss.

(8)	CCPT I recorded a taxable loss of $126,000 related to the property sale, all of which was a capital loss.

(9)	CCPT II recorded a taxable gain of $21.5 million related to the sale of six CMBS, all of which was a capital gain.

(10)	CCPT II recorded a taxable gain of $1.2 million related to the unconsolidated joint venture sale, all of which was a capital gain.

(11)	This sale represents the disposition of a 10 property self-storage portfolio that was owned by CCPT II, through an unconsolidated joint venture. Amount included herein represents the distribution payments from the joint venture to CCPT II.

(12)	CCPT II recorded a taxable gain of $103,000 related to the property sale, all of which was a capital gain.

(13)	CCPT II recorded a taxable gain of $534,000 related to the property sale, all of which was a capital gain.

(14)	CCPT III recorded a taxable gain of $13.3 million related to the sale of 12 properties, all of which was a capital gain.

(15)	This sale represents the disposition of a 12 property drugstore store portfolio that was owned by CCPT III. The acquisition of these properties by CCPT III were between the months of May 2009 through September 2009.

(16)	CCPT III recorded a taxable gain of $3.5 million related to the property sale, all of which was a capital gain.

(17)	CCPT III disposed of this property in a like-kind exchange under section 1031 of the Internal Revenue Code and thus, did not recognize a taxable gain on the disposal.

(18)	CCPT III recorded a taxable gain of $5.2 million related to the sale of five properties, all of which was a capital gain.

(19)	This sale represents the disposition of a five property restaurant portfolio that was owned by CCPT III.

(20)	CCPT III recorded a taxable gain of $3.0 million related to the property sale, all of which was a capital gain.

(21)	CCPT III recorded a taxable gain of $1.5 million related to the sale of four properties, all of which was a capital gain.

(22)	This sale represents the disposition of a four property convenience store portfolio that was owned by CCPT III. The acquisition of these properties were between the months of December 2009 through February 2010.

(23)	CCPT III recorded a taxable gain of $6.0 million related to the property sale, all of which was a capital gain.

(24)	CCPT III recorded a taxable gain of $2.4 million related to the sale of two properties, all of which was a capital gain.

(25)	This sale represents the disposition of a two property restaurant portfolio that was owned by CCPT III.

(26)	CCPT III recorded a taxable gain of $1.7 million related to the property sale, all of which was a capital gain.

(27)	CCPT III recorded a taxable gain of $12.5 million related to the sale of six CMBS and half of its investment in two CMBS, all of which was a capital gain.

Past performance is not necessarily indicative of future results.

APPENDIX B

NOT FOR USE IN ALABAMA

COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Agreement for the offering unless they have received the current final Prospectus.

1. This subscription is in the amount of $                  ☐ Check if amount is estimated

☐	Initial Subscription (minimum $2,500)
☐	Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

     Existing Cole Account Number

2. Payment will be made with:                ☐ Enclosed check                ☐ Funds wired                ☐ Funds to follow

    ☐ ACH

                                                                                                          ☐ Checking             ☐ Savings

Financial Institution

Routing/Transit No.	Account No.

3. For purchases without selling commissions, please designate below, as applicable:

     ☐ RIA Account Purchase         ☐ Registered Representative Purchase         ☐ Cole Employee or Affiliate

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual Ownership (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required) State of Custodian for (minor’s name)	☐Non-custodial ☐ Custodial ☐ Other (specify) 3. Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform) Name
☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
☐ LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Custodian or Clearing Firm/Platform Account #
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)
Name of Trust
Date of Trust Tax ID # (if applicable)

☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name	Co-Investor Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

Email Address	Email Address
SSN or Tax ID Date of Birth	SSN or Tax ID Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)	☐ Cole Employee or Affiliate

City State Zip

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID
Name of Cole Program	Cole Account Number	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Custodian or Clearing Firm/Platform of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

    ☐ Mail to Address of Record

    ☐ Reinvest pursuant to Distribution Reinvestment Plan

    ☐ Direct Deposit

☐ Checking ☐ Savings
Financial Institution
Routing/Transit No.	Account No.

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City State Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE CORPORATE INCOME TRUST, INC. (CCIT) IN WRITING OF THAT FACT.

By signing this agreement, I authorize CCIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-11 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed 10% of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed 10% of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in CCIT and its affiliates.

☐ By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please marke sure you provide your email address in Section C.

If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCIT unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT. In deciding to invest in CCIT, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT and each person selling shares of CCIT common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

F REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.		2.
	Name of Registered Representative		Name of Broker-Dealer

	Rep ID #		Rep CRD #

	Mailing Address		Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No

City State Zip

Phone Email Address

G REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.		2.
	Name of RIA Representative		Name of RIA Firm

SEC Registered RIA ☐ Yes ☐ No
	Mailing Address		State Registered RIA ☐ Yes ☐ No
States Registered

City State Zip

	Phone Email Address		RIA IARD

	Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No		Name of Clearing Firm

Name of Affiliate Broker Dealer

H REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker/Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT	CCIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCIT-AGMT-03 (06-12)

APPENDIX C

NOT FOR USE IN ALABAMA

COLE CORPORATE INCOME TRUST, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Corporate Income Trust, Inc. (CCIT), who desires to purchase additional shares of CCIT and who purchased their shares directly from CCIT. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT Initial Subscription Agreement.

A INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)

1. This subscription is in the amount of $             (minimum $1,000) and is an Additional Subscription

                                                               ☐ Check if amount is estimated

2. Payment will be made with:            ☐ Enclosed check                                        ☐ Funds wired                                        ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID

Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-11 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

C-1

INVESTOR | CO-INVESTOR

|	8. For Kentucky, Michigan, Oregon, Pennsylvania and Tennessee residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCIT unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT. In deciding to invest in CCIT, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT and each person selling shares of CCIT common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative	RIA IARD

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and CCIT that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT	CCIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved	CCIT-AI-AGMT-03(06-12)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (an Initial Subscription Agreement is required for all initial investments)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectus for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST IV, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

b. $ COLE CORPORATE INCOME TRUST, INC.	☐ Initial Subscription (Minimum is $2,500)
☐ Additional Subscription (Minimum is $1,000)
Existing Cole Account Number
☐ Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow ☐ Checking ☐ Savings ☐ ACH

Financial Institution	Account #

Routing/Transit #

3.	For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1. Non-Qualified Registration	2. Qualified Registration (make check payable to the Custodian)
☐ Individual (one signature required)	☐ Traditional IRA
☐ Joint Tenants with Right of Survivorship (all parties must sign)	☐ Roth IRA
☐ Community Property (all parties must sign)	☐ Keogh Plan
☐ Tenants-in-Common (all parties must sign)	☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Transfer on Death (fill out TOD Form to effect designation)	☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act	☐ Non-custodial ☐ Custodial
(UGMA/UTMA adult custodian signature required)	☐ Other (specify)
State of
Custodian for (minor’s name)
☐ Corporate (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required) ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)	3. Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)
☐ Partnership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)	Name
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)	Street/PO Box
☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)	City State Zip
☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)	Custodian Tax ID # (provided by Custodian)
Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)	Custodian or Clearing Firm/Platform Account #

Name of Trust
Date of Trust Tax ID # (if applicable)
☐ Other (specify)

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)

Mailing Address			Mailing Address

City	State	Zip	City	State	Zip

Phone	Business Phone		Phone	Business Phone

Email Address			SSN or Tax ID	Date of Birth

☐ Cole Employee or Affiliate
SSN or Tax ID	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State	Zip

☐ By checking here I confirm I would like to go green and not receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in this section. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Custodian or Clearing Firm/Platform or Address of Record if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Custodian or Clearing Firm/Platform of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

☐	Mail to Address of Record
☐	Reinvest pursuant to Distribution Reinvestment Plan
☐	Direct Deposit

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #
☐ Check if banking information is same as provided in Section A-2
☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account #	City		State	Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENT AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following: For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten precent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed 10% of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

E INVESTOR(S) SIGNATURES (continued)

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature Date	Custodian Signature Date

Co-Investor’s Signature Date

F FINANCIAL ADVISOR INFORMATION (please complete A or B)

A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
1.				2.
	Name of Registered Representative				Name of Broker-Dealer

	Representative ID #				Representative CRD #
Have you changed firm affiliation (since last purchase)? ☐ Yes ☐ No
Mailing Address
	City	State	Zip

	Phone	Email Address

B) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)
1.				2.
	Name of RIA Representative				Name of RIA Firm
SEC Registered RIA ☐ Yes ☐ No
	Mailing Address				State Registered RIA ☐ Yes ☐ No
States Registered
	City	State	Zip

	Phone	Email Address			RIA IARD #
Have you changed firm affiliation (since last purchase)?
	☐ Yes ☐ No				Name of Clearing Firm

Name of Affiliate Broker Dealer

G REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐ I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2012 Cole Capital Advisors, Inc. All rights reserved		JOINT-AGMT-03 (06-12)

Appendix E

FOR USE WITH ALABAMA INVESTORS

COLE CORPORATE INCOME TRUST, INC.
INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT	(a separate Initial Subscription Agreement is required for each initial investment)

Investors should not sign this Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated

☐ Initial Subscription (minimum $2,500)

☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Cole Account Number

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow
☐	ACH

☐ Checking ☐ Savings
Financial Institution

Routing/Transit No.	Account No.

3.	For purchases without selling commissions, please designate below, as applicable:

☐ RIA Account Purchase                  ☐ Registered Representative Purchase                  ☐ Cole Employee or Affiliate

B TYPE	OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration
	☐	Individual Ownership (one signature required)
	☐	Joint Tenants with Right of Survivorship (all parties must sign)
	☐	Community Property (all parties must sign)
	☐	Tenants-in-Common (all parties must sign)
	☐	Transfer on Death (fill out TOD Form to effect designation)
	☐	Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)

State of

Custodian for (minor’s name)
	☐	Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
	☐	Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)
	☐	LLC Ownership (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
	☐	Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)
	☐	Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)

Type of Trust: (Specify i.e., Family, Living, Revocable, etc.)

Name of Trust

Date of Trust Tax ID # (if applicable)
☐ Other (specify)

2.	Qualified Registration (make check payable to the Custodian)
☐ Traditional IRA
☐ Roth IRA
☐ Keogh Plan
☐ Simplified Employee Pension/Trust (S.E.P.)
☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial
☐ Other (specify)

3.	Custodian or Clearing Firm/Platform Information (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City State Zip

Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor Name			Co-Investor Name (if applicable)

Mailing Address			Mailing Address

City	State	Zip	City	State	Zip

Phone Business Phone			Phone Business Phone

Email Address			Email Address

SSN or Tax ID Date of Birth			SSN or Tax ID Date of Birth

☐ Cole Employee or Affiliate

Street Address (if different from mailing address or mailing address is a PO Box)

City	State	Zip

Volume Discounts
I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID

Name of Cole Program	Cole Account Number	SSN or Tax ID

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian or Clearing Firm/Platform if nothing is marked)

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Custodian or Clearing Firm/Platform of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:
☐ Mail to Address of Record
☐ Reinvest pursuant to Distribution Reinvestment Plan
☐ Direct Deposit

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit No.	Account No.

☐ Check if banking information is same as provided in Section A-2

☐ Mail to Brokerage Account or Third Party

Payee Name	Mailing Address

Account No.	City	State	Zip

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATION AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THIS INITIAL SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY COLE CORPORATE INCOME TRUST, INC. (CCIT) IN WRITING OF THAT FACT.

By signing this agreement, I authorize CCIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E  INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-5)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT at least five business days before signing this Subscription Agreement. Alabama investors shall have five full business days from receipt of the final Prospectus before executing any and all subscription documents and payment for the securities is exchanged.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that the shares are not liquid.

5. My (our) liquid net worth is at least 10 times my (our) investment in CCIT and similar programs.

          Optional: By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCIT unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT. In deciding to invest in CCIT, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT and each person selling shares of CCIT common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, the company will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

F	REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

1.
Name of Registered Representative
Rep ID #
Mailing Address
	City	State	Zip
	Phone	Email Address

2.
Name of Broker-Dealer
Rep CRD #
Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

1.
Name of RIA Representative
Mailing Address
	City	State	Zip
	Phone	Email Address

Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

2.
Name of RIA Firm
SEC Registered RIA ☐ Yes ☐ No
State Registered RIA ☐ Yes ☐ No

States Registered

RIA IARD
Name of Clearing Firm
Name of Affiliate Broker Dealer

H	REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT is a suitable and appropriate investment for this investor.
Signature of Registered or RIA Representative		Signature of Broker/Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT	CCIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

E-4 CCIT-AGMT-AL-01 (02-12)

Appendix F

FOR USE WITH ALABAMA INVESTORS

COLE CORPORATE INCOME TRUST, INC.
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK					866.907.2653

This form may be used by any current investor in Cole Corporate Income Trust, Inc. (CCIT), who desires to purchase additional shares of CCIT and who purchased their shares directly from CCIT. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT Initial Subscription Agreement.

A INVESTMENT (a completed Initial Subscription Agreement is required for each initial investment)
1.	This subscription is in the amount of $ (minimum $1,000) and is an Additional Subscription
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check	☐ Funds wired		☐ Funds to follow
☐ ACH

		☐ Checking		☐ Savings
Financial Institution

	Routing/Transit No.	Account No.

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)		SSN or Tax ID

Existing Cole Account Number

Volume Discounts
I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account Number	SSN or Tax ID

Name of Cole Program	Cole Account Number	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-5)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT at least five business days before signing this Subscription Agreement. Alabama investors shall have five full business days from receipt of the final Prospectus before executing any and all subscription documents and payment for the securities is exchanged.

2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

4. I (we) acknowledge that the shares are not liquid.

5. My (our) liquid net worth is at least 10 times my (our) investment in CCIT and similar programs.

F-1

             Optional: By initialing here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If I decide later that I want to receive documents in paper, I can contact Cole Investor Services at 1-866-907-2653.

If you are choosing to Go Green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in CCIT unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT. In deciding to invest in CCIT, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT and each person selling shares of CCIT common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, the company will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

D REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative		Rep and Branch ID #

E REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by selling RIA Representative)

Name of RIA Representative		RIA IARD

F REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation and CCIT that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative		Signature of Broker/Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT	CCIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

F-2                                                                      CCIT_AI_AGMT_AL_01(02-12)

APPENDIX G

NOT FOR USE IN ALABAMA, ARKANSAS, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST IV, INC. COLE CORPORATE INCOME TRUST, INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

This form may be used by any current investor in Cole Credit Property Trust IV, Inc. (CCPT IV) and/or Cole Corporate Income Trust, Inc. (CCIT), who desires to purchase additional shares of CCPT IV and/or CCIT and who purchased their shares directly from CCPT IV and/or CCIT. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT IV Initial Subscription Agreement, CCIT Initial Subscription Agreement or the CCPT IV / CCIT Joint Initial Subscription Agreement.

A INVESTMENT (A completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a.	$ COLE CREDIT PROPERTY TRUST IV, INC. (minimum $1,000)	☐	Check if amount is estimated

b.	$ COLE CORPORATE INCOME TRUST, INC. (minimum $1,000)	☐	Check if amount is estimated

2.	Payment will be made with: ☐ Enclosed check ☐ Funds wired ☐ Funds to follow

    ☐ ACH

	☐ Checking	☐ Savings
Financial Institution

Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Cole Account Registration (name of Account)	SSN or Tax ID #

Existing Cole Account #

Volume Discounts

I (we) are making, or previously have made, investments in the following Cole-sponsored programs that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID

Name of Cole Program	Cole Account #	SSN or Tax ID

C INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in Either or Both Offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust IV, Inc. (CCPT IV) and Cole Corporate Income Trust, Inc. (CCIT).

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust IV, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and New Mexico residents: My (our) aggregate investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCPT IV and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCPT IV.

|	9. For Maine residents: My (our) investment in CCPT IV and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT IV does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCPT IV and its affiliates.

|	12. For Ohio residents: My (our) aggregate investment in CCPT IV, its affiliates and other non-traded real estate investment programs does not exceed ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

For Investors in Cole Corporate Income Trust, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $250,000; or (ii) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	6. For Iowa and Ohio residents: My (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) liquid net worth.

|	7. For Kansas and Massachusetts residents: I (we) acknowledge that the Kansas and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than ten percent (10%) of my (our) “liquid net worth” (as defined in the Prospectus for Kansas and Massachusetts investors) in CCIT and the securities of similar direct participation programs.

|	8. For Kentucky, Michigan, and Oregon residents: My (our) liquid net worth is at least ten (10) times my (our) maximum investment in CCIT.

|	9. For Maine residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in CCIT and its affiliates does not exceed ten percent (10%) of my (our) net worth.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT does not exceed ten percent (10%) of my (our) net worth.

|	11. For North Dakota residents: My (our) liquid net worth is at least ten (10) times my (our) investment in CCIT and its affiliates.

☐  By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.)

If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

You should not invest in a Cole REIT unless you have read and understood this agreement and the applicable Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole REIT will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date
Co-Investor’s Signature	Date

D FINANCIAL ADVISOR INFORMATION (please complete A or B)

        A) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Rep and Branch ID #

        B) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD ID #

E REPRESENTATIVE SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Real Estate Investments, Cole Credit Property Trust IV, Inc. and Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform

☐  I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2013 Cole Capital Advisors, Inc. All rights reserved	JOINT-AI-01 (1-13)

APPENDIX H

DISTRIBUTION REINVESTMENT PLAN

COLE CORPORATE INCOME TRUST, INC.

EFFECTIVE AS OF FEBRUARY 10, 2011,

AS AMENDED NOVEMBER 10, 2011

Cole Corporate Income Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.  Election to Participate.    Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole Corporate Income Advisors, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2.  Distribution Reinvestment.    The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3.  General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a)  During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-166447), as amended or supplemented (the “Registration Statement”), and until such time as the Board of the Company determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b)  After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c)  Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d)  Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e)  For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f)  Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g)  Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h)  A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4.  Absence of Liability.    Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5.  Suitability.    Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6.  Reports to Participants.    Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.  Taxes.    Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8.  Reinvestment in Subsequent Programs.

(a)  After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i)  prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii)  a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii)  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)  the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v)  the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b)  The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i)  prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii)  a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii)  the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv)  the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v)  the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9.  Termination.

(a)  A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b)  As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c)  A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(d)  In the event that a Participant requests a redemption of all of the Participant’s Shares, the Participant will be deemed to have given written notice to the Administrator, at the time the redemption request is submitted, that the Participant is terminating his or her participation in the Plan, and is electing to receive all future distributions in cash. This election will continue in effect even if less than all of the Participant’s Shares are redeemed unless the Participant notifies the Administrator that he or she elects to resume participation in the Plan.

10.  State Regulatory Restrictions.    The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11.  Amendment or Termination by Company.

(a)  The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b)  The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c)  After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12.  Participation by Limited Partners of Cole Corporate Income Partnership, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Corporate Income Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13.  Governing Law.    This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.  Notice.    Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Corporate Income Trust, Inc.

Prospectus

Up to 300,000,000 Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Cautionary Note Regarding Forward-Looking Statements	56
Conflicts of Interest	84
Description of Shares	123
Estimated Use of Proceeds	57
Experts	177
Federal Income Tax Considerations	147
How to Subscribe	176
Incorporation by Reference	178
Investment by Tax-Exempt Entities and ERISA Considerations	164
Investment Objectives and Policies	90
Legal Matters	177
Management	60
Management Compensation	76
Our Operating Partnership Agreement	143
Plan of Distribution	170
Prior Performance Summary	113
Prospectus Summary	10
Questions and Answers About This Offering	2
Risk Factors	22
Selected Financial Data	112
Suitability Standards	i
Summary of Distribution Reinvestment Plan	139
Summary Risk Factors	1
Supplemental Sales Material	177
Where You Can Find More Information	179

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

                , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 300,000,000 shares of our common stock, except the Securities and Exchange Commission’s registration fee and the FINRA filing fee.

SEC Registration Fee	$212,118
FINRA Filing Fee	75,500
Printing Expenses	1,942,500
Legal Fees and Expenses	1,500,000
Accounting Fees and Expenses	1,400,000
Blue Sky Fees and Expenses	420,000
Itemized and Detailed Due Diligence Expenses	800,000
Advertising and Sales Literature	5,584,500
Advertising and Sales Expenses	6,491,010
Transfer Agent and Escrow Fees	2,600,000

Total expenses	$21,025,628

Item 32.    Sales to Special Parties

The Company’s executive officers and directors, as well as officers and employees of CCI Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds the Company receives will not be affected by such sales of shares at a discount. In addition, volume discounts are permitted as set forth in the “Plan of Distribution” section of the prospectus.

Item 33.    Recent Sales of Unregistered Securities

On April 29, 2010, a predecessor of CREInvestments, LLC purchased 20,000 shares of our common stock for total cash consideration of $200,000 to provide our initial capitalization. The issuance and purchase of such shares was effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the Securities Act).

Item 34.    Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non- independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder, or if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

We intend to purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.    Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.    Financial Statements and Exhibits

(a)  Financial Statements:

The list of the financial statements of Cole Corporate Income Trust, Inc. filed as part of this registration statement and the prospectus included herein is incorporated herein by reference to Cole Corporate Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 and the financial statements and related pro forma financial statements for the OF Centennial CO property contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on October 16, 2012.

(b)  Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.    Undertakings

(a)  The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)  The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)  The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)  The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e)  The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment ( i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f)  The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration Statement or made in a document incorporated or deemed incorporated by reference into the registration Statement or prospectus that is part of the registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration Statement or prospectus that was part of the registration Statement or made in any such document immediately prior to such date of first use.

(g)  For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h)  The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED)

Table VI presents summary information on properties acquired in the three years ended December 31, 2012 by Prior Public Real Estate Programs with similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	L.A. Fitness League City, TX Fitness & Health	Tractor Supply Lowville, NY Specialty Retail	Tractor Supply Malone, NY Specialty Retail
Gross leasable square footage	45,000	19,097	19,097
Date of purchase	5/21/2010	6/3/2010	6/3/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,481,700	2,246,040	2,292,960

Contract purchase price plus acquisition fee	7,481,700	2,246,040	2,292,960
Other cash expenditures expensed	63,035	31,086	31,723
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,544,735	$2,277,126	$2,324,683

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	L.A. Fitness Naperville, IL Fitness & Health	CVS Indianapolis (21st St), IN Drugstore	Tractor Supply Elletsville, IN Specialty Retail
Gross leasable square footage	45,000	12,222	19,097
Date of purchase	6/30/2010	7/21/2010	9/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,384,000	3,282,386	2,658,182

Contract purchase price plus acquisition fee	9,384,000	3,282,386	2,658,182
Other cash expenditures expensed	66,148	19,675	46,081
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,450,148	$3,302,061	$2,704,263

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	CVS Lincoln, IL Drugstore	Ruth’s Chris Metairie, LA Restaurant	Ruth’s Chris Sarasota, FL Restaurant
Gross leasable square footage	13,255	5,189	7,725
Date of purchase	9/17/2010	9/27/2010	9/27/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,243,600	3,616,364	3,078,998

Contract purchase price plus acquisition fee	3,243,600	3,616,364	3,078,998
Other cash expenditures expensed	20,032	24,344	20,272
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,263,632	$3,640,708	$3,099,270

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Columbus Fish Grandview, OH Restaurant	J. Jill Tilton, NH Distribution	Childtime Childcare Cuyahoga Falls, OH Childcare & Development
Gross leasable square footage	7,766	573,000	5,934
Date of purchase	9/27/2010	9/30/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,327,054	23,538,461	837,082

Contract purchase price plus acquisition fee	3,327,054	23,538,461	837,082
Other cash expenditures expensed	23,975	218,593	34,802
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,351,029	$23,757,054	$871,884

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Childtime Childcare Arlington, TX Childcare & Development	Childtime Childcare Oklahoma City (May), OK Childcare & Development	Childtime Childcare Oklahoma City (Penn), OK Childcare & Development
Gross leasable square footage	10,856	6,656	6,671
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	997,767	529,217	913,645

Contract purchase price plus acquisition fee	997,767	529,217	913,645
Other cash expenditures expensed	38,818	28,221	37,707
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,036,585	$557,438	$951,352

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Childtime Childcare Rochester, NY Childcare & Development	Tutor Time Pittsburgh, PA Childcare & Development	Childtime Childcare Modesto (Honey), CA Childcare & Development
Gross leasable square footage	4,801	10,071	6,464
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	733,724	1,222,192	899,581

Contract purchase price plus acquisition fee	733,724	1,222,192	899,581
Other cash expenditures expensed	32,349	46,330	36,303
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$766,073	$1,268,522	$935,884

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	CVS Azle, TX Drugstore	Logan’s Roadhouse Trussville, AL Restaurant	Logan’s Roadhouse Wichita Falls, TX Restaurant
Gross leasable square footage	12,900	7,236	8,026
Date of purchase	12/16/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,947,000	2,789,259	2,789,259

Contract purchase price plus acquisition fee	4,947,000	2,789,259	2,789,259
Other cash expenditures expensed	27,188	24,121	25,050
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,974,188	$2,813,380	$2,814,309

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ivex Packaging New Castle, PA Distribution	Walgreens Mt. Pleasant, TX Drugstore	Advance Auto Irvington, NJ Automotive Parts
Gross leasable square footage	135,303	14,820	6,684
Date of purchase	12/20/2010	12/21/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,100,000	5,647,740	2,297,126

Contract purchase price plus acquisition fee	5,100,000	5,647,740	2,297,126
Other cash expenditures expensed	37,769	28,900	58,558
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,137,769	$5,676,640	$2,355,684

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Advance Auto Midwest City, OK Automotive Parts	Advance Auto Penns Grove, NJ Automotive Parts	Advance Auto St. Francis, WI Automotive Parts
Gross leasable square footage	7,000	7,000	6,889
Date of purchase	12/22/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,703,886	1,585,823	1,653,698

Contract purchase price plus acquisition fee	1,703,886	1,585,823	1,653,698
Other cash expenditures expensed	31,382	45,921	25,830
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,735,268	$1,631,744	$1,679,528

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Advance Auto Willingboro, NJ Automotive Parts	Advance Auto Charlotte, NC Automotive Parts	Advance Auto Dunellen, NJ Automotive Parts
Gross leasable square footage	6,781	6,896	6,781
Date of purchase	12/22/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,822,973	1,656,805	2,753,375

Contract purchase price plus acquisition fee	1,822,973	1,656,805	2,753,375
Other cash expenditures expensed	48,799	25,629	61,645
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,871,772	$1,682,434	$2,815,020

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Jo-Ann Fabrics Independence, MO Distribution	CVS Fairview Township, PA Drugstore	Walgreens Richmond Hill, GA Drugstore
Gross leasable square footage	46,350	10,880	14,820
Date of purchase	12/23/2010	1/27/2011	2/25/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,625,700	3,177,300	5,666,666

Contract purchase price plus acquisition fee	4,625,700	3,177,300	5,666,666
Other cash expenditures expensed	28,086	62,289	23,894
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,653,786	$3,239,589	$5,690,560

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	CVS St. Augustine, FL Drugstore	L.A. Fitness West Chester, OH Fitness & Health	Burger King Durham, NC Restaurant
Gross leasable square footage	13,220	45,000	2,996	(2)
Date of purchase	4/26/2011	4/27/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,039,117	8,402,250	854,250

Contract purchase price plus acquisition fee	4,039,117	8,402,250	854,250
Other cash expenditures expensed	22,244	58,740	9,443
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,061,361	$8,460,990	$863,693

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Office Depot Durham, NC Office Supply	Office Depot Balcones Heights, TX Office Supply	Ryan’s Buffet Decatur, AL Restaurant
Gross leasable square footage	20,000	20,400	10,956
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,914,140	3,863,760	2,654,683

Contract purchase price plus acquisition fee	2,914,140	3,863,760	2,654,683
Other cash expenditures expensed	26,706	29,871	24,529
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,940,846	$3,893,631	$2,679,212

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Florence, AL Restaurant	Ryan’s Buffet Dothan, AL Restaurant	Ryan’s Buffet Carrollton, GA Restaurant
Gross leasable square footage	10,920	10,080	10,553
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,568,289	2,269,500	1,871,700

Contract purchase price plus acquisition fee	2,568,289	2,269,500	1,871,700
Other cash expenditures expensed	21,716	22,530	18,660
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,590,005	$2,292,030	$1,890,360

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Hiram, GA Restaurant	Ryan’s Buffet Albany, GA Restaurant	Ryan’s Buffet Dawsonville, GA Restaurant
Gross leasable square footage	10,136	10,942	10,972
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,994,100	3,073,280	1,744,200

Contract purchase price plus acquisition fee	1,994,100	3,073,280	1,744,200
Other cash expenditures expensed	18,845	19,629	18,298
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,012,945	$3,092,909	$1,762,498

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Corydon, IN Restaurant	Ryan’s Buffet Bowling Green, KY Restaurant	Ryan’s Buffet Lake Charles, LA Restaurant
Gross leasable square footage	10,170	10,155	11,874
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,040,000	4,048,666	2,931,031

Contract purchase price plus acquisition fee	2,040,000	4,048,666	2,931,031
Other cash expenditures expensed	21,146	27,896	26,141
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,061,146	$4,076,562	$2,957,172

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Johnstown, PA Restaurant	Ryan’s Buffet Picayune, MS Restaurant	Ryan’s Buffet Tupelo, MS Restaurant
Gross leasable square footage	10,116	10,349	10,349
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,756,440	2,736,364	2,399,550

Contract purchase price plus acquisition fee	1,756,440	2,736,364	2,399,550
Other cash expenditures expensed	26,741	24,452	23,636
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,783,181	$2,760,816	$2,423,186

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Ryan’s Buffet Charleston, SC Restaurant	Ryan’s Buffet Conroe, TX Restaurant	Ryan’s Buffet Princeton, WV Restaurant
Gross leasable square footage	11,099	10,736	10,888
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,943,100	4,221,607	2,967,659

Contract purchase price plus acquisition fee	1,943,100	4,221,607	2,967,659
Other cash expenditures expensed	19,575	39,513	23,501
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,962,675	$4,261,120	$2,991,160

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Best Buy Kansas City, KS Electronics Retail	Kohl’s Olathe, KS Department Store	Golden Corral Albuquerque, NM Restaurant
Gross leasable square footage	46,267	80,684	14,100
Date of purchase	6/10/2011	8/23/2011	9/28/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,297,700	8,770,082	5,044,966

Contract purchase price plus acquisition fee	8,297,700	8,770,082	5,044,966
Other cash expenditures expensed	86,842	32,047	34,935
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,384,542	$8,802,129	$5,079,901

Program:	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.	Cole Credit Property Trust II, Inc.

Name, location, type of property	Tractor Supply Mt. Sterling, KY Specialty Retail	Chapel Hill Centre Douglasville, GA Shopping Center	Gallina Centro II Collierville, TN Shopping Center
Gross leasable square footage	19,097	66,970	48,625
Date of purchase	10/27/2011	10/28/2011	11/15/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,914,285	8,556,257	7,229,373

Contract purchase price plus acquisition fee	2,914,285	8,556,257	7,229,373
Other cash expenditures expensed	37,330	52,902	70,688
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,951,615	$8,609,159	$7,300,061

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Twin Falls, ID Drugstore	Walgreens Loves Park, IL Drugstore	Walgreens Framingham, MA Drugstore
Gross leasable square footage	14,820	14,490	14,820
Date of purchase	1/14/2010	1/19/2010	1/19/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,926,600	4,018,800	6,082,260

Contract purchase price plus acquisition fee	4,926,600	4,018,800	6,082,260
Other cash expenditures expensed	27,767	25,120	26,355
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,954,367	$4,043,920	$6,108,615

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Carmax Garland, TX Auto Dealership	Walgreens Appleton (Meade), WI Drugstore	L.A. Fitness Highland, CA Fitness & Health
Gross leasable square footage	82,165	16,853	45,000
Date of purchase	1/29/2010	2/3/2010	2/4/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,280,000	3,843,360	9,399,300

Contract purchase price plus acquisition fee	14,280,000	3,843,360	9,399,300
Other cash expenditures expensed	34,240	21,591	24,631
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,314,240	$3,864,951	$9,423,931

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Cleveland (Clark), OH Drugstore	Walgreens Appleton (Northland), WI Drugstore	Walgreens Greenville, NC Drugstore
Gross leasable square footage	14,820	14,490	14,490
Date of purchase	2/10/2010	2/18/2010	2/19/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,559,000	5,407,020	6,314,935

Contract purchase price plus acquisition fee	5,559,000	5,407,020	6,314,935
Other cash expenditures expensed	25,467	23,603	33,705
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,584,467	$5,430,623	$6,348,640

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Lancaster, SC Drugstore	Walgreens Baytown, TX Drugstore	Walgreens North Platte, NE Drugstore
Gross leasable square footage	14,820	14,820	14,820
Date of purchase	2/19/2010	2/23/2010	2/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,015,134	4,901,100	5,143,421

Contract purchase price plus acquisition fee	6,015,134	4,901,100	5,143,421
Other cash expenditures expensed	39,359	27,914	25,636
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,054,493	$4,929,014	$5,169,057

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Cigna Pointe Plano, TX Fitness & Health	Kum & Go Story City, IA Convenience Store	Kum & Go Ottumwa, IA Convenience Store
Gross leasable square footage	209,089	3,414	4,177
Date of purchase	2/24/2010	2/25/2010	2/25/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	50,490,000	2,091,000	1,860,000

Contract purchase price plus acquisition fee	50,490,000	2,091,000	1,860,000
Other cash expenditures expensed	73,830	28,704	28,283
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$50,563,830	$2,119,704	$1,888,283

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kum & Go West Branch, IA Convenience Store	Walgreens Omaha, NE Drugstore	Walgreens Kingman, AZ Drugstore
Gross leasable square footage	3,164	14,550	15,696
Date of purchase	2/25/2010	2/25/2010	2/25/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,116,000	5,304,000	6,145,500

Contract purchase price plus acquisition fee	1,116,000	5,304,000	6,145,500
Other cash expenditures expensed	28,244	25,781	23,940
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,144,244	$5,329,781	$6,169,440

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Augusta, ME Drugstore	O’Reilly Automotive New Roads, LA Automotive Parts	O’Reilly Automotive La Place, LA Automotive Parts
Gross leasable square footage	14,065	6,800	7,000
Date of purchase	3/5/2010	3/12/2010	3/12/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,552,727	837,041	1,041,498

Contract purchase price plus acquisition fee	6,552,727	837,041	1,041,498
Other cash expenditures expensed	43,781	22,658	22,492
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,596,508	$859,699	$1,063,990

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Breaux Bridge, LA Automotive Parts	Cargill Blair, NE Distribution		Walgreens North Mankato, MN Drugstore
Gross leasable square footage	6,800	30,000		14,550
Date of purchase	3/15/2010	3/17/2010		3/18/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	823,319	5,054,103		5,171,400

Contract purchase price plus acquisition fee	823,319	5,054,103		5,171,400
Other cash expenditures expensed	22,465	40,230		28,975
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$845,784	$5,094,333		$5,200,375

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s McAllen, TX Department Store	Sunset Valley Austin, TX Shopping Center		CVS New Port Richey, FL Drugstore
Gross leasable square footage	88,248	147,763	(2)	13,813
Date of purchase	3/26/2010	3/26/2010		3/26/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	7,446,000	36,210,000		3,381,300

Contract purchase price plus acquisition fee	7,446,000	36,210,000		3,381,300
Other cash expenditures expensed	36,265	111,611		21,015
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$7,482,265	$36,321,611		$3,402,315

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Birmingham, AL Drugstore	L.A. Fitness Denton, TX Fitness & Health		Aaron Rents Valley, AL Specialty Retail
Gross leasable square footage	13,905	45,000		6,950
Date of purchase	3/30/2010	3/31/2010		3/31/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,188,520	7,981,500		804,000

Contract purchase price plus acquisition fee	3,188,520	7,981,500		804,000
Other cash expenditures expensed	24,251	40,265		33,843
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,212,771	$8,021,765		$837,843

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Springdale, AR Specialty Retail	Aaron Rents Auburndale, FL Specialty Retail	Aaron Rents Redford, MI Specialty Retail
Gross leasable square footage	8,000	148,922	8,025
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,330,000	5,283,000	901,000

Contract purchase price plus acquisition fee	1,330,000	5,283,000	901,000
Other cash expenditures expensed	47,444	125,645	35,604
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,377,444	$5,408,645	$936,604

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Bowling Green, OH Specialty Retail	Aaron Rents North Olmsted, OH Specialty Retail	Aaron Rents Bloomsburg, PA Specialty Retail
Gross leasable square footage	8,321	7,800	12,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,180,000	928,000	825,000

Contract purchase price plus acquisition fee	1,180,000	928,000	825,000
Other cash expenditures expensed	42,707	37,843	45,227
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,222,707	$965,843	$870,227

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Mission, TX Specialty Retail	Aaron Rents Oneonta, AL Specialty Retail	Aaron Rents Lafayette, IN Specialty Retail
Gross leasable square footage	8,000	8,000	5,935
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,091,000	1,170,000	1,102,000

Contract purchase price plus acquisition fee	1,091,000	1,170,000	1,102,000
Other cash expenditures expensed	39,324	41,455	40,369
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,130,324	$1,211,455	$1,142,369

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Magnolia, MS Specialty Retail	Aaron Rents Kennett, MO Specialty Retail	Aaron Rents Charlotte, NC Specialty Retail
Gross leasable square footage	125,000	7,276	8,775
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,945,000	641,000	1,195,000

Contract purchase price plus acquisition fee	2,945,000	641,000	1,195,000
Other cash expenditures expensed	79,936	29,783	41,605
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,024,936	$670,783	$1,236,605

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Aaron Rents Kent, OH Specialty Retail	Aaron Rents Marion, SC Specialty Retail	Aaron Rents Kingsville, TX Specialty Retail
Gross leasable square footage	16,516	8,000	8,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,225,000	627,000	1,193,000

Contract purchase price plus acquisition fee	1,225,000	627,000	1,193,000
Other cash expenditures expensed	46,100	30,258	40,424
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,271,100	$657,258	$1,233,424

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Delaware, OH Automotive Parts	Advance Auto Canton, OH Automotive Parts	Advance Auto Twinsburg, OH Automotive Parts
Gross leasable square footage	7,000	7,000	6,000
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,524,900	1,390,260	1,291,320

Contract purchase price plus acquisition fee	1,524,900	1,390,260	1,291,320
Other cash expenditures expensed	30,690	30,788	30,226
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,555,590	$1,421,048	$1,321,546

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Holland, OH Automotive Parts	Applebee’s Marion, IL Restaurant	Applebee’s Madisonville, KY Restaurant
Gross leasable square footage	6,000	5,403	5,393
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,349,460	1,768,680	1,922,700

Contract purchase price plus acquisition fee	1,349,460	1,768,680	1,922,700
Other cash expenditures expensed	30,164	22,189	21,874
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,379,624	$1,790,869	$1,944,574

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Joplin, MO Restaurant	Applebee’s Farmington, MO Restaurant	Applebee’s Elizabeth City, NC Restaurant
Gross leasable square footage	5,386	3,894	4,676
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,152,200	2,161,992	1,938,000

Contract purchase price plus acquisition fee	2,152,200	2,161,992	1,938,000
Other cash expenditures expensed	21,858	22,065	18,460
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,174,058	$2,184,057	$1,956,460

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Vincenness, IN Restaurant	Applebee’s Memphis, TN Restaurant	Applebee’s Rolla, MO Restaurant
Gross leasable square footage	5,940	4,830	4,791
Date of purchase	3/31/2010	3/31/2010	3/31/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,882,104	2,132,820	2,239,920

Contract purchase price plus acquisition fee	1,882,104	2,132,820	2,239,920
Other cash expenditures expensed	20,295	20,845	21,225
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,902,399	$2,153,665	$2,261,145

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Pearsall, TX Specialty Retail	Walgreens Janesville (West Court), WI Drugstore	Tractor Supply Summerdale, AL Specialty Retail
Gross leasable square footage	18,948	14,820	19,097
Date of purchase	4/9/2010	4/13/2010	4/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,485,953	4,360,500	2,517,625

Contract purchase price plus acquisition fee	2,485,953	4,360,500	2,517,625
Other cash expenditures expensed	25,629	24,595	22,885
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,511,582	$4,385,095	$2,540,510

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	National Tire & Battery Nashville, TN Automotive Parts	Kum & Go Sloan, IA Convenience Store	FedEx Beekmantown, NY Distribution
Gross leasable square footage	8,074	4,794	49,780
Date of purchase	4/21/2010	4/23/2010	4/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,744,047	2,652,000	5,431,500

Contract purchase price plus acquisition fee	1,744,047	2,652,000	5,431,500
Other cash expenditures expensed	20,821	26,132	28,890
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,764,868	$2,678,132	$5,460,390

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	FedEx Lafayette, IN Distribution	Advance Auto Sylvania, OH Automotive Parts	Walgreens Durham (Hwy 54), NC Drugstore
Gross leasable square footage	22,194	6,000	14,820
Date of purchase	4/27/2010	4/28/2010	4/28/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,582,860	1,265,820	5,916,000

Contract purchase price plus acquisition fee	4,582,860	1,265,820	5,916,000
Other cash expenditures expensed	23,630	30,508	22,973
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,606,490	$1,296,328	$5,938,973

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Kenedy, TX Specialty Retail	Academy Sports Killeen, TX Sporting Goods	Experian Headquarters Schaumburg, IL Professional Services
Gross leasable square footage	18,800	96,645	177,893
Date of purchase	4/29/2010	4/29/2010	4/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,526,279	6,834,000	30,600,000

Contract purchase price plus acquisition fee	2,526,279	6,834,000	30,600,000
Other cash expenditures expensed	26,672	30,636	60,672
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,552,951	$6,864,636	$30,660,672

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Glenpool, OK Specialty Retail	Tractor Supply Stillwater, OK Specialty Retail	Tractor Supply Gibsonia, PA Specialty Retail
Gross leasable square footage	19,097	19,180	19,097
Date of purchase	5/4/2010	5/4/2010	5/5/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,413,320	2,475,540	3,185,460

Contract purchase price plus acquisition fee	2,413,320	2,475,540	3,185,460
Other cash expenditures expensed	25,297	25,591	60,239
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,438,617	$2,501,131	$3,245,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Lancaster, CA Drugstore	Northern Tool Ocala, FL Specialty Retail	Walgreens Beloit, WI Drugstore
Gross leasable square footage	13,650	26,054	14,820
Date of purchase	5/17/2010	5/20/2010	5/20/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,647,740	3,588,360	4,396,200

Contract purchase price plus acquisition fee	5,647,740	3,588,360	4,396,200
Other cash expenditures expensed	42,143	30,727	23,002
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,689,883	$3,619,087	$4,419,202

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Murphy, NC Specialty Retail	Tractor Supply Ballinger, TX Specialty Retail	Igloo Headquarters Katy, TX Distribution
Gross leasable square footage	19,097	19,097	914,195
Date of purchase	5/21/2010	5/21/2010	5/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,898,935	2,543,595	38,862,000

Contract purchase price plus acquisition fee	2,898,935	2,543,595	38,862,000
Other cash expenditures expensed	26,365	27,186	99,997
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,925,300	$2,570,781	$38,961,997

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Rocky Mount, NC Drugstore	Kum & Go Tipton, IA Convenience Store	Whole Foods Hinsdale, IL Grocery
Gross leasable square footage	14,820	5,118	48,835
Date of purchase	5/26/2010	5/28/2010	5/28/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,980,260	2,544,000	11,842,200

Contract purchase price plus acquisition fee	5,980,260	2,544,000	11,842,200
Other cash expenditures expensed	19,953	33,070	28,837
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,000,213	$2,577,070	$11,871,037

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AT&T Dallas, TX Communications	AutoZone Hamilton, OH Automotive Parts	AutoZone Mt. Orab, OH Automotive Parts
Gross leasable square footage	206,040	7,370	6,816
Date of purchase	5/28/2010	6/9/2010	6/9/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	29,988,000	1,668,720	1,391,280

Contract purchase price plus acquisition fee	29,988,000	1,668,720	1,391,280
Other cash expenditures expensed	86,703	26,959	25,643
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$30,074,703	$1,695,679	$1,416,923

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Blanchester, OH Automotive Parts		AutoZone Trenton, OH Automotive Parts	AutoZone Nashville, TN Automotive Parts
Gross leasable square footage	7,370		6,816	6,786
Date of purchase	6/9/2010		6/9/2010	6/9/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,075,590		1,031,220	1,706,460

Contract purchase price plus acquisition fee	1,075,590		1,031,220	1,706,460
Other cash expenditures expensed	27,429		26,048	24,597
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,103,019		$1,057,268	$1,731,057

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Home Depot Evans, GA Home Improvement		Evans Exchange Evans, GA Shopping Center	Staples Houston, TX Office Supply
Gross leasable square footage	131,000	(2)	65,049	20,060
Date of purchase	6/11/2010		6/11/2010	6/17/2010
Mortgage financing at date of purchase	$5,840,667		$—	$—
Cash down payment	324,114		13,623,219	3,765,840

Contract purchase price plus acquisition fee	6,164,781		13,623,219	3,765,840
Other cash expenditures expensed	—		228,968	25,693
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,164,781		$13,852,187	$3,791,533

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Ft. Myers, FL Drugstore		Walgreens Fort Mill, SC Drugstore	Lowe’s Sanford, ME Home Improvement
Gross leasable square footage	12,900		14,820	138,134	(2)
Date of purchase	6/18/2010		6/24/2010	6/28/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	6,085,320		4,445,969	9,562,500

Contract purchase price plus acquisition fee	6,085,320		4,445,969	9,562,500
Other cash expenditures expensed	24,609		45,257	67,591
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$6,109,929		$4,491,226	$9,630,091

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes San Benito, TX Convenience Store		Stripes Palmhurst, TX Convenience Store	Stripes Edinburg, TX Convenience Store
Gross leasable square footage	4,847		2,925	3,604
Date of purchase	6/29/2010		6/29/2010	6/29/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,703,214		1,030,613	2,473,655

Contract purchase price plus acquisition fee	2,703,214		1,030,613	2,473,655
Other cash expenditures expensed	16,030		15,719	15,719
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,719,244		$1,046,332	$2,489,374

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Eagle Pass, TX Convenience Store		Tractor Supply Belchertown, MA Specialty Retail	Tractor Supply Southwick, MA Specialty Retail
Gross leasable square footage	4,847		19,097	19,097
Date of purchase	6/29/2010		6/29/2010	6/29/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,912,567		3,712,438	4,487,185

Contract purchase price plus acquisition fee	2,912,567		3,712,438	4,487,185
Other cash expenditures expensed	15,719		28,218	27,528
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,928,286		$3,740,656	$4,514,713

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Atascocita Commons Humble, TX Shopping Center		On The Border College Station, TX Restaurant	On The Border Columbus, OH Restaurant
Gross leasable square footage	316,529	(2)	6,652	7,671
Date of purchase	6/29/2010		6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	57,630,000		2,978,865	2,971,056

Contract purchase price plus acquisition fee	57,630,000		2,978,865	2,971,056
Other cash expenditures expensed	141,889		21,830	19,525
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$57,771,889		$3,000,695	$2,990,581

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Concord Mills, NC Restaurant	On The Border Denton, TX Restaurant	On The Border DeSoto, TX Restaurant
Gross leasable square footage	6,102	5,661	9,231
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,979,296	2,880,412	3,270,358

Contract purchase price plus acquisition fee	2,979,296	2,880,412	3,270,358
Other cash expenditures expensed	15,533	21,315	22,314
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,994,829	$2,901,727	$3,292,672

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Chili’s Flanders, NJ Restaurant	On The Border Fort Worth, TX Restaurant	On The Border Garland, TX Restaurant
Gross leasable square footage	6,046	7,127	5,948
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,478,532	3,542,132	2,221,582

Contract purchase price plus acquisition fee	2,478,532	3,542,132	2,221,582
Other cash expenditures expensed	32,252	23,145	18,643
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,510,784	$3,565,277	$2,240,225

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Kansas City, MO Restaurant	On The Border Lee’s Summit, MO Restaurant	On The Border Alpharetta, GA Restaurant
Gross leasable square footage	6,760	5,780	6,660
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,564,167	2,407,823	2,997,871

Contract purchase price plus acquisition fee	2,564,167	2,407,823	2,997,871
Other cash expenditures expensed	15,131	15,185	15,080
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,579,298	$2,423,008	$3,012,951

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Auburn Hills, MI Restaurant	On The Border Buford, GA Restaurant	On The Border Burleson, TX Restaurant
Gross leasable square footage	8,367	6,088	6,082
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,234,227	2,705,505	3,257,494

Contract purchase price plus acquisition fee	3,234,227	2,705,505	3,257,494
Other cash expenditures expensed	14,950	14,919	22,280
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,249,177	$2,720,424	$3,279,774

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Lubbock, TX Restaurant	On The Border Mesa, AZ Restaurant	On The Border Mt. Laurel, NJ Restaurant
Gross leasable square footage	6,745	6,586	7,041
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,313,867	2,964,131	2,869,419

Contract purchase price plus acquisition fee	3,313,867	2,964,131	2,869,419
Other cash expenditures expensed	22,431	13,528	35,538
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,336,298	$2,977,659	$2,904,957

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Naperville, IL Restaurant	On The Border Novi, MI Restaurant	On The Border Oklahoma City, OK Restaurant
Gross leasable square footage	7,086	8,017	7,402
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,465,155	2,881,239	2,936,070

Contract purchase price plus acquisition fee	3,465,155	2,881,239	2,936,070
Other cash expenditures expensed	20,535	14,703	18,744
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,485,690	$2,895,942	$2,954,814

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Peoria, AZ Restaurant	Chili’s Ramsey, NJ Restaurant	On The Border Rockwall, TX Restaurant
Gross leasable square footage	6,506	6,148	6,668
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,601,532	1,850,337	3,081,477

Contract purchase price plus acquisition fee	2,601,532	1,850,337	3,081,477
Other cash expenditures expensed	13,407	35,468	21,805
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,614,939	$1,885,805	$3,103,282

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border Rogers, AR Restaurant	On The Border Tulsa, OK Restaurant	On The Border West Springfield, MA Restaurant
Gross leasable square footage	5,782	7,559	8,248
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,939,417	3,395,252	3,954,279

Contract purchase price plus acquisition fee	1,939,417	3,395,252	3,954,279
Other cash expenditures expensed	19,997	19,057	17,808
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,959,414	$3,414,309	$3,972,087

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	On The Border West Windsor, NJ Restaurant	On The Border Woodbridge, VA Restaurant	AutoZone Pearl River, LA Automotive Parts
Gross leasable square footage	7,913	7,878	7,370
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,579,566	3,569,830	1,428,000

Contract purchase price plus acquisition fee	3,579,566	3,569,830	1,428,000
Other cash expenditures expensed	55,155	29,054	39,006
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,634,721	$3,598,884	$1,467,006

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Rapid City, SD Automotive Parts	Macaroni Grill Flanders, NJ Restaurant	Macaroni Grill Mt. Laurel, NJ Restaurant
Gross leasable square footage	7,370	6,847	7,058
Date of purchase	6/30/2010	6/30/2010	6/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,186,770	1,343,414	1,403,122

Contract purchase price plus acquisition fee	1,186,770	1,343,414	1,403,122
Other cash expenditures expensed	27,731	35,695	37,670
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,214,501	$1,379,109	$1,440,792

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Macaroni Grill Ramsey, NJ Restaurant	Macaroni Grill West Windsor, NJ Restaurant	Best Buy Montgomery, AL Electronics Retail
Gross leasable square footage	8,074	7,611	30,505
Date of purchase	6/30/2010	6/30/2010	7/6/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,537,561	1,562,341	6,222,000

Contract purchase price plus acquisition fee	2,537,561	1,562,341	6,222,000
Other cash expenditures expensed	39,106	27,934	30,793
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,576,667	$1,590,275	$6,252,793

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	City Center Plaza Bellevue, WA Shopping Center	AutoZone Hartville, OH Automotive Parts	Walgreens Leland, NC Drugstore
Gross leasable square footage	583,179	7,370	14,820
Date of purchase	7/9/2010	7/14/2010	7/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	316,200,000	1,236,240	4,901,100

Contract purchase price plus acquisition fee	316,200,000	1,236,240	4,901,100
Other cash expenditures expensed	727,590	24,761	22,506
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$316,927,590	$1,261,001	$4,923,606

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Durham (Guess), NC Drugstore		Tire Kingdom Auburndale, FL Automotive Parts	Tractor Supply St. John, IN Specialty Retail
Gross leasable square footage	14,606		6,922	24,727
Date of purchase	7/20/2010		7/20/2010	7/28/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	5,513,350		2,297,040	4,549,200

Contract purchase price plus acquisition fee	5,513,350		2,297,040	4,549,200
Other cash expenditures expensed	50,012		20,062	10,842
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$5,563,362		$2,317,102	$4,560,042

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Home Depot Slidell, LA Home Improvement		Stop & Shop Stamford, CT Grocery	Home Depot Tolleson, AZ Home Improvement
Gross leasable square footage	108,003	(2)	69,733	466,694
Date of purchase	7/28/2010		7/30/2010	7/30/2010
Mortgage financing at date of purchase	$—		$15,000,000	$—
Cash down payment	3,777,784		16,110,000	31,054,152

Contract purchase price plus acquisition fee	3,777,784		31,110,000	31,054,152
Other cash expenditures expensed	58,002		68,643	99,537
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,835,786		$31,178,643	$31,153,689

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Sapulpa, OK Automotive Parts		Advance Auto Franklin, IN Automotive Parts	Advance Auto Grand Rapids, MI Automotive Parts
Gross leasable square footage	6,784		6,157	6,133
Date of purchase	8/3/2010		8/12/2010	8/12/2010
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,441,266		1,490,279	1,366,800

Contract purchase price plus acquisition fee	1,441,266		1,490,279	1,366,800
Other cash expenditures expensed	20,805		22,545	20,167
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,462,071		$1,512,824	$1,386,967

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Alton, IL Specialty Retail	Tractor Supply Union, MO Specialty Retail		Tractor Supply Troy, MO Specialty Retail
Gross leasable square footage	19,097	19,097		19,100
Date of purchase	8/13/2010	8/13/2010		8/13/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,914,286	2,914,286		2,671,429

Contract purchase price plus acquisition fee	2,914,286	2,914,286		2,671,429
Other cash expenditures expensed	22,785	25,588		25,499
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$2,937,071	$2,939,874		$2,696,928

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Dallas, TX Fitness & Health	FedEx Northwood, OH Distribution		Carmax Austin, TX Auto Dealership
Gross leasable square footage	45,000	89,921		55,888
Date of purchase	8/17/2010	8/17/2010		8/25/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	9,792,000	4,970,460		21,675,000

Contract purchase price plus acquisition fee	9,792,000	4,970,460		21,675,000
Other cash expenditures expensed	34,141	28,367		39,470
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$9,826,141	$4,998,827		$21,714,470

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Academy Sports Austin, TX Sporting Goods	Manchester Highlands St. Louis, MO Shopping Center		Whittwood Town Center Whittier, CA Shopping Center
Gross leasable square footage	89,807	354,073	(2)	785,674	(2)
Date of purchase	8/26/2010	8/26/2010		8/27/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	10,544,760	49,470,000		85,170,000

Contract purchase price plus acquisition fee	10,544,760	49,470,000		85,170,000
Other cash expenditures expensed	35,790	111,109		198,046
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$10,580,550	$49,581,109		$85,368,046

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Lowe’s Ticonderoga, NY Home Improvement		CVS/Tres Amigos Ringgold, GA Drugstore/Restaurant		CVS/Noble Roman Mishawaka, IN Drugstore/Restaurant
Gross leasable square footage	124,631	(2)	15,029	(2)	12,376
Date of purchase	8/31/2010		8/31/2010		9/8/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	8,899,329		4,069,800		4,702,960

Contract purchase price plus acquisition fee	8,899,329		4,069,800		4,702,960
Other cash expenditures expensed	52,880		39,661		31,896
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$8,952,209		$4,109,461		$4,734,856

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Sellersburg, IN Specialty Retail		Tractor Supply Wauseon, OH Specialty Retail		Lakeshore Crossing Gainesville, GA Shopping Center
Gross leasable square footage	19,097		19,097		123,948
Date of purchase	9/13/2010		9/13/2010		9/15/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	2,658,182		2,548,081		9,180,000

Contract purchase price plus acquisition fee	2,658,182		2,548,081		9,180,000
Other cash expenditures expensed	21,251		47,079		44,775
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$2,679,433		$2,595,160		$9,224,775

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Hamilton, OH Specialty Retail		Advance Auto Bonita Springs, FL Automotive Parts		Tractor Supply Nixa, MO Specialty Retail
Gross leasable square footage	40,700		6,880		19,180
Date of purchase	9/17/2010		9/22/2010		9/24/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,713,600		2,894,901		2,395,980

Contract purchase price plus acquisition fee	1,713,600		2,894,901		2,395,980
Other cash expenditures expensed	26,369		22,717		24,716
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,739,969		$2,917,618		$2,420,696

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Lawrence, KS Specialty Retail	Tractor Supply Dixon, CA Specialty Retail	Albertson’s Phoenix, AZ Grocery
Gross leasable square footage	19,097	24,727	56,742
Date of purchase	9/24/2010	9/24/2010	9/29/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,826,420	5,117,850	7,139,812

Contract purchase price plus acquisition fee	2,826,420	5,117,850	7,139,812
Other cash expenditures expensed	25,414	29,290	22,109
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,851,834	$5,147,140	$7,161,921

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Mesa, AZ Grocery	Albertson’s Tucson (Silverbell), AZ, Grocery	CVS Weaverville, NC Drugstore
Gross leasable square footage	51,393	60,315	13,225
Date of purchase	9/29/2010	9/29/2010	9/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,188,945	11,077,940	6,260,296

Contract purchase price plus acquisition fee	6,188,945	11,077,940	6,260,296
Other cash expenditures expensed	20,959	22,787	34,653
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,209,904	$11,100,727	$6,294,949

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Oakdale, MN Fitness & Health	Advance Auto Janesville, WI Automotive Parts	Advance Auto Appleton, WI Automotive Parts
Gross leasable square footage	42,348	6,892	6,892
Date of purchase	9/30/2010	9/30/2010	9/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,807,700	1,726,860	1,470,840

Contract purchase price plus acquisition fee	8,807,700	1,726,860	1,470,840
Other cash expenditures expensed	28,524	17,218	17,146
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,836,224	$1,744,078	$1,487,986

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	WaWa Portsmouth, VA Convenience Store		Tractor Supply Augusta, ME Specialty Retail		Shoppes at Port Arthur Port Arthur, TX Shopping Center
Gross leasable square footage	5,940	(2)	19,097		95,877
Date of purchase	9/30/2010		10/12/2010		10/12/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	2,346,000		2,835,600		15,300,000

Contract purchase price plus acquisition fee	2,346,000		2,835,600		15,300,000
Other cash expenditures expensed	42,648		43,648		65,192
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$2,388,648		$2,879,248		$15,365,192

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Lynchburg, VA Drugstore		CVS Gulf Breeze, FL Drugstore		Applebee’s Wytheville, VA Restaurant
Gross leasable square footage	10,125		13,225	(2)	4,352
Date of purchase	10/12/2010		10/13/2010		10/13/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	3,278,280		1,904,340		1,676,273

Contract purchase price plus acquisition fee	3,278,280		1,904,340		1,676,273
Other cash expenditures expensed	42,761		24,052		21,826
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,321,041		$1,928,392		$1,698,099

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s West Memphis, AR Restaurant		Applebee’s Swansea, IL Restaurant		Applebee’s Owatonna, MN Restaurant
Gross leasable square footage	4,237		5,728		5,459
Date of purchase	10/13/2010		10/13/2010		10/13/2010
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,523,786		1,888,308		2,458,461

Contract purchase price plus acquisition fee	1,523,786		1,888,308		2,458,461
Other cash expenditures expensed	22,810		20,885		19,400
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,546,596		$1,909,193		$2,477,861

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Norton, VA Restaurant	Applebee’s Adrian, MI Restaurant	Applebee’s Chambersburg, PA Restaurant
Gross leasable square footage	3,670	5,589	5,553
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,691,317	2,285,679	2,013,574

Contract purchase price plus acquisition fee	1,691,317	2,285,679	2,013,574
Other cash expenditures expensed	21,686	20,530	24,628
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,713,003	$2,306,209	$2,038,202

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Horn Lake, MS Restaurant	Applebee’s Kalamazoo, MI Restaurant	Applebee’s Lufkin, TX Restaurant
Gross leasable square footage	5,035	5,675	5,199
Date of purchase	10/13/2010	10/13/2010	10/13/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,687,048	2,208,849	2,013,574

Contract purchase price plus acquisition fee	1,687,048	2,208,849	2,013,574
Other cash expenditures expensed	21,253	20,379	27,927
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,708,301	$2,229,228	$2,041,501

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Applebee’s Bartlett, TN Restaurant	Applebee’s Tyler, TX Restaurant	CompUSA Arlington, TX Electronics Retail
Gross leasable square footage	4,360	5,895	25,612
Date of purchase	10/13/2010	10/13/2010	10/18/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,904,733	2,772,308	3,340,500

Contract purchase price plus acquisition fee	1,904,733	2,772,308	3,340,500
Other cash expenditures expensed	20,714	31,597	57,362
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,925,447	$2,803,905	$3,397,862

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Big O Tires Phoenix, AZ Automotive Parts	FedEx Dublin, VA Distribution	CVS Madison Heights, VA Drugstore
Gross leasable square footage	4,560	32,105	10,125
Date of purchase	10/20/2010	10/21/2010	10/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,511,028	3,341,772	2,973,300

Contract purchase price plus acquisition fee	1,511,028	3,341,772	2,973,300
Other cash expenditures expensed	19,396	49,051	41,106
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,530,424	$3,390,823	$3,014,406

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petco & Portrait Innovations Lake Charles, LA Shopping Center	Albertson’s Lake Havasu City, AZ Grocery	Albertson’s Yuma, AZ Grocery
Gross leasable square footage	17,678	57,471	57,835
Date of purchase	10/25/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,978,872	7,245,285	8,966,372

Contract purchase price plus acquisition fee	3,978,872	7,245,285	8,966,372
Other cash expenditures expensed	45,022	17,503	17,837
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,023,894	$7,262,788	$8,984,209

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Scottsdale, AZ Grocery	Albertson’s Tucson (Grant), AZ Grocery	Albertson’s Fort Worth (Oakmont), TX Grocery
Gross leasable square footage	62,119	49,491	64,886
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	11,570,435	5,551,817	7,247,564

Contract purchase price plus acquisition fee	11,570,435	5,551,817	7,247,564
Other cash expenditures expensed	18,191	16,144	22,109
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$11,588,626	$5,567,961	$7,269,673

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Fort Worth (Beach), TX Grocery	Albertson’s Fort Worth (Clifford), TX Grocery	Albertson’s Fort Worth (Sycamore), TX Grocery
Gross leasable square footage	52,700	61,247	58,723
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,669,780	6,424,391	7,833,635

Contract purchase price plus acquisition fee	9,669,780	6,424,391	7,833,635
Other cash expenditures expensed	24,688	21,232	22,733
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,694,468	$6,445,623	$7,856,368

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Lafayette, LA Grocery	Albertson’s Clovis, NM Grocery	Albertson’s Bossier City, LA Grocery
Gross leasable square footage	74,493	43,484	59,777
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,974,484	8,010,855	7,341,428

Contract purchase price plus acquisition fee	10,974,484	8,010,855	7,341,428
Other cash expenditures expensed	25,432	25,986	21,820
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,999,916	$8,036,841	$7,363,248

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Baton Rouge (George), LA Grocery	Albertson’s Baton Rouge (College), LA Grocery	Albertson’s Baton Rouge (Airline), LA Grocery
Gross leasable square footage	66,057	61,741	66,430
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,652,184	8,019,573	11,066,478

Contract purchase price plus acquisition fee	9,652,184	8,019,573	11,066,478
Other cash expenditures expensed	24,286	22,774	25,857
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,676,470	$8,042,347	$11,092,335

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Albuquerque (Academy), NM Grocery	Albertson’s Albuquerque (Lomas), NM Grocery	Albertson’s Abilene, TX Grocery
Gross leasable square footage	65,413	65,145	67,270
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,180,554	8,996,059	8,122,046

Contract purchase price plus acquisition fee	9,180,554	8,996,059	8,122,046
Other cash expenditures expensed	27,705	27,159	22,715
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,208,259	$9,023,218	$8,144,761

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Arlington, TX Grocery	Albertson’s Alexandria, LA Grocery	Albertson’s Fort Collins, CO Grocery
Gross leasable square footage	63,124	62,117	51,230
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,580,788	8,384,352	8,828,668

Contract purchase price plus acquisition fee	8,580,788	8,384,352	8,828,668
Other cash expenditures expensed	23,528	22,436	21,976
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,604,316	$8,406,788	$8,850,644

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s El Paso, TX Grocery	Albertson’s Farmington, NM Grocery	Albertson’s Durango, CO Grocery
Gross leasable square footage	55,143	57,100	47,481
Date of purchase	10/26/2010	10/26/2010	10/26/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,054,216	5,233,715	7,690,091

Contract purchase price plus acquisition fee	9,054,216	5,233,715	7,690,091
Other cash expenditures expensed	23,707	23,005	21,551
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,077,923	$5,256,720	$7,711,642

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Denver, CO Grocery	Albertson’s Los Lunas, NM Grocery		Albertson’s Midland, TX Grocery
Gross leasable square footage	53,208	54,349		66,068
Date of purchase	10/26/2010	10/26/2010		10/26/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	7,834,467	8,329,111		11,505,417

Contract purchase price plus acquisition fee	7,834,467	8,329,111		11,505,417
Other cash expenditures expensed	21,571	26,691		26,316
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$7,856,038	$8,355,802		$11,531,733

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Albertson’s Odessa, TX Grocery	Albertson’s Silver City, NM Grocery		Albertson’s Weatherford, TX Grocery
Gross leasable square footage	61,955	39,385		57,671
Date of purchase	10/26/2010	10/26/2010		10/26/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	10,363,093	7,261,509		8,024,559

Contract purchase price plus acquisition fee	10,363,093	7,261,509		8,024,559
Other cash expenditures expensed	25,776	25,096		22,261
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$10,388,869	$7,286,605		$8,046,820

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Salina, KS Department Store	Giant Eagle Lancaster, OH Grocery		FedEx Bossier City, LA Distribution
Gross leasable square footage	64,239	92,490	(2)	64,402
Date of purchase	10/29/2010	10/29/2010		11/1/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,941,900	15,874,161		5,386,020

Contract purchase price plus acquisition fee	4,941,900	15,874,161		5,386,020
Other cash expenditures expensed	46,752	44,800		47,210
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,988,652	$15,918,961		$5,433,230

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Lake Wales, FL Drugstore	CVS Auburndale, FL Drugstore		Ulta Salon Jackson, TN Specialty Retail
Gross leasable square footage	11,220	13,086		9,991
Date of purchase	11/1/2010	11/1/2010		11/5/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,244,445	2,984,744		2,733,600

Contract purchase price plus acquisition fee	3,244,445	2,984,744		2,733,600
Other cash expenditures expensed	34,582	34,357		37,312
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,279,027	$3,019,101		$2,770,912

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Little Rock, AR Specialty Retail	Tractor Supply Jefferson City, MO Specialty Retail		Walgreens Tucson (River), AZ Drugstore
Gross leasable square footage	19,097	19,500		15,120
Date of purchase	11/9/2010	11/9/2010		11/12/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,507,160	1,941,060		5,559,000

Contract purchase price plus acquisition fee	2,507,160	1,941,060		5,559,000
Other cash expenditures expensed	24,595	22,700		44,712
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$2,531,755	$1,963,760		$5,603,712

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Wal-Mart Pueblo, CO Discount Retail	Volusia Square Daytona Beach, FL Shopping Center		CSAA Oklahoma City, OK Professional Services
Gross leasable square footage	202,847	231,996	(2)	147,107
Date of purchase	11/12/2010	11/12/2010		11/15/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	15,300,000	31,620,000		29,937,000

Contract purchase price plus acquisition fee	15,300,000	31,620,000		29,937,000
Other cash expenditures expensed	39,285	66,822		48,037
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$15,339,285	$31,686,822		$29,985,037

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dell Perot Lincoln, NE IT Services	Breakfast Pointe Panama Beach City, FL Shopping Center	Stripes Carrizo Springs, TX Convenience Store
Gross leasable square footage	150,000	97,931	6,838
Date of purchase	11/15/2010	11/18/2010	11/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,542,000	16,320,000	2,910,904

Contract purchase price plus acquisition fee	22,542,000	16,320,000	2,910,904
Other cash expenditures expensed	36,058	90,888	14,456
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,578,058	$16,410,888	$2,925,360

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Haskell, TX Convenience Store	Stripes Laredo (La Pita Mangana), TX Convenience Store	Tractor Supply Franklin, NC Specialty Retail
Gross leasable square footage	6,309	4,679	19,097
Date of purchase	11/22/2010	11/22/2010	11/30/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,538,604	2,881,609	2,927,400

Contract purchase price plus acquisition fee	2,538,604	2,881,609	2,927,400
Other cash expenditures expensed	14,606	14,706	25,532
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,553,210	$2,896,315	$2,952,932

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Matteson, IL Drugstore	Walgreens New Albany, OH Drugstore	Prairie Market Oswego, IL Shopping Center
Gross leasable square footage	14,550	14,820	113,002	(2)
Date of purchase	11/30/2010	12/2/2010	12/3/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,182,000	4,182,000	25,602,000

Contract purchase price plus acquisition fee	4,182,000	4,182,000	25,602,000
Other cash expenditures expensed	21,975	28,267	171,389
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,203,975	$4,210,267	$25,773,389

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Grayson, GA Drugstore	Walgreens Tucson (Harrison), AZ Drugstore	Walgreens Pueblo, CO Drugstore
Gross leasable square footage	14,560	14,490	13,813
Date of purchase	12/7/2010	12/7/2010	12/7/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,712,400	5,197,920	3,564,900

Contract purchase price plus acquisition fee	4,712,400	5,197,920	3,564,900
Other cash expenditures expensed	23,463	23,999	27,576
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,735,863	$5,221,919	$3,592,476

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wells Fargo / Tetronix Hillsboro, Professional Services	Stearns Crossing Bartlett, IL Shopping Center	Tractor Supply Sedalia, MO Specialty Retail
Gross leasable square footage	212,363	96,613	19,028
Date of purchase	12/8/2010	12/9/2010	12/10/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	27,540,000	12,622,500	2,174,640

Contract purchase price plus acquisition fee	27,540,000	12,622,500	2,174,640
Other cash expenditures expensed	270,111	56,321	22,604
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$27,810,111	$12,678,821	$2,197,244

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Sherwin Williams Muskegon, MI Specialty Retail	Kohl’s Onalaska, WI Department Store	CVS Athens, GA Drugstore
Gross leasable square footage	8,000	86,432	14,781
Date of purchase	12/10/2010	12/13/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,453,500	7,395,000	6,375,450

Contract purchase price plus acquisition fee	1,453,500	7,395,000	6,375,450
Other cash expenditures expensed	27,086	27,010	28,951
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,480,586	$7,422,010	$6,404,401

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Boca Raton, FL Drugstore	CVS Brownsville, TX Drugstore	CVS Cayce, SC Drugstore
Gross leasable square footage	14,422	13,000	11,982
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,850,039	5,947,965	5,082,330

Contract purchase price plus acquisition fee	3,850,039	5,947,965	5,082,330
Other cash expenditures expensed	25,654	51,891	31,954
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,875,693	$5,999,856	$5,114,284

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS City of Industry, CA Drugstore	CVS Jacksonville, FL Drugstore	CVS Minneapolis, MN Drugstore
Gross leasable square footage	12,837	13,204	13,000
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,614,892	6,838,403	4,356,245

Contract purchase price plus acquisition fee	3,614,892	6,838,403	4,356,245
Other cash expenditures expensed	22,818	27,771	25,177
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,637,710	$6,866,174	$4,381,422

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Naples, FL Drugstore	CVS Southaven (Goodman), MS Drugstore	CVS The Village, OK Drugstore
Gross leasable square footage	12,944	13,938	12,939
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,862,522	6,916,177	5,544,256

Contract purchase price plus acquisition fee	3,862,522	6,916,177	5,544,256
Other cash expenditures expensed	25,591	38,429	36,407
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,888,113	$6,954,606	$5,580,663

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Lawrence, KS Drugstore	CVS Lawrenceville, NJ Drugstore	CVS Mineola, NY Drugstore
Gross leasable square footage	12,900	15,260	12,838
Date of purchase	12/14/2010	12/14/2010	12/14/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,519,185	9,243,493	4,317,320

Contract purchase price plus acquisition fee	5,519,185	9,243,493	4,317,320
Other cash expenditures expensed	26,400	137,775	37,204
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,545,585	$9,381,268	$4,354,524

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Childtime Childcare Modesto (Floyd), CA Childcare & Development	Tutor Time Downington, PA Childcare & Development	Tutor Time Austin, TX Childcare & Development
Gross leasable square footage	6,310	11,757	10,994
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,224,999	2,026,353	1,752,110

Contract purchase price plus acquisition fee	1,224,999	2,026,353	1,752,110
Other cash expenditures expensed	44,399	66,344	57,986
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,269,398	$2,092,697	$1,810,096

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Children’s Courtyard Grand Prairie, TX Childcare & Development	Childtime Childcare Oklahoma City (Western), OK Childcare & Development	Childtime Childcare Oklahoma City (Rockwell), OK Childcare & Development
Gross leasable square footage	8,409	6,597	6,594
Date of purchase	12/15/2010	12/15/2010	12/15/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	949,683	767,359	714,582

Contract purchase price plus acquisition fee	949,683	767,359	714,582
Other cash expenditures expensed	37,663	33,761	32,409
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$987,346	$801,120	$746,991

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Childtime Childcare Bedford, OH Childcare & Development	Folsum Gateway II Folsum, CA Shopping Center	HealthNow Buffalo, NY Fitness & Health
Gross leasable square footage	5,500	115,291	430,458
Date of purchase	12/15/2010	12/15/2010	12/16/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	796,250	36,720,000	86,190,000

Contract purchase price plus acquisition fee	796,250	36,720,000	86,190,000
Other cash expenditures expensed	35,640	139,876	366,612
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$831,890	$36,859,876	$86,556,612

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Clarksville, IN Convenience Store	Thorntons Jeffersonville, IN Convenience Store	Thorntons Franklin Park, IL Convenience Store
Gross leasable square footage	4,889	3,080	3,321
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,029,800	3,011,040	3,302,760

Contract purchase price plus acquisition fee	2,029,800	3,011,040	3,302,760
Other cash expenditures expensed	10,399	9,824	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,040,199	$3,020,864	$3,312,525

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Westmont, IL Convenience Store	Thorntons Springfield, IL Convenience Store	Thorntons Ottawa, IL Convenience Store
Gross leasable square footage	3,840	3,034	4,901
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,818,880	4,016,760	2,728,500

Contract purchase price plus acquisition fee	3,818,880	4,016,760	2,728,500
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,828,645	$4,026,525	$2,738,265

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Bloomington, IL Convenience Store	Thorntons Joliet, IL Convenience Store	Thorntons Summit, IL Convenience Store
Gross leasable square footage	2,971	3,840	3,840
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,993,080	3,573,060	2,123,640

Contract purchase price plus acquisition fee	1,993,080	3,573,060	2,123,640
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,002,845	$3,582,825	$2,133,405

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Waukegan, IL Convenience Store	Thorntons Roselle, IL Convenience Store	Thorntons Plainfield, IL Convenience Store
Gross leasable square footage	3,840	3,080	3,080
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,277,660	2,837,640	2,306,220

Contract purchase price plus acquisition fee	2,277,660	2,837,640	2,306,220
Other cash expenditures expensed	9,765	9,765	9,765
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,287,425	$2,847,405	$2,315,985

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons South Elgin, IL Convenience Store	Thorntons Galloway, OH Convenience Store	Thorntons Terre Haute, IN Convenience Store
Gross leasable square footage	3,080	3,758	3,080
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,194,640	1,999,200	2,825,400

Contract purchase price plus acquisition fee	3,194,640	1,999,200	2,825,400
Other cash expenditures expensed	9,765	9,824	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,204,405	$2,009,024	$2,835,224

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Henderson, KY Convenience Store	Thorntons Evansville, IN Convenience Store	Thorntons Evansville (Rosenberger), IN Convenience Store
Gross leasable square footage	3,846	2,939	2,800
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,136,100	2,121,600	2,097,120

Contract purchase price plus acquisition fee	4,136,100	2,121,600	2,097,120
Other cash expenditures expensed	9,824	9,824	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,145,924	$2,131,424	$2,106,944

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Henderson (Green), KY Convenience Store	Thorntons Shelbyville, KY Convenience Store	Thorntons Louisville, KY Convenience Store
Gross leasable square footage	3,434	3,150	4,390
Date of purchase	12/17/2010	12/17/2010	12/17/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,041,020	2,341,920	2,094,060

Contract purchase price plus acquisition fee	2,041,020	2,341,920	2,094,060
Other cash expenditures expensed	9,824	9,824	9,824
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,050,844	$2,351,744	$2,103,884

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Thorntons Edinburg, IN Convenience Store	Thorntons Oaklawn, IL Convenience Store	Advance Auto Howell, MI Automotive Parts
Gross leasable square footage	3,080	2,210	6,782
Date of purchase	12/17/2010	12/17/2010	12/20/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,261,340	2,179,740	1,652,301

Contract purchase price plus acquisition fee	2,261,340	2,179,740	1,652,301
Other cash expenditures expensed	9,824	9,765	29,723
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,271,164	$2,189,505	$1,682,024

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Salem, OH Automotive Parts	Waterside Marketplace Chesterfield, MI Shopping Center	Advance Auto Lehigh Acres, FL Automotive Parts
Gross leasable square footage	6,141	243,934	6,913
Date of purchase	12/20/2010	12/20/2010	12/21/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,298,182	27,030,000	2,391,894

Contract purchase price plus acquisition fee	1,298,182	27,030,000	2,391,894
Other cash expenditures expensed	28,006	429,126	21,498
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,326,188	$27,459,126	$2,413,392

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Bethel, OH Automotive Parts	Advance Auto Crestwood, KY Automotive Parts	Advance Auto Hillview, KY Automotive Parts
Gross leasable square footage	6,786	6,124	6,128
Date of purchase	12/22/2010	12/22/2010	12/22/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,417,399	1,759,152	1,441,142

Contract purchase price plus acquisition fee	1,417,399	1,759,152	1,441,142
Other cash expenditures expensed	25,501	26,321	26,338
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,442,900	$1,785,473	$1,467,480

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Gainesville, TX Drugstore	O’Reilly Automotive Christiansburg, VA Automotive Parts	O’Reilly Automotive San Antonio, TX Automotive Parts
Gross leasable square footage	13,813	7,200	6,800
Date of purchase	12/23/2010	12/23/2010	12/23/2010
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,188,334	1,187,739	1,331,100

Contract purchase price plus acquisition fee	3,188,334	1,187,739	1,331,100
Other cash expenditures expensed	21,266	39,077	35,022
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,209,600	$1,226,816	$1,366,122

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Highlands, TX Automotive Parts	Red Oak Village San Marcos, TX Shopping Center		Falcon Valley Lenexa, KS Shopping Center
Gross leasable square footage	6,000	176,528	(2)	76,784
Date of purchase	12/23/2010	12/23/2010		12/23/2010
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	955,485	22,440,000		12,750,000

Contract purchase price plus acquisition fee	955,485	22,440,000		12,750,000
Other cash expenditures expensed	30,321	90,950		62,787
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$985,806	$22,530,950		$12,812,787

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Pineville, NC Electronics Retail	Walgreens Fayetteville, NC Drugstore		Stripes Fort Stockton, TX Convenience Store
Gross leasable square footage	50,548	14,820		9,950
Date of purchase	12/28/2010	12/30/2010		12/30/2010
Mortgage financing at date of purchase	$5,528,999	$—		$—
Cash down payment	3,202,201	6,287,672		4,963,934

Contract purchase price plus acquisition fee	8,731,200	6,287,672		4,963,934
Other cash expenditures expensed	47,509	26,432		20,642
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$8,778,709	$6,314,104		$4,984,576

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Portales, NM Convenience Store	Advance Auto Bedford, IN Automotive Parts		Staples Pensacola, FL Office Supply
Gross leasable square footage	4,833	6,783		20,388
Date of purchase	12/30/2010	1/4/2011		1/6/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,629,378	1,317,555		4,293,318

Contract purchase price plus acquisition fee	2,629,378	1,317,555		4,293,318
Other cash expenditures expensed	20,033	23,327		16,353
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$2,649,411	$1,340,882		$4,309,671

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Dover, DE Drugstore		Hanesbrands Rural Hall, NC Distribution		O’Reilly Automotive Houston, TX Automotive Parts
Gross leasable square footage	13,225	(2)	930,451		6,800
Date of purchase	1/7/2011		1/10/2011		1/13/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	3,868,965		32,334,000		1,067,175

Contract purchase price plus acquisition fee	3,868,965		32,334,000		1,067,175
Other cash expenditures expensed	14,367		379,861		10,726
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,883,332		$32,713,861		$1,077,901

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	O’Reilly Automotive Ravenna, OH Automotive Parts		Albertson’s Las Cruces, NM Grocery		Pinehurst Square Bismarck, ND Shopping Center
Gross leasable square footage	6,750		51,922		69,119
Date of purchase	1/25/2011		1/28/2011		1/28/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,121,949		11,036,400		10,455,000

Contract purchase price plus acquisition fee	1,121,949		11,036,400		10,455,000
Other cash expenditures expensed	10,310		41,312		59,826
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,132,259		$11,077,712		$10,514,826

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Fare Battle Creek, MI Grocery		Lowe’s Denver, CO Home Improvement		Lowe’s Columbia, SC Home Improvement
Gross leasable square footage	46,625		122,132	(2)	138,491	(2)
Date of purchase	1/31/2011		2/2/2011		2/10/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	8,693,650		13,260,000		7,542,900

Contract purchase price plus acquisition fee	8,693,650		13,260,000		7,542,900
Other cash expenditures expensed	26,217		33,777		42,574
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$8,719,867		$13,293,777		$7,585,474

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Marquette, MI Electronics Retail	Petco Dardenne Prairie, MO Specialty Retail		Dick’s Sporting Goods Jackson, TN Sporting Goods
Gross leasable square footage	30,040	14,995		45,000
Date of purchase	2/16/2011	2/22/2011		2/25/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,051,196	2,832,540		6,146,520

Contract purchase price plus acquisition fee	5,051,196	2,832,540		6,146,520
Other cash expenditures expensed	27,706	28,459		37,966
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,078,902	$2,860,999		$6,184,486

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Country Club Hills, MO Drugstore	Kohl’s Palm Coast, FL Department Store		Kohl’s Saginaw, MI Department Store
Gross leasable square footage	14,820	89,089	(2)	80,684
Date of purchase	3/9/2011	3/10/2011		3/10/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,947,000	12,246,120		7,789,740

Contract purchase price plus acquisition fee	4,947,000	12,246,120		7,789,740
Other cash expenditures expensed	28,094	57,257		31,906
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,975,094	$12,303,377		$7,821,646

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Apollo Group Phoenix, AZ Education	Best Buy Norton Shores, MI Electronics Retail		Walgreens Brownwood, TX Drugstore
Gross leasable square footage	599,664	30,056		14,820
Date of purchase	3/24/2011	3/30/2011		3/30/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	173,400,000	5,397,840		5,712,464

Contract purchase price plus acquisition fee	173,400,000	5,397,840		5,712,464
Other cash expenditures expensed	111,459	26,395		28,788
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$173,511,459	$5,424,235		$5,741,252

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Indianapolis, IN Fitness & Health		Walgreens Liberty Township, OH Drugstore		Walgreens Lafayette, IN Drugstore
Gross leasable square footage	42,148		14,490		14,820
Date of purchase	3/31/2011		3/31/2011		3/31/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	8,313,000		5,525,000		4,299,300

Contract purchase price plus acquisition fee	8,313,000		5,525,000		4,299,300
Other cash expenditures expensed	42,128		19,535		29,535
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$8,355,128		$5,544,535		$4,328,835

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Edison, NJ Drugstore		Northpoint Shopping Center Cape Coral, FL Shopping Center		Oxford Exchange Oxford, AL Shopping Center
Gross leasable square footage	13,052	(2)	115,840	(2)	333,866
Date of purchase	4/13/2011		4/13/2011		4/18/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	3,311,883		10,200,000		46,410,000

Contract purchase price plus acquisition fee	3,311,883		10,200,000		46,410,000
Other cash expenditures expensed	28,804		48,780		131,336
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,340,687		$10,248,780		$46,541,336

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc		Cole Credit Property Trust III, Inc.

Name, location, type of property	Davita Dialysis Grand Rapids, MI Fitness & Health		Walgreens Wilmington, NC Drugstore		Walgreens Roanoke, VA Drugstore
Gross leasable square footage	8,500		14,820		14,820
Date of purchase	4/19/2011		4/21/2011		4/26/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,708,500		6,090,857		5,464,286

Contract purchase price plus acquisition fee	1,708,500		6,090,857		5,464,286
Other cash expenditures expensed	28,673		46,688		42,933
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,737,173		$6,137,545		$5,507,219

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS St. Augustine (Tuscan), FL Drugstore	CVS Charlotte, NC Drugstore	Walgreens Chicago (N Canfield), IL Drugstore
Gross leasable square footage	13,053	12,203	19,332
Date of purchase	4/26/2011	4/26/2011	4/28/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,072,009	3,238,670	4,747,080

Contract purchase price plus acquisition fee	5,072,009	3,238,670	4,747,080
Other cash expenditures expensed	22,460	22,748	31,039
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,094,469	$3,261,418	$4,778,119

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Office Depot Corsicana, TX Office Supply	Office Depot Houston, TX Office Supply	Office Depot Mobile, AL Office Supply
Gross leasable square footage	20,931	20,898	20,898
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,517,360	4,085,100	2,873,340

Contract purchase price plus acquisition fee	2,517,360	4,085,100	2,873,340
Other cash expenditures expensed	25,541	30,270	28,533
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,542,901	$4,115,370	$2,901,873

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Jasper, AL Restaurant	Ryan’s Buffet Prattville, AL Restaurant	Fire Mountain Buffet Cullman, AL Restaurant
Gross leasable square footage	10,665	10,571	11,003
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,692,088	2,472,855	2,575,634

Contract purchase price plus acquisition fee	2,692,088	2,472,855	2,575,634
Other cash expenditures expensed	24,503	23,740	23,698
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,716,591	$2,496,595	$2,599,332

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Columbus, GA Restaurant	Ryan’s Buffet Commerce, GA Restaurant	Ryan’s Buffet Rome, GA Restaurant
Gross leasable square footage	10,919	10,418	9,745
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,368,664	2,142,000	2,193,000

Contract purchase price plus acquisition fee	3,368,664	2,142,000	2,193,000
Other cash expenditures expensed	20,907	19,063	19,133
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,389,571	$2,161,063	$2,212,133

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Paducah, KY Restaurant	Ryan’s Buffet Owensboro, KY Restaurant	Fire Mountain Buffet Bossier City, LA Restaurant
Gross leasable square footage	10,167	10,382	11,101
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,222,267	2,504,077	3,194,411

Contract purchase price plus acquisition fee	2,222,267	2,504,077	3,194,411
Other cash expenditures expensed	24,642	27,415	27,060
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,246,909	$2,531,492	$3,221,471

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Fire Mountain Buffet Horn Lake, MS Restaurant	Ryan’s Buffet Pearl, MS Restaurant	Ryan’s Buffet Asheville, NC Restaurant
Gross leasable square footage	10,948	10,867	10,624
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,744,390	2,474,374	3,043,924

Contract purchase price plus acquisition fee	2,744,390	2,474,374	3,043,924
Other cash expenditures expensed	24,221	23,894	19,094
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,768,611	$2,498,268	$3,063,018

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Coon Rapids, MN Restaurant	Ryan’s Buffet Sevierville, TN Restaurant	Ryan’s Buffet Texas City, TX Restaurant
Gross leasable square footage	9,097	10,982	11,042
Date of purchase	4/29/2011	4/29/2011	4/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,984,010	1,550,400	2,898,805

Contract purchase price plus acquisition fee	2,984,010	1,550,400	2,898,805
Other cash expenditures expensed	20,795	19,746	33,573
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,004,805	$1,570,146	$2,932,378

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Ryan’s Buffet Beckley, WV Restaurant	Bi-Lo Greenwood, SC Grocery	Bi-Lo Mt. Pleasant, SC Grocery
Gross leasable square footage	10,790	41,417	64,368
Date of purchase	4/29/2011	5/3/2011	5/3/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,024,090	4,013,700	9,393,119

Contract purchase price plus acquisition fee	3,024,090	4,013,700	9,393,119
Other cash expenditures expensed	24,322	30,485	39,966
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,048,412	$4,044,185	$9,433,085

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Rice Lake, WI Department Store	Walgreens Medina, OH Drugstore	Walgreens Chicago (79th St.), IL Drugstore
Gross leasable square footage	64,080	14,490	11,228
Date of purchase	5/5/2011	5/5/2011	5/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,060,926	4,536,000	3,540,000

Contract purchase price plus acquisition fee	6,060,926	4,536,000	3,540,000
Other cash expenditures expensed	15,934	28,396	50,506
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,076,860	$4,564,396	$3,590,506

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Decatur, GA Drugstore	Walgreens Muscatine, IA Drugstore	Walgreens Independence, MO Drugstore
Gross leasable square footage	14,440	15,120	15,120
Date of purchase	5/5/2011	5/5/2011	5/5/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,241,424	3,300,000	4,287,000

Contract purchase price plus acquisition fee	4,241,424	3,300,000	4,287,000
Other cash expenditures expensed	30,296	25,081	29,004
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,271,720	$3,325,081	$4,316,004

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	FedEx McComb, MS Distribution	Walgreens LaCrosse, WI Drugstore	Advance Auto Charlotte (Albemarle), NC Automotive Parts
Gross leasable square footage	26,878	14,550	6,874
Date of purchase	5/5/2011	5/6/2011	5/12/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,424,140	5,479,440	1,323,629

Contract purchase price plus acquisition fee	3,424,140	5,479,440	1,323,629
Other cash expenditures expensed	25,541	24,680	22,120
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,449,681	$5,504,120	$1,345,749

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Rock Hill, SC Automotive Parts	Camp Creek Marketplace East Point, GA Shopping Center	L.A. Fitness Broadview, IL Fitness & Health
Gross leasable square footage	8,049	424,640	50,040
Date of purchase	5/12/2011	5/13/2011	5/18/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,156,394	77,877,000	10,235,700

Contract purchase price plus acquisition fee	1,156,394	77,877,000	10,235,700
Other cash expenditures expensed	25,186	207,611	37,850
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,181,580	$78,084,611	$10,273,550

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Glen’s Market Manistee, MI Grocery	St. Luke’s Urgent Care Creve Coeur, MO Fitness & Health		Banner Life Insurance Urbana, MD Insurance
Gross leasable square footage	38,392	14,862		115,758
Date of purchase	5/19/2011	5/20/2011		6/1/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,875,853	5,559,000		38,964,000

Contract purchase price plus acquisition fee	5,875,853	5,559,000		38,964,000
Other cash expenditures expensed	27,987	44,542		525,603
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,903,840	$5,603,542		$39,489,603

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Riverside Centre St. Augustine, FL Shopping Center	Century Town Center Vero Beach, FL Shopping Center		O’Reilly Automotive Central, LA Automotive Parts
Gross leasable square footage	62,000	107,049	(2)	6,800
Date of purchase	6/8/2011	6/9/2011		6/10/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,819,500	15,070,500		945,540

Contract purchase price plus acquisition fee	4,819,500	15,070,500		945,540
Other cash expenditures expensed	38,274	97,410		24,327
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,857,774	$15,167,910		$969,867

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Milwaukee, WI Automotive Parts	CVS Sherman, TX Drugstore		ConAgra Milton, PA Food Production
Gross leasable square footage	6,790	10,908		718,910
Date of purchase	6/10/2011	6/10/2011		6/14/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,842,324	4,242,079		29,070,000

Contract purchase price plus acquisition fee	1,842,324	4,242,079		29,070,000
Other cash expenditures expensed	40,405	36,689		350,445
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,882,729	$4,278,768		$29,420,445

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Associated Wholesaler Grocers Johnston, IA Grocery	Associated Wholesaler Grocers Des Moines (Ingersoll), IA Grocery	Associated Wholesaler Grocers Des Moines (Beaver), IA Grocery
Gross leasable square footage	67,820	74,412	26,425
Date of purchase	6/15/2011	6/15/2011	6/15/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,568,000	13,260,000	4,284,000

Contract purchase price plus acquisition fee	8,568,000	13,260,000	4,284,000
Other cash expenditures expensed	31,581	35,081	27,642
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,599,581	$13,295,081	$4,311,642

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Associated Wholesaler Grocers Des Moines (Fleur), IA Grocery	Hobby Lobby Avon, IN Specialty Retail	Advance Auto Vermillon, OH Automotive Parts
Gross leasable square footage	53,600	56,100	6,783
Date of purchase	6/15/2011	6/17/2011	6/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,346,000	5,865,000	1,174,167

Contract purchase price plus acquisition fee	2,346,000	5,865,000	1,174,167
Other cash expenditures expensed	25,945	43,545	21,144
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,371,945	$5,908,545	$1,195,311

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Massillon, OH Automotive Parts	Advance Auto Monroe, MI Automotive Parts	Advance Auto South Lyon, MI Automotive Parts
Gross leasable square footage	6,846	6,786	6,765
Date of purchase	6/21/2011	6/21/2011	6/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,870,083	1,636,173	1,649,066

Contract purchase price plus acquisition fee	1,870,083	1,636,173	1,649,066
Other cash expenditures expensed	58,204	17,586	17,589
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,928,287	$1,653,759	$1,666,655

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Nature Coast Commons Spring Hill, FL Shopping Center		Walgreens Clarkston, MI Drugstore	Walgreens Madisonville, KY Drugstore
Gross leasable square footage	229,501	(2)	13,905	14,820
Date of purchase	6/21/2011		6/24/2011	6/28/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	29,580,000		5,134,680	4,286,380

Contract purchase price plus acquisition fee	29,580,000		5,134,680	4,286,380
Other cash expenditures expensed	240,669		36,074	33,946
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$29,820,669		$5,170,754	$4,320,326

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Springdale, AR Drugstore		Stripes Odessa, TX Convenience Store	Kohl’s Monroe, MI Department Store
Gross leasable square footage	14,550		4,731	68,727
Date of purchase	6/29/2011		6/30/2011	6/30/2011
Mortgage financing at date of purchase	$—		$—	$5,300,748
Cash down payment	5,602,860		2,574,304	676,154

Contract purchase price plus acquisition fee	5,602,860		2,574,304	5,976,902
Other cash expenditures expensed	43,486		19,734	16,092
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$5,646,346		$2,594,038	$5,992,994

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Santa Rosa Commons Pace, FL Shopping Center		Tractor Supply Grayson, KY Specialty Retail	Telegraph Plaza Monroe, MI Shopping Center
Gross leasable square footage	138,850	(2)	19,097	73,186
Date of purchase	6/30/2011		6/30/2011	6/30/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	25,959,000		2,870,280	7,181,098

Contract purchase price plus acquisition fee	25,959,000		2,870,280	7,181,098
Other cash expenditures expensed	68,300		31,315	49,437
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$26,027,300		$2,901,595	$7,230,535

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	California Pizza Kitchen Alpharetta, GA Restaurant	California Pizza Kitchen Atlanta, GA Restaurant	California Pizza Kitchen Grapevine, TX Restaurant
Gross leasable square footage	6,496	5,996	6,150
Date of purchase	7/7/2011	7/7/2011	7/7/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,106,976	3,764,316	3,437,892

Contract purchase price plus acquisition fee	4,106,976	3,764,316	3,437,892
Other cash expenditures expensed	17,520	17,085	24,075
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,124,496	$3,781,401	$3,461,967

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	California Pizza Kitchen Scottsdale, AZ Restaurant	California Pizza Kitchen Schaumburg, IL Restaurant	Shelby Corners Utica, MI Shopping Center
Gross leasable square footage	6,182	6,964	77,088
Date of purchase	7/7/2011	7/7/2011	7/8/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,427,884	3,877,932	4,340,100

Contract purchase price plus acquisition fee	3,427,884	3,877,932	4,340,100
Other cash expenditures expensed	15,730	17,587	47,927
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,443,614	$3,895,519	$4,388,027

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Owens Corning Newark, OH Distribution	CVS Dolton, IL Drugstore	CVS Lawrenceville, GA Drugstore
Gross leasable square footage	480,545	13,050	13,279
Date of purchase	7/8/2011	7/8/2011	7/8/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	12,138,000	5,749,555	5,452,920

Contract purchase price plus acquisition fee	12,138,000	5,749,555	5,452,920
Other cash expenditures expensed	60,248	58,917	32,131
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$12,198,248	$5,808,472	$5,485,051

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Evansville, IN Drugstore	Best Buy Kenosha, WI Electronics Retail	The Crossing Killeen, TX Shopping Center
Gross leasable square footage	10,125	30,085	60,438
Date of purchase	7/11/2011	7/12/2011	7/15/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,475,034	6,732,000	9,180,000

Contract purchase price plus acquisition fee	3,475,034	6,732,000	9,180,000
Other cash expenditures expensed	25,151	51,986	48,573
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,500,185	$6,783,986	$9,228,573

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Best Buy Indianapolis, IN Electronics Retail	Petsmart Westlake Village, CA Specialty Retail	Petsmart Boca Raton, FL Specialty Retail
Gross leasable square footage	30,067	25,895	28,389
Date of purchase	7/20/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,845,000	8,144,292	9,140,628

Contract purchase price plus acquisition fee	4,845,000	8,144,292	9,140,628
Other cash expenditures expensed	53,335	22,079	52,003
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,898,335	$8,166,371	$9,192,631

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Lake Mary, FL Specialty Retail	Petsmart Plantation, FL Specialty Retail	Petsmart Tallahassee, FL Specialty Retail
Gross leasable square footage	26,118	26,017	26,738
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,989,228	6,981,900	2,664,444

Contract purchase price plus acquisition fee	4,989,228	6,981,900	2,664,444
Other cash expenditures expensed	37,792	44,105	30,216
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,027,020	$7,026,005	$2,694,660

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Evanston, IL Specialty Retail	Petsmart Braintree, MA Specialty Retail	Petsmart Oxon Hill, MD Specialty Retail
Gross leasable square footage	26,432	26,000	26,956
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,155,504	10,808,736	5,985,564

Contract purchase price plus acquisition fee	7,155,504	10,808,736	5,985,564
Other cash expenditures expensed	23,730	20,430	22,162
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,179,234	$10,829,166	$6,007,726

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Flint, MI Specialty Retail	Petsmart Dallas, TX Specialty Retail	Petsmart Southlake, TX Specialty Retail
Gross leasable square footage	26,054	26,329	34,325
Date of purchase	7/21/2011	7/21/2011	7/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,823,172	6,476,184	8,310,348

Contract purchase price plus acquisition fee	4,823,172	6,476,184	8,310,348
Other cash expenditures expensed	92,245	26,653	29,380
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,915,417	$6,502,837	$8,339,728

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Food Lion Moyock, NC Grocery	Denver West Plaza Lakewood, CO Shopping Center	The Forum Fort Myers, FL Shopping Center
Gross leasable square footage	38,118	71,249	189,642	(2)
Date of purchase	7/21/2011	7/22/2011	7/22/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,527,160	14,280,000	34,935,000

Contract purchase price plus acquisition fee	3,527,160	14,280,000	34,935,000
Other cash expenditures expensed	41,007	50,922	90,247
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,568,167	$14,330,922	$35,025,247

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Hobby Lobby Center Greenville, SC Shopping Center	Davita Dialysis Douglasville, GA Fitness & Health	Wal-Mart Riverside, CA Distribution Center
Gross leasable square footage	68,912	7,350	496,064
Date of purchase	7/22/2011	7/22/2011	7/25/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,426,000	1,597,320	93,330,000

Contract purchase price plus acquisition fee	6,426,000	1,597,320	93,330,000
Other cash expenditures expensed	48,224	23,860	71,117
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,474,224	$1,621,180	$93,401,117

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Watertown, NY Drugstore	Best Buy Richmond, IN Electronics Retail	Davita Dialysis Augusta, GA Fitness & Health
Gross leasable square footage	14,490	30,983	7,200
Date of purchase	7/26/2011	7/27/2011	7/28/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,816,040	4,870,500	1,564,680

Contract purchase price plus acquisition fee	5,816,040	4,870,500	1,564,680
Other cash expenditures expensed	44,845	39,817	23,854
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,860,885	$4,910,317	$1,588,534

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Sam’s Club Douglasville, GA Warehouse Club	Wal-Mart Douglasville, GA Discount Retail	Walgreens Wichita, KS Drugstore
Gross leasable square footage	129,562	222,511	15,120
Date of purchase	7/28/2011	7/28/2011	8/1/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	12,590,236	20,865,764	4,080,000

Contract purchase price plus acquisition fee	12,590,236	20,865,764	4,080,000
Other cash expenditures expensed	30,989	28,116	32,097
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$12,621,225	$20,893,880	$4,112,097

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Bartlett, TN Drugstore		Stripes Laredo, TX Convenience Store		Petsmart Parma, OH Specialty Retail
Gross leasable square footage	14,490		4,730		26,931
Date of purchase	8/1/2011		8/3/2011		8/4/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	3,843,360		2,884,980		4,296,750

Contract purchase price plus acquisition fee	3,843,360		2,884,980		4,296,750
Other cash expenditures expensed	45,259		18,953		36,353
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$3,888,619		$2,903,933		$4,333,103

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Stop & Shop Cranston, RI Grocery		Walgreens Dubuque, IA Drugstore		The Plaza Queen Creek, AZ Shopping Center
Gross leasable square footage	52,137	(2)	14,568		70,973	(2)
Date of purchase	8/5/2011		8/12/2011		8/12/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	13,791,897		4,712,400		13,515,000

Contract purchase price plus acquisition fee	13,791,897		4,712,400		13,515,000
Other cash expenditures expensed	63,279		31,725		52,911
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$13,855,176		$4,744,125		$13,567,911

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Cape Carteret, NC Drugstore		Kohl’s Brownsville, TX Department Store		Highlands Ranch Highland Ranch, CO Shopping Center
Gross leasable square footage	14,820		89,915	(2)	50,511
Date of purchase	8/15/2011		8/16/2011		8/16/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	4,258,500		6,701,400		6,472,920

Contract purchase price plus acquisition fee	4,258,500		6,701,400		6,472,920
Other cash expenditures expensed	40,887		39,114		39,722
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$4,299,387		$6,740,514		$6,512,642

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Kingman Gateway Kingman, AZ Shopping Center	CVS & Huntington Bank Northville, MI Shopping Center		PLS Check Cashers Tucson, AZ Professional Services
Gross leasable square footage	49,208	15,816	(2)	2,550
Date of purchase	8/16/2011	8/17/2011		8/18/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,851,120	3,873,168		1,374,570

Contract purchase price plus acquisition fee	4,851,120	3,873,168		1,374,570
Other cash expenditures expensed	25,823	53,353		24,343
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,876,943	$3,926,521		$1,398,913

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Calumet Park, IL Professional Services	PLS Check Cashers Chicago (Diversey), IL Professional Services		PLS Check Cashers Dallas (Camp Wisdom), TX Professional Services
Gross leasable square footage	4,135	1,267		1,653
Date of purchase	8/18/2011	8/18/2011		8/18/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,554,247	1,234,986		1,419,582

Contract purchase price plus acquisition fee	1,554,247	1,234,986		1,419,582
Other cash expenditures expensed	24,343	24,343		24,343
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,578,590	$1,259,329		$1,443,925

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Dallas (Davis), TX Professional Services	PLS Check Cashers Fort Worth, TX Professional Services		PLS Check Cashers Grand Prairie, TX Professional Services
Gross leasable square footage	2,234	2,492		2,400
Date of purchase	8/18/2011	8/18/2011		8/18/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,246,279	1,429,271		1,273,168

Contract purchase price plus acquisition fee	1,246,279	1,429,271		1,273,168
Other cash expenditures expensed	24,343	24,343		24,343
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,270,622	$1,453,614		$1,297,511

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Houston, TX Professional Services	PLS Check Cashers Kenosha, WI Professional Services	PLS Check Cashers Mesa (Broadway), AZ Professional Services
Gross leasable square footage	1,681	4,023	1,960
Date of purchase	8/18/2011	8/18/2011	8/18/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,160,348	884,132	1,198,432

Contract purchase price plus acquisition fee	1,160,348	884,132	1,198,432
Other cash expenditures expensed	24,343	24,343	24,343
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,184,691	$908,475	$1,222,775

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	PLS Check Cashers Mesquite, TX Professional Services	Tractor Supply Rincon, GA Specialty Retail	Petsmart Phoenix, AZ Specialty Retail
Gross leasable square footage	1,734	19,097	365,672
Date of purchase	8/18/2011	8/23/2011	8/23/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,679,517	2,652,000	104,550,000

Contract purchase price plus acquisition fee	1,679,517	2,652,000	104,550,000
Other cash expenditures expensed	24,343	32,476	103,358
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,703,860	$2,684,476	$104,653,358

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kohl’s Plaza Napa, CA Shopping Center	Walgreens Anthony, TX Drugstore	Dick’s Sporting Goods Charleston, SC Sporting Goods
Gross leasable square footage	77,280	14,820	47,082
Date of purchase	8/23/2011	8/29/2011	8/31/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	20,221,500	4,947,000	7,650,000

Contract purchase price plus acquisition fee	20,221,500	4,947,000	7,650,000
Other cash expenditures expensed	49,746	34,013	83,400
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$20,271,246	$4,981,013	$7,733,400

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Avondale, AZ Fitness & Health	Walgreens Union City, GA Drugstore	Lowe’s Miamisburg, OH Home Improvement
Gross leasable square footage	45,000	14,550	125,357
Date of purchase	8/31/2011	9/9/2011	9/9/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,251,263	4,921,679	11,883,000

Contract purchase price plus acquisition fee	8,251,263	4,921,679	11,883,000
Other cash expenditures expensed	49,382	39,105	84,785
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,300,645	$4,960,784	$11,967,785

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Chicago (103rd St), IL Drugstore	CVS Lake Havasu, AZ Drugstore	CVS Phoenix, AZ Drugstore
Gross leasable square footage	10,880	14,512	13,013
Date of purchase	9/16/2011	9/16/2011	9/16/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,788,006	6,204,368	8,616,027

Contract purchase price plus acquisition fee	7,788,006	6,204,368	8,616,027
Other cash expenditures expensed	88,662	28,581	29,256
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,876,668	$6,232,949	$8,645,283

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carmax Henderson, NV Auto Dealership	Advance Auto Brownstown, MI Automotive Parts	Advance Auto Romulus, MI Automotive Parts
Gross leasable square footage	59,792	7,000	7,000
Date of purchase	9/21/2011	9/23/2011	9/23/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	18,780,240	1,940,040	1,810,500

Contract purchase price plus acquisition fee	18,780,240	1,940,040	1,810,500
Other cash expenditures expensed	108,170	36,981	36,073
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$18,888,410	$1,977,021	$1,846,573

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Advance Auto Washington Township, MI Automotive Parts		L.A. Fitness Duncanville, TX Fitness & Health		Best Buy Southaven, MS Electronics Retail
Gross leasable square footage	7,000		45,000		30,000
Date of purchase	9/23/2011		9/26/2011		9/26/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	2,078,760		7,344,000		5,049,000

Contract purchase price plus acquisition fee	2,078,760		7,344,000		5,049,000
Other cash expenditures expensed	37,687		50,719		47,776
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$2,116,447		$7,394,719		$5,096,776

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Dimond Crossing Anchorage, AK Shopping Center		Golden Corral Independence, MO Restaurant		Glynn Isles Brunswick, GA Shopping Center
Gross leasable square footage	85,356	(2)	12,767		193,064
Date of purchase	9/27/2011		9/28/2011		9/29/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	14,663,010		3,490,721		38,760,000

Contract purchase price plus acquisition fee	14,663,010		3,490,721		38,760,000
Other cash expenditures expensed	75,278		27,720		155,188
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$14,738,288		$3,518,441		$38,915,188

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Emdeon Nashville, TN Professional Services		Winchester Station Winchester, VA Shopping Center		BJ’s Wholesale Club Deptford, NJ Warehouse Club
Gross leasable square footage	54,558		182,851	(2)	116,386
Date of purchase	9/29/2011		9/29/2011		9/30/2011
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	9,792,000		27,418,652		17,045,187

Contract purchase price plus acquisition fee	9,792,000		27,418,652		17,045,187
Other cash expenditures expensed	82,700		204,845		40,243
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$9,874,700		$27,623,497		$17,085,430

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Westminster, MD Warehouse Club	BJ’s Wholesale Club Pembroke Pines, FL Warehouse Club	BJ’s Wholesale Club Lancaster, PA Warehouse Club
Gross leasable square footage	109,310	108,625	108,447
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	21,413,419	14,015,195	21,058,920

Contract purchase price plus acquisition fee	21,413,419	14,015,195	21,058,920
Other cash expenditures expensed	40,243	40,243	40,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$21,453,662	$14,055,438	$21,099,163

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Greenfield, MA Warehouse Club	BJ’s Wholesale Club Uxbridge, MA Warehouse Club	BJ’s Wholesale Club Leominster, MA Warehouse Club
Gross leasable square footage	69,060	617,676	109,544
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	13,387,138	28,874,555	20,579,915

Contract purchase price plus acquisition fee	13,387,138	28,874,555	20,579,915
Other cash expenditures expensed	40,243	40,743	33,447
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$13,427,381	$28,915,298	$20,613,362

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Lexington Park, MD Warehouse Club	BJ’s Wholesale Club Auburn, ME Warehouse Club	BJ’s Wholesale Club Boynton Beach, FL Warehouse Club
Gross leasable square footage	91,937	77,046	108,758
Date of purchase	9/30/2011	9/30/2011	9/30/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	17,727,601	14,793,291	17,895,143

Contract purchase price plus acquisition fee	17,727,601	14,793,291	17,895,143
Other cash expenditures expensed	33,447	33,447	33,447
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$17,761,048	$14,826,738	$17,928,590

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	BJ’s Wholesale Club Portsmouth, NH Warehouse Club	BJ’s Wholesale Club Jacksonville, FL Warehouse Club		Walgreens Xenia, OH Drugstore
Gross leasable square footage	118,850	478,898		14,550
Date of purchase	9/30/2011	9/30/2011		10/4/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	23,008,567	20,493,215		5,686,749

Contract purchase price plus acquisition fee	23,008,567	20,493,215		5,686,749
Other cash expenditures expensed	33,447	33,447		63,637
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$23,042,014	$20,526,662		$5,750,386

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Giant/Eagle Columbus, OH Grocery	CVS Cherry Hill, NJ Drugstore		HH Gregg North Fayette, PA Electronics Retail
Gross leasable square footage	116,238	15,225	(2)	27,689
Date of purchase	10/5/2011	10/13/2011		10/14/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	19,900,200	6,636,492		4,004,385

Contract purchase price plus acquisition fee	19,900,200	6,636,492		4,004,385
Other cash expenditures expensed	79,625	124,627		89,197
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$19,979,825	$6,761,119		$4,093,582

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Hobby Lobby Logan, UT Specialty Retail	PLS Check Cashers Compton, CA Professional Services		Davita Dialysis Willow Grove, PA Fitness & Health
Gross leasable square footage	55,137	1,461		10,600
Date of purchase	10/20/2011	10/26/2011		10/28/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,998,000	1,683,000		3,310,136

Contract purchase price plus acquisition fee	4,998,000	1,683,000		3,310,136
Other cash expenditures expensed	42,736	35,550		86,012
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,040,736	$1,718,550		$3,396,148

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Del Monte Plaza Reno, NV Shopping Center	Caremark Towers Glenview, IL Drugstore	PLS Check Cashers Phoenix, AZ Professional Services
Gross leasable square footage	82,758	195,116	2,234
Date of purchase	11/2/2011	11/3/2011	11/4/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	18,666,000	45,135,000	1,053,235

Contract purchase price plus acquisition fee	18,666,000	45,135,000	1,053,235
Other cash expenditures expensed	58,860	81,666	18,362
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$18,724,860	$45,216,666	$1,071,597

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Office Depot Alvin, TX Office Supply	CVS Bellevue, OH Drugstore	CVS Warren, OH Drugstore
Gross leasable square footage	21,000	10,165	10,127
Date of purchase	11/4/2011	11/4/2011	11/4/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,922,300	2,041,020	1,726,860

Contract purchase price plus acquisition fee	2,922,300	2,041,020	1,726,860
Other cash expenditures expensed	61,792	31,409	31,336
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,984,092	$2,072,429	$1,758,196

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Titusville, PA Drugstore	Home Depot Kennesaw, GA Home Improvement	Tractor Supply Bainbridge, GA Specialty Retail
Gross leasable square footage	10,104	79,992	19,097
Date of purchase	11/4/2011	11/4/2011	11/16/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,761,140	1,640,000	2,745,840

Contract purchase price plus acquisition fee	2,761,140	1,640,000	2,745,840
Other cash expenditures expensed	48,105	—	23,563
Other cash expenditures capitalized	—	19,159	—

Total acquisition cost	$2,809,245	$1,659,159	$2,769,403

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Walgreens Albuquerque, NM Drugstore	Tractor Supply Mishawaka, IN Specialty Retail	MedAssets Plano, TX Fitness & Health
Gross leasable square footage	15,930	19,097	—	(3)
Date of purchase	11/17/2011	11/18/2011	11/22/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,439,440	2,808,311	6,589,060

Contract purchase price plus acquisition fee	3,439,440	2,808,311	6,589,060
Other cash expenditures expensed	32,752	29,921	—
Other cash expenditures capitalized	—	—	8,115

Total acquisition cost	$3,472,192	$2,838,232	$6,597,175

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	United Technologies Bradenton, FL Specialty Retail	Davita Dialysis Casselberry, FL Fitness & Health	Hobby Lobby Concord, NC Specialty Retail
Gross leasable square footage	106,790	6,232	60,000
Date of purchase	12/8/2011	12/9/2011	12/12/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	20,502,000	2,346,000	5,916,000

Contract purchase price plus acquisition fee	20,502,000	2,346,000	5,916,000
Other cash expenditures expensed	80,410	22,387	41,235
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$20,582,410	$2,368,387	$5,957,235

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Shoppes at Sugarmill Woods Homosassa, FL Shopping Center	Bellview Plaza Pensacola, FL Shopping Center	Kohl’s Fort Dodge, IA Department Store
Gross leasable square footage	53,162	82,910	55,858
Date of purchase	12/13/2011	12/13/2011	12/14/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,262,000	8,364,000	4,794,000

Contract purchase price plus acquisition fee	8,262,000	8,364,000	4,794,000
Other cash expenditures expensed	58,242	41,157	30,675
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,320,242	$8,405,157	$4,824,675

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Davita Dialysis Sanford, FL Fitness & Health	Crossroads Marketplace Warner Robbins, GA Shopping Center		Midtowne Park Anderson, SC Shopping Center
Gross leasable square footage	8,586	77,667	(2)	167,341
Date of purchase	12/19/2011	12/20/2011		12/20/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	2,924,340	11,475,000		26,112,000

Contract purchase price plus acquisition fee	2,924,340	11,475,000		26,112,000
Other cash expenditures expensed	17,347	100,746		68,670
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$2,941,687	$11,575,746		$26,180,670

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Cleveland Towne Center Cleveland, TN Shopping Center	RaceTrac Atlanta, GA Convenience Store		RaceTrac Belleview, FL Convenience Store
Gross leasable square footage	153,118	2,243		5,001
Date of purchase	12/20/2011	12/21/2011		12/21/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	18,003,000	2,550,000		4,590,000

Contract purchase price plus acquisition fee	18,003,000	2,550,000		4,590,000
Other cash expenditures expensed	107,564	18,971		19,682
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$18,110,564	$2,568,971		$4,609,682

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Bessermer, AL Convenience Store	RaceTrac Denton, TX Convenience Store		RaceTrac Houston (Hwy 6N), TX Convenience Store
Gross leasable square footage	3,974	4,030		2,988
Date of purchase	12/21/2011	12/21/2011		12/21/2011
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,315,000	3,315,000		2,244,000

Contract purchase price plus acquisition fee	3,315,000	3,315,000		2,244,000
Other cash expenditures expensed	21,274	29,164		28,446
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,336,274	$3,344,164		$2,272,446

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Houston (Kuykendahl), TX Convenience Store	RaceTrac Jacksonville, FL Convenience Store	RaceTrac Leesburg, FL Convenience Store
Gross leasable square footage	2,976	5,138	5,079
Date of purchase	12/21/2011	12/21/2011	12/21/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,550,000	4,335,000	4,335,000

Contract purchase price plus acquisition fee	2,550,000	4,335,000	4,335,000
Other cash expenditures expensed	26,705	19,792	19,792
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,576,705	$4,354,792	$4,354,792

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RaceTrac Mobile, AL Convenience Store	AGCO Corporation Duluth, GA Food Production	Wal-Mart Lancaster, SC Discount Retail
Gross leasable square footage	2,884	125,800	208,470
Date of purchase	12/21/2011	12/22/2011	12/22/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,836,000	18,283,500	14,943,000

Contract purchase price plus acquisition fee	1,836,000	18,283,500	14,943,000
Other cash expenditures expensed	19,562	84,947	75,790
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,855,562	$18,368,447	$15,018,790

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	VA Oceanside Clinic Oceanside, CA Fitness & Health	Silverado Plaza Tucson, AZ Shopping Center	Irving Oil Belfast, ME Convenience Store
Gross leasable square footage	65,536	77,691	4,017
Date of purchase	12/22/2011	12/22/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	55,590,000	9,435,000	1,007,407

Contract purchase price plus acquisition fee	55,590,000	9,435,000	1,007,407
Other cash expenditures expensed	47,187	71,170	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$55,637,187	$9,506,170	$1,019,971

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Bethel, ME Convenience Store	Irving Oil Boothbay Harbor, ME Convenience Store	Irving Oil Caribou, ME Convenience Store
Gross leasable square footage	5,517	3,355	2,918
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	505,630	907,011	580,191

Contract purchase price plus acquisition fee	505,630	907,011	580,191
Other cash expenditures expensed	12,564	12,564	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$518,194	$919,575	$592,755

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Conway, ME Convenience Store	Irving Oil Dover, NH Convenience Store	Irving Oil Fort Kent, ME Convenience Store
Gross leasable square footage	1,599	2,411	2,938
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	680,000	1,058,735	695,678

Contract purchase price plus acquisition fee	680,000	1,058,735	695,678
Other cash expenditures expensed	18,306	18,306	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$698,306	$1,077,041	$708,242

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Kennebunk, ME Convenience Store	Irving Oil Lincoln, ME Convenience Store	Irving Oil Orono, ME Convenience Store
Gross leasable square footage	3,617	3,615	2,478
Date of purchase	12/29/2011	12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,091,614	701,189	495,393

Contract purchase price plus acquisition fee	1,091,614	701,189	495,393
Other cash expenditures expensed	12,564	12,564	12,564
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,104,178	$713,753	$507,957

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Rochester, NH Convenience Store		Irving Oil Rutland, VT Convenience Store	Irving Oil Saco, ME Convenience Store
Gross leasable square footage	3,391		2,478	1,500
Date of purchase	12/29/2011		12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,007,407		433,185	890,535

Contract purchase price plus acquisition fee	1,007,407		433,185	890,535
Other cash expenditures expensed	18,306		14,443	12,564
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,025,713		$447,628	$903,099

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Irving Oil Skowhegan, ME Convenience Store		Irving Oil West Dummerston, VT Convenience Store	Irving Oil Westminister, VT Convenience Store
Gross leasable square footage	2,999		2,237	3,307
Date of purchase	12/29/2011		12/29/2011	12/29/2011
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	1,007,407		528,889	543,597

Contract purchase price plus acquisition fee	1,007,407		528,889	543,597
Other cash expenditures expensed	12,564		14,443	14,443
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$1,019,971		$543,332	$558,040

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kyle Marketplace Kyle, TX Shopping Center		Sam’s Club Colorado Springs, CO Warehouse Club	Indian Lakes Crossing Virginia Beach, VA Shopping Center
Gross leasable square footage	219,111	(2)	128,065	71,020	(2)
Date of purchase	12/30/2011		1/20/2012	1/31/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	45,900,000		17,646,000	14,484,000

Contract purchase price plus acquisition fee	45,900,000		17,646,000	14,484,000
Other cash expenditures expensed	103,751		58,335	100,013
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$46,003,751		$17,704,335	$14,584,013

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.
Name, location, type of property	PetSmart/Hallmark Cincinnati, OH Shopping Center	Davita Dialysis Ft. Wayne, IN Fitness and Health		HH Gregg Joliet, IL Specialty Retail
Gross leasable square footage	33,579	7,930		22,541
Date of purchase	2/14/2012	2/16/2012		2/17/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,142,432	2,844,780		2,883,350

Contract purchase price plus acquisition fee	5,142,432	2,844,780		2,883,350
Other cash expenditures expensed	52,677	29,725		41,099
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,195,109	$2,874,505		$2,924,449

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.
Name, location, type of property	HH Gregg Merrillville, IN Specialty Retail	Fairlane Green Allen Park, MI Shopping Center		The Medicines Company Parsippany, NJ Office
Gross leasable square footage	32,691	269,598	(2)	178,978
Date of purchase	2/17/2012	2/22/2012		2/27/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,788,324	47,940,000		54,023,377

Contract purchase price plus acquisition fee	4,788,324	47,940,000		54,023,377
Other cash expenditures expensed	31,468	222,809		745,572
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,819,791	$48,162,809		$54,768,949

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Michael’s Lafayette, LA Specialty Retail	Outback Steakhouse Fort Smith, AR Restaurant		Outback Steakhouse Centennial, CO Restaurant
Gross leasable square footage	34,458	6,188		6,713
Date of purchase	3/9/2012	3/14/2012		3/14/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	4,528,800	3,064,807		2,762,446

Contract purchase price plus acquisition fee	4,528,800	3,064,807		2,762,446
Other cash expenditures expensed	60,906	8,942		4,601
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$4,589,706	$3,073,750		$2,767,047

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Jacksonville, FL Restaurant	Outback Steakhouse Sebring, FL Restaurant	Outback Steakhouse Fort Wayne, IN Restaurant
Gross leasable square footage	6,100	6,947	6,300
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,884,586	2,797,918	3,062,599

Contract purchase price plus acquisition fee	2,884,586	2,797,918	3,062,599
Other cash expenditures expensed	13,436	13,168	5,618
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,898,021	$2,811,086	$3,068,217

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Lexington, KY Restaurant	Outback Steakhouse Baton Rouge, LA Restaurant	Outback Steakhouse Southgate, MI Restaurant
Gross leasable square footage	6,174	5,885	6,536
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,248,407	1,994,522	3,391,338

Contract purchase price plus acquisition fee	3,248,407	1,994,522	3,391,338
Other cash expenditures expensed	6,412	5,378	17,851
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,254,819	$1,999,900	$3,409,189

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Outback Steakhouse Lees Summit, MO Restaurant	Outback Steakhouse Las Cruces, NM Restaurant	Outback Steakhouse Garner, NC Restaurant
Gross leasable square footage	6,246	6,192	6,205
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,578,077	2,063,129	2,910,573

Contract purchase price plus acquisition fee	1,578,077	2,063,129	2,910,573
Other cash expenditures expensed	4,820	4,481	7,414
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,582,897	$2,067,609	$2,917,987

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Outback Steakhouse Boardman Township, OH Restaurant	Outback Steakhouse Pittsburg, PA Restaurant	Outback Steakhouse Conroe, TX Restaurant
Gross leasable square footage	6,161	7,035	6,186
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,326,369	2,988,976	2,716,059

Contract purchase price plus acquisition fee	3,326,369	2,988,976	2,716,059
Other cash expenditures expensed	10,246	37,675	3,141
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,336,614	$3,026,652	$2,719,200

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Outback Steakhouse Houston, TX Restaurant	Outback Steakhouse McAllen, TX Restaurant	Outback Steakhouse Colonial Heights, VA Restaurant
Gross leasable square footage	6,173	6,195	6,285
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,989,705	1,188,917	3,968,905

Contract purchase price plus acquisition fee	2,989,705	1,188,917	3,968,905
Other cash expenditures expensed	4,641	4,641	12,013
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,994,345	$1,193,558	$3,980,917

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.
Name, location, type of property	Outback Steakhouse Newport News, VA Restaurant	Outback Steakhouse Winchester, VA Restaurant	Flemings Englewood, CO Restaurant
Gross leasable square footage	6,039	6,145	6,718
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,677,198	4,025,427	4,235,923

Contract purchase price plus acquisition fee	3,677,198	4,025,427	4,235,923
Other cash expenditures expensed	11,454	12,121	6,316
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,688,652	$4,037,548	$4,242,239

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Bonefish Grill Lakeland, FL Restaurant	Bonefish Grill Independence, OH Restaurant	Outback Steakhouse Independence, OH Restaurant
Gross leasable square footage	5,601	5,811	6,186
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,656,418	3,313,376	2,364,840

Contract purchase price plus acquisition fee	2,656,418	3,313,376	2,364,840
Other cash expenditures expensed	12,699	10,192	8,514
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,669,117	$3,323,568	$2,373,355

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Bonefish Grill Gainesville, VA Restaurant	Carrabba’s Scottsdale, AZ Restaurant	Carrabba’s Louisville, CO Restaurant
Gross leasable square footage	5,444	6,790	6,971
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,274,395	2,168,637	2,277,004

Contract purchase price plus acquisition fee	3,274,395	2,168,637	2,277,004
Other cash expenditures expensed	10,651	4,936	4,945
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,285,046	$2,173,573	$2,281,949

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Tampa, FL Restaurant	Carrabba’s Duluth, GA Restaurant	Carrabba’s Bowie, MD Restaurant
Gross leasable square footage	6,849	6,330	6,500
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,729,172	3,807,134	3,885,095

Contract purchase price plus acquisition fee	3,729,172	3,807,134	3,885,095
Other cash expenditures expensed	16,416	7,084	46,999
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,745,588	$3,814,218	$3,932,094

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Brooklyn, OH Restaurant	Carrabba’s Washington Township, OH Restaurant	Carrabba’s Columbia, SC Restaurant
Gross leasable square footage	6,404	6,858	6,838
Date of purchase	3/14/2012	3/14/2012	3/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,118,472	2,825,855	3,209,427

Contract purchase price plus acquisition fee	3,118,472	2,825,855	3,209,427
Other cash expenditures expensed	10,243	8,476	10,312
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,128,715	$2,834,331	$3,219,738

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Carrabba’s Johnson City, TN Restaurant	West Marine Fort Lauderdale, FL Sporting Goods	Petsmart/Travis Credit Union Mercad, CA Shopping Center
Gross leasable square footage	6,316	50,000	30,849
Date of purchase	3/14/2012	3/15/2012	3/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,670,701	13,005,000	5,476,576

Contract purchase price plus acquisition fee	3,670,701	13,005,000	5,476,576
Other cash expenditures expensed	11,079	58,856	34,266
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,681,779	$13,063,856	$5,510,842

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart/Bevmo Redding, CA Shopping Center	Golden Corral Bakersfield, CA Restaurant	Golden Corral San Angelo, TX Restaurant
Gross leasable square footage	44,948	14,503	7,852
Date of purchase	3/21/2012	3/21/2012	3/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,903,824	4,611,285	2,146,080

Contract purchase price plus acquisition fee	5,903,824	4,611,285	2,146,080
Other cash expenditures expensed	33,598	25,986	21,374
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,937,422	$4,637,271	$2,167,454

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Oswego, IL Fitness and Health		Davita Dialysis Lawrenceville, NJ Fitness and Health		Greenway Commons Houston, TX Shopping Center
Gross leasable square footage	45,000		7,930		252,999	(2)
Date of purchase	3/23/2012		3/23/2012		3/23/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	9,389,100		2,989,620		69,615,000

Contract purchase price plus acquisition fee	9,389,100		2,989,620		69,615,000
Other cash expenditures expensed	65,834		42,802		173,579
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$9,454,934		$3,032,422		$69,788,579

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	San Tan Marketplace Gilbert, AZ Shopping Center		Tractor Supply Columbia, SC Specialty Retail		MotoMart Saint Charles, MO Convenience Store
Gross leasable square footage	285,486	(2)	19,097		4,116
Date of purchase	3/30/2012		3/30/2012		3/30/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	55,875,600		3,156,054		2,988,600

Contract purchase price plus acquisition fee	55,875,600		3,156,054		2,988,600
Other cash expenditures expensed	440,068		38,307		31,673
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$56,315,668		$3,194,361		$3,020,273

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Spring, TX Restaurant		Toys “R” Us / Mr. Hero Parma, OH Shopping Center		Tractor Supply Alamogordo, NM Specialty Retail
Gross leasable square footage	14,232		48,320	(2)	19,097
Date of purchase	4/5/2012		4/11/2012		4/20/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	4,335,872		3,823,560		3,073,546

Contract purchase price plus acquisition fee	4,335,872		3,823,560		3,073,546
Other cash expenditures expensed	32,312		48,354		39,491
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$4,368,184		$3,871,914		$3,113,037

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Anderson, SC Drugstore	CVS Eden, NC Drugstore	CVS Greenville, SC Drugstore
Gross leasable square footage	10,125	10,125	10,125
Date of purchase	4/26/2012	4/26/2012	4/26/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,147,289	2,556,000	3,389,422

Contract purchase price plus acquisition fee	2,147,289	2,556,000	3,389,422
Other cash expenditures expensed	29,909	28,826	34,590
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,177,198	$2,584,826	$3,424,012

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Kernersville, NC Drugstore	CVS Madison, NC Drugstore	CVS Moonville, SC Drugstore
Gross leasable square footage	10,125	10,125	10,125
Date of purchase	4/26/2012	4/26/2012	4/26/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,553,834	2,458,500	2,141,244

Contract purchase price plus acquisition fee	2,553,834	2,458,500	2,141,244
Other cash expenditures expensed	29,655	28,770	29,757
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,583,489	$2,487,270	$2,171,001

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Goodyear Corpus Christi, TX Automotive Parts & Service	L.A. Fitness Easton, PA Fitness and Health	Lowe’s Burlington, IA Home Improvement
Gross leasable square footage	6,594	37,923	131,644
Date of purchase	4/27/2012	4/27/2012	4/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,236,401	8,595,880	9,064,740

Contract purchase price plus acquisition fee	2,236,401	8,595,880	9,064,740
Other cash expenditures expensed	27,621	151,193	46,173
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,264,022	$8,747,072	$9,110,913

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Shoppes at Sherbrooke Lake Worth, FL Shopping Center	Amazon Chattanooga, TN Distribution	Amazon West Columbia, SC Distribution
Gross leasable square footage	57,913	1,016,148	1,016,148
Date of purchase	4/27/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,710,000	64,036,674	65,820,609

Contract purchase price plus acquisition fee	10,710,000	64,036,674	65,820,609
Other cash expenditures expensed	66,227	73,249	68,394
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,776,227	$64,109,923	$65,889,003

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Amazon Charleston, TN Distribution	Family Dollar Alexandria, LA Discount Retail	Family Dollar Apopka, FL Discount Retail
Gross leasable square footage	1,016,148	9,216	8,232
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	60,490,679	779,369	1,916,737

Contract purchase price plus acquisition fee	60,490,679	779,369	1,916,737
Other cash expenditures expensed	77,530	7,379	6,197
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$60,568,208	$786,748	$1,922,934

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Beaver, UT Discount Retail	Family Dollar Berkeley, MO Discount Retail	Family Dollar Bristol, FL Discount Retail
Gross leasable square footage	8,069	7,887	8,006
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,098,443	1,646,635	1,073,483

Contract purchase price plus acquisition fee	1,098,443	1,646,635	1,073,483
Other cash expenditures expensed	12,276	7,217	5,784
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,110,719	$1,653,852	$1,079,267

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar El Dorado, AR Discount Retail	Family Dollar Gainesville, FL Discount Retail	Family Dollar Homedale, ID Discount Retail
Gross leasable square footage	8,160	8,336	9,236
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,126,365	1,703,491	1,654,456

Contract purchase price plus acquisition fee	1,126,365	1,703,491	1,654,456
Other cash expenditures expensed	5,829	6,145	12,593
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,132,194	$1,709,636	$1,667,049

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Houston, TX Discount Retail	Family Dollar Jacksonville, AR Discount Retail	Family Dollar Jemison, AL Discount Retail
Gross leasable square footage	7,848	7,936	8,043
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,505,479	970,494	1,286,187

Contract purchase price plus acquisition fee	1,505,479	970,494	1,286,187
Other cash expenditures expensed	7,002	5,829	6,983
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,512,481	$976,323	$1,293,171

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Kentwood, LA Discount Retail	Family Dollar Las Vegas, NV Discount Retail	Family Dollar Lufkin, TX Discount Retail
Gross leasable square footage	7,842	9,995	9,327
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,161,581	1,488,928	1,959,287

Contract purchase price plus acquisition fee	1,161,581	1,488,928	1,959,287
Other cash expenditures expensed	8,004	11,292	7,490
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,169,585	$1,500,220	$1,966,777

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Lynn, MA Discount Retail	Family Dollar Macon, GA Discount Retail	Family Dollar McAllen, TX Discount Retail
Gross leasable square footage	10,240	9,180	9,207
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,077,474	1,144,408	1,456,453

Contract purchase price plus acquisition fee	2,077,474	1,144,408	1,456,453
Other cash expenditures expensed	6,954	6,079	6,949
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,084,428	$1,150,487	$1,463,402

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Milwaukee, WI Discount Retail	Family Dollar Montgomery, AL Discount Retail	Family Dollar Okeechobee, FL Discount Retail
Gross leasable square footage	7,830	9,180	8,043
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,649,517	1,630,891	1,519,416

Contract purchase price plus acquisition fee	1,649,517	1,630,891	1,519,416
Other cash expenditures expensed	6,079	7,119	6,100
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,655,597	$1,638,010	$1,525,516

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Penn Yan, NY Discount Retail	Family Dollar Pensacola, FL Discount Retail	Family Dollar Petersburg, VA Discount Retail
Gross leasable square footage	7,908	7,833	7,755
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	892,716	950,824	1,611,112

Contract purchase price plus acquisition fee	892,716	950,824	1,611,112
Other cash expenditures expensed	5,929	5,943	6,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$898,645	$956,767	$1,617,192

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Robstown, TX Discount Retail	Family Dollar Royse City, TX Discount Retail	Family Dollar San Angelo, TX Discount Retail
Gross leasable square footage	7,848	7,979	9,209
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	934,410	1,652,400	1,514,036

Contract purchase price plus acquisition fee	934,410	1,652,400	1,514,036
Other cash expenditures expensed	6,367	7,160	7,011
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$940,777	$1,659,560	$1,521,047

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Antonio (Culebra), TX Discount Retail	Family Dollar San Antonio (Marbach), TX Discount Retail	Family Dollar San Antonio (Valley Hi), TX Discount Retail
Gross leasable square footage	9,238	9,289	7,942
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,469,246	1,017,098	1,359,519

Contract purchase price plus acquisition fee	1,469,246	1,017,098	1,359,519
Other cash expenditures expensed	6,963	6,475	6,844
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,476,208	$1,023,573	$1,366,364

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar St. Louis, MO Discount Retail	Family Dollar Tampa (22nd St.), FL Discount Retail	Family Dollar Tyler, TX Discount Retail
Gross leasable square footage	7,885	9,235	7,914
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,652,621	1,708,626	706,799

Contract purchase price plus acquisition fee	1,652,621	1,708,626	706,799
Other cash expenditures expensed	7,219	5,916	6,069
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,659,840	$1,714,543	$712,868

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Waco, TX Discount Retail	Family Dollar Altha, FL Discount Retail	Family Dollar Baton Rouge, LA Discount Retail
Gross leasable square footage	7,902	8,006	8,268
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	747,672	990,296	1,232,115

Contract purchase price plus acquisition fee	747,672	990,296	1,232,115
Other cash expenditures expensed	6,123	5,767	8,107
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$753,795	$996,063	$1,240,222

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Battle Mountain, NV Discount Retail	Family Dollar Beaumont (College), TX Discount Retail	Family Dollar Beaumont (Washington), TX Discount Retail
Gross leasable square footage	8,072	7,838	9,825
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,773,913	1,142,164	1,650,404

Contract purchase price plus acquisition fee	1,773,913	1,142,164	1,650,404
Other cash expenditures expensed	9,756	6,611	7,157
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,783,668	$1,148,775	$1,657,561

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Brazoria, TX Discount Retail	Family Dollar Brooklyn, MI Discount Retail	Family Dollar Casa Grande, AZ Discount Retail
Gross leasable square footage	7,837	8,050	8,050
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,287,553	897,404	867,441

Contract purchase price plus acquisition fee	1,287,553	897,404	867,441
Other cash expenditures expensed	6,767	7,201	7,538
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,294,320	$904,605	$874,978

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Fort Mohave, AZ Discount Retail	Family Dollar Gallup, NM Discount Retail	Family Dollar Green Bay, WI Discount Retail
Gross leasable square footage	9,810	9,000	8,019
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	987,577	1,949,530	1,515,715

Contract purchase price plus acquisition fee	987,577	1,949,530	1,515,715
Other cash expenditures expensed	7,526	8,291	6,079
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$995,104	$1,957,821	$1,521,794

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Greenville, MS Discount Retail	Family Dollar Guadalupe, AZ Discount Retail	Family Dollar Gulfport, MS Discount Retail
Gross leasable square footage	8,054	9,274	9,214
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,102,705	1,100,138	1,740,132

Contract purchase price plus acquisition fee	1,102,705	1,100,138	1,740,132
Other cash expenditures expensed	6,579	7,519	6,579
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,109,284	$1,107,657	$1,746,711

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Hot Springs, AR Discount Retail	Family Dollar Houston (Mount), TX Discount Retail	Family Dollar Houston (Jester), TX Discount Retail
Gross leasable square footage	8,320	7,854	7,812
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,197,022	1,303,196	864,224

Contract purchase price plus acquisition fee	1,197,022	1,303,196	864,224
Other cash expenditures expensed	5,829	6,784	6,275
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,202,851	$1,309,980	$870,499

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Houston (Kuykendahl), TX Discount Retail	Family Dollar Kingston, OK Discount Retail	Family Dollar Marshall, TX Discount Retail
Gross leasable square footage	9,112	7,970	7,912
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,953,300	702,970	841,044

Contract purchase price plus acquisition fee	1,953,300	702,970	841,044
Other cash expenditures expensed	7,483	6,079	6,245
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,960,783	$709,049	$847,289

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Memphis (Austin), TN Discount Retail	Family Dollar Mexia, TX Discount Retail	Family Dollar Mohave Valley, AZ Discount Retail
Gross leasable square footage	7,800	7,891	7,816
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,400,105	674,962	664,002

Contract purchase price plus acquisition fee	1,400,105	674,962	664,002
Other cash expenditures expensed	6,079	6,028	7,456
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,406,184	$680,989	$671,458

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Ocala (28th St.), FL Discount Retail	Family Dollar Ormond Beach, FL Discount Retail	Family Dollar Phoenix (Southern), AZ Discount Retail
Gross leasable square footage	9,151	8,134	10,077
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,578,406	1,806,119	2,089,670

Contract purchase price plus acquisition fee	1,578,406	1,806,119	2,089,670
Other cash expenditures expensed	5,912	6,170	7,943
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,584,318	$1,812,289	$2,097,613

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Plant City (Gordon), FL Discount Retail	Family Dollar Rio Grande, TX Discount Retail	Family Dollar Saginaw, MI Discount Retail
Gross leasable square footage	8,151	7,848	10,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,310,342	1,584,105	1,471,334

Contract purchase price plus acquisition fee	1,310,342	1,584,105	1,471,334
Other cash expenditures expensed	6,049	7,086	7,267
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,316,390	$1,591,191	$1,478,601

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Seymour, IN Discount Retail	Family Dollar St. Louis (Ferry), MO Discount Retail	Family Dollar Tallahassee, FL Discount Retail
Gross leasable square footage	7,934	7,866	8,316
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,171,283	1,648,187	1,683,185

Contract purchase price plus acquisition fee	1,171,283	1,648,187	1,683,185
Other cash expenditures expensed	6,897	7,217	6,140
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,178,180	$1,655,405	$1,689,325

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Topeka, KS Discount Retail	Family Dollar Victoria, TX Discount Retail	Family Dollar Avondale, AZ Discount Retail
Gross leasable square footage	9,234	7,850	8,171
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,816,358	657,057	1,656,170

Contract purchase price plus acquisition fee	1,816,358	657,057	1,656,170
Other cash expenditures expensed	7,277	6,004	7,757
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,823,634	$663,062	$1,663,927

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Beaumont (Highway 105), TX Discount Retail	Family Dollar Burton, MI Discount Retail	Family Dollar Canton, OH Discount Retail
Gross leasable square footage	7,745	8,050	9,278
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,112,381	1,472,547	781,852

Contract purchase price plus acquisition fee	1,112,381	1,472,547	781,852
Other cash expenditures expensed	6,579	7,267	7,649
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,118,960	$1,479,815	$789,501

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Converse, TX Discount Retail	Family Dollar Coolidge, AZ Discount Retail	Family Dollar Dacano, CO Discount Retail
Gross leasable square footage	7,899	7,857	7,888
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	695,005	1,024,973	1,286,796

Contract purchase price plus acquisition fee	695,005	1,024,973	1,286,796
Other cash expenditures expensed	6,054	7,486	6,769
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$701,058	$1,032,459	$1,293,566

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Deland, FL Discount Retail	Family Dollar Fort Dodge, IA Discount Retail	Family Dollar Fort Lupton, CO Discount Retail
Gross leasable square footage	8,099	7,843	9,283
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,796,645	693,242	1,556,710

Contract purchase price plus acquisition fee	1,796,645	693,242	1,556,710
Other cash expenditures expensed	6,168	6,300	7,075
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,802,813	$699,542	$1,563,785

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Fort Myers, FL Discount Retail	Family Dollar Hernandez, NM Discount Retail	Family Dollar Houston (Veterans), TX Discount Retail
Gross leasable square footage	7,798	8,000	7,654
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,654,617	1,959,065	1,549,304

Contract purchase price plus acquisition fee	1,654,617	1,959,065	1,549,304
Other cash expenditures expensed	6,133	7,886	7,049
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,660,750	$1,966,951	$1,556,352

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Hudson, MI Discount Retail	Family Dollar Jacksonville (Moncrief), FL Discount Retail	Family Dollar Jacksonville (Lem Turner), FL Discount Retail
Gross leasable square footage	9,286	9,198	9,091
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,415,437	1,341,724	1,747,653

Contract purchase price plus acquisition fee	1,415,437	1,341,724	1,747,653
Other cash expenditures expensed	7,259	6,056	5,921
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,422,695	$1,347,781	$1,753,574

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Kansas City (Blue Ridge), MO Discount Retail	Family Dollar Kansas City (State), KS Discount Retail	Family Dollar Kentwood, MI Discount Retail
Gross leasable square footage	7,843	7,860	10,150
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,161,744	1,669,030	1,256,350

Contract purchase price plus acquisition fee	1,161,744	1,669,030	1,256,350
Other cash expenditures expensed	7,045	7,225	7,235
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,168,790	$1,676,255	$1,263,586

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Lakeland, FL Discount Retail	Family Dollar Leander, TX Discount Retail	Family Dollar Little Rock, AR Discount Retail
Gross leasable square footage	7,842	9,207	7,986
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,243,561	946,770	794,571

Contract purchase price plus acquisition fee	1,243,561	946,770	794,571
Other cash expenditures expensed	6,032	6,383	5,829
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,249,593	$953,154	$800,400

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Memphis (Lamar), TN Discount Retail	Family Dollar Milton, FL Discount Retail	Family Dollar Newaygo, MI Discount Retail
Gross leasable square footage	9,800	8,007	8,080
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,084,121	1,095,078	1,171,556

Contract purchase price plus acquisition fee	1,084,121	1,095,078	1,171,556
Other cash expenditures expensed	6,079	5,796	7,223
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,090,200	$1,100,874	$1,178,779

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Noonday, TX Discount Retail	Family Dollar Ocala (Maricamp), FL Discount Retail	Family Dollar Pembroke Park, FL Discount Retail
Gross leasable square footage	9,196	8,432	8,991
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,063,260	1,645,935	1,939,774

Contract purchase price plus acquisition fee	1,063,260	1,645,935	1,939,774
Other cash expenditures expensed	6,526	5,897	6,203
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,069,786	$1,651,832	$1,945,977

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Phoenix (McDowell), AZ Discount Retail	Family Dollar Plant City (Baker), FL Discount Retail	Family Dollar Port Arthur, TX Discount Retail
Gross leasable square footage	10,011	9,223	7,820
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,768,379	1,994,147	1,773,913

Contract purchase price plus acquisition fee	1,768,379	1,994,147	1,773,913
Other cash expenditures expensed	7,805	6,216	7,290
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,776,184	$2,000,363	$1,781,203

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Antonio (Foster), TX Discount Retail	Family Dollar San Antonio (Zarzamora), TX Discount Retail	Family Dollar St. Peter, MN Discount Retail
Gross leasable square footage	9,235	9,280	8,365
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	860,661	1,236,972	694,753

Contract purchase price plus acquisition fee	860,661	1,236,972	694,753
Other cash expenditures expensed	6,271	6,713	7,529
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$866,931	$1,243,685	$702,282

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Tampa (MLK), FL Discount Retail	Family Dollar Abbeville, LA Discount Retail	Family Dollar Alamogordo, NM Discount Retail
Gross leasable square footage	8,390	9,140	8,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,985,526	1,257,396	891,013

Contract purchase price plus acquisition fee	1,985,526	1,257,396	891,013
Other cash expenditures expensed	5,965	8,076	6,733
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,991,490	$1,265,472	$897,746

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Bristol, VA Discount Retail	Family Dollar Cleveland (Pearl), OH Discount Retail	Family Dollar Clovis, NM Discount Retail
Gross leasable square footage	8,564	12,388	8,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,033,259	2,329,259	1,117,667

Contract purchase price plus acquisition fee	1,033,259	2,329,259	1,117,667
Other cash expenditures expensed	6,011	9,347	7,052
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,039,270	$2,338,605	$1,124,719

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Cockrell Hill, TX Discount Retail	Family Dollar Dallas, TX Discount Retail	Family Dollar Deltona (1401), FL Discount Retail
Gross leasable square footage	7,907	9,064	9,202
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,649,074	1,066,374	1,165,754

Contract purchase price plus acquisition fee	1,649,074	1,066,374	1,165,754
Other cash expenditures expensed	7,057	6,461	5,945
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,656,131	$1,072,835	$1,171,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Deltona (2901), FL Discount Retail	Family Dollar Des Moines, IA Discount Retail	Family Dollar Dickinson, TX Discount Retail
Gross leasable square footage	8,142	9,844	8,540
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,770,783	1,398,142	1,157,494

Contract purchase price plus acquisition fee	1,770,783	1,398,142	1,157,494
Other cash expenditures expensed	6,093	6,232	6,559
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,776,876	$1,404,373	$1,164,053

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Farmerville, LA Discount Retail	Family Dollar Fort Meade, FL Discount Retail	Family Dollar Houston (Freeway), TX Discount Retail
Gross leasable square footage	7,830	8,052	9,035
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,226,995	709,565	1,564,732

Contract purchase price plus acquisition fee	1,226,995	709,565	1,564,732
Other cash expenditures expensed	8,031	5,757	6,997
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,235,026	$715,322	$1,571,729

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Indianapolis, IN Discount Retail	Family Dollar Kansas City (Meyer), MO Discount Retail	Family Dollar Kansas City (Prospect), MO Discount Retail
Gross leasable square footage	7,920	8,108	9,911
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,042,129	1,648,187	2,058,848

Contract purchase price plus acquisition fee	1,042,129	1,648,187	2,058,848
Other cash expenditures expensed	6,828	7,149	7,294
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,048,957	$1,655,336	$2,066,142

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Kissimmee, FL Discount Retail	Family Dollar Lake City, FL Discount Retail	Family Dollar Memphis (Millbranch), TN Discount Retail
Gross leasable square footage	7,965	8,016	10,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,648,888	1,057,716	2,127,365

Contract purchase price plus acquisition fee	1,648,888	1,057,716	2,127,365
Other cash expenditures expensed	6,063	5,713	6,011
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,654,951	$1,063,428	$2,133,376

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Memphis (Neely), TN Discount Retail	Family Dollar Middletown, OH Discount Retail	Family Dollar New Orleans, LA Discount Retail
Gross leasable square footage	8,000	7,833	9,157
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,653,730	1,122,505	1,948,865

Contract purchase price plus acquisition fee	1,653,730	1,122,505	1,948,865
Other cash expenditures expensed	6,011	7,987	9,093
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,659,741	$1,130,492	$1,957,958

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Palestine, TX Discount Retail	Family Dollar Pharr, TX Discount Retail	Family Dollar Pontiac, MI Discount Retail
Gross leasable square footage	7,913	7,849	8,140
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,140,729	1,647,744	1,635,991

Contract purchase price plus acquisition fee	1,140,729	1,647,744	1,635,991
Other cash expenditures expensed	6,541	7,086	7,264
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,147,270	$1,654,830	$1,643,256

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Princeton, IN Discount Retail	Family Dollar Raymondville, TX Discount Retail	Family Dollar Roswell, NM Discount Retail
Gross leasable square footage	7,931	7,840	8,000
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	894,947	921,094	1,302,745

Contract purchase price plus acquisition fee	894,947	921,094	1,302,745
Other cash expenditures expensed	6,828	6,281	7,313
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$901,775	$927,375	$1,310,058

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar San Antonio (Cupples), TX Discount Retail	Family Dollar San Benito, TX Discount Retail	Family Dollar San Diego, TX Discount Retail
Gross leasable square footage	9,256	7,803	7,858
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,943,544	1,016,373	1,022,600

Contract purchase price plus acquisition fee	1,943,544	1,016,373	1,022,600
Other cash expenditures expensed	7,404	6,406	6,413
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,950,948	$1,022,779	$1,029,013

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Shreveport, LA Discount Retail	Family Dollar St. Petersburg (34th), FL Discount Retail	Family Dollar Terre Haute, IN Discount Retail
Gross leasable square footage	7,851	8,433	8,070
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,516,299	1,857,715	670,628

Contract purchase price plus acquisition fee	1,516,299	1,857,715	670,628
Other cash expenditures expensed	8,457	5,961	6,828
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,524,757	$1,863,676	$677,456

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Petsmart Bellingham, WA Specialty Retail	West Marine Harrison Township, MI Sporting Goods	Widewater Commons Uniontown, PA Shopping Center
Gross leasable square footage	25,310	15,500	46,702
Date of purchase	4/30/2012	4/30/2012	4/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,959,640	4,080,000	6,732,000

Contract purchase price plus acquisition fee	3,959,640	4,080,000	6,732,000
Other cash expenditures expensed	43,019	37,445	177,491
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,002,659	$4,117,445	$6,909,491

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Eastland Center West Covina, CA Shopping Center		Advanced Auto Frankfort, KY Automotive Parts	Advanced Auto Georgetown, KY Automotive Parts
Gross leasable square footage	809,444	(2)	7,000	7,000
Date of purchase	5/14/2012		5/15/2012	5/15/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	148,818,000		1,768,404	1,700,157

Contract purchase price plus acquisition fee	148,818,000		1,768,404	1,700,157
Other cash expenditures expensed	284,499		31,501	35,915
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$149,102,499		$1,799,905	$1,736,073

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Akron, OH Restaurant		Golden Corral Canton, OH Restaurant	Golden Corral Cincinnati, OH Restaurant
Gross leasable square footage	10,445		10,055	10,073
Date of purchase	5/16/2012		5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,201,344		2,421,979	2,349,260

Contract purchase price plus acquisition fee	2,201,344		2,421,979	2,349,260
Other cash expenditures expensed	21,892		23,157	23,101
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,223,235		$2,445,136	$2,372,361

Program:	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Clarksville, IN Restaurant		Golden Corral Cleveland, OH Restaurant	Golden Corral Dayton (Kingsridge), OH Restaurant
Gross leasable square footage	10,024		10,441	9,974
Date of purchase	5/16/2012		5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,914,366		2,635,474	1,651,594

Contract purchase price plus acquisition fee	2,914,366		2,635,474	1,651,594
Other cash expenditures expensed	22,570		22,937	22,456
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,936,937		$2,658,411	$1,674,050

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Dayton (Miller), OH Restaurant	Golden Corral Dayton, OH Restaurant	Golden Corral Elyria, OH Restaurant
Gross leasable square footage	9,916	9,986	10,583
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,004,262	1,916,987	2,121,339

Contract purchase price plus acquisition fee	3,004,262	1,916,987	2,121,339
Other cash expenditures expensed	28,400	17,761	22,360
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,032,663	$1,934,748	$2,143,699

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Fairfield, OH Restaurant	Golden Corral Grove City, OH Restaurant	Golden Corral Louisville, KY Restaurant
Gross leasable square footage	10,076	10,647	10,218
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,580,507	2,140,810	2,026,157

Contract purchase price plus acquisition fee	1,580,507	2,140,810	2,026,157
Other cash expenditures expensed	22,457	22,890	23,328
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,602,965	$2,163,699	$2,049,485

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Monroeville, PA Restaurant	Golden Corral Northfield, OH Restaurant	Golden Corral Ontario, OH Restaurant
Gross leasable square footage	10,406	10,624	10,466
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,625,347	1,447,492	2,606,925

Contract purchase price plus acquisition fee	1,625,347	1,447,492	2,606,925
Other cash expenditures expensed	23,348	22,176	23,384
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,648,694	$1,469,668	$2,630,309

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Golden Corral Richmond, IN Restaurant	Golden Corral Springfield, OH Restaurant	Golden Corral Toledo, OH Restaurant
Gross leasable square footage	9,968	10,055	10,504
Date of purchase	5/16/2012	5/16/2012	5/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,381,017	1,264,043	3,249,147

Contract purchase price plus acquisition fee	1,381,017	1,264,043	3,249,147
Other cash expenditures expensed	22,692	22,183	22,748
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,403,709	$1,286,226	$3,271,895

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Goodyear Columbia, SC Automotive Parts & Service	Goodyear Cumming (Old Atlanta), GA Automotive Parts & Service	Goodyear Cumming, GA Automotive Parts & Service
Gross leasable square footage	7,385	6,921	6,870
Date of purchase	5/23/2012	5/23/2012	5/23/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,708,100	3,064,080	2,973,300

Contract purchase price plus acquisition fee	2,708,100	3,064,080	2,973,300
Other cash expenditures expensed	24,089	22,951	23,283
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,732,189	$3,087,031	$2,996,583

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	CVS Oklahoma City, OK Drugstore	Sherwood Retail Center Sherwood, AR Shopping Center	O’Reilly Automotive Willard, OH Automotive Parts
Gross leasable square footage	9,889	119,002	6,629
Date of purchase	6/4/2012	6/4/2012	6/8/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,256,391	5,941,500	1,095,842

Contract purchase price plus acquisition fee	2,256,391	5,941,500	1,095,842
Other cash expenditures expensed	35,735	77,160	29,422
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,292,126	$6,018,660	$1,125,264

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	AutoZone Hernando, MS Automotive Parts & Service	Advanced Auto Dayton, OH Automotive Parts	Advanced Auto Florence, KY Automotive Parts
Gross leasable square footage	5,400	7,000	7,000
Date of purchase	6/11/2012	6/21/2012	6/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	942,480	1,787,203	1,854,159

Contract purchase price plus acquisition fee	942,480	1,787,203	1,854,159
Other cash expenditures expensed	35,422	31,377	31,820
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$977,902	$1,818,580	$1,885,979

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Advanced Auto Mishawaka, IN Automotive Parts	Advanced Auto Richmond, IN Automotive Parts	Advanced Auto Spring, TX Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	6/21/2012	6/21/2012	6/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,706,582	1,898,370	1,765,334

Contract purchase price plus acquisition fee	1,706,582	1,898,370	1,765,334
Other cash expenditures expensed	29,440	29,635	35,384
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,736,022	$1,928,005	$1,800,718

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Tractor Supply Middletown, DE Specialty Retail	Dick’s Sporting Goods Fort Gratiot, MI Sporting Goods	Ulta Salon Fort Gratiot, MI Specialty Retail
Gross leasable square footage	21,842	44,255	10,570
Date of purchase	6/29/2012	6/29/2012	6/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,523,229	6,282,431	2,033,064

Contract purchase price plus acquisition fee	4,523,229	6,282,431	2,033,064
Other cash expenditures expensed	126,090	58,929	59,563
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,649,319	$6,341,360	$2,092,627

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Pier 1 Imports Victoria, TX Specialty Retail	O’Reilly Automotive Louisville, KY Automotive Parts	Family Dollar Bethel, OH Discount Retail
Gross leasable square footage	8,914	6,794	9,211
Date of purchase	7/2/2012	7/10/2012	7/11/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,111,400	1,506,128	1,447,736

Contract purchase price plus acquisition fee	2,111,400	1,506,128	1,447,736
Other cash expenditures expensed	34,784	34,649	7,041
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,146,184	$1,540,777	$1,454,777

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Family Dollar Cleveland, OH Discount Retail	Trader Joe’s Lexington, KY Grocery	Mattress Firm Fairview Heights, IL Furniture Retail
Gross leasable square footage	9,463	15,162	5,011
Date of purchase	7/11/2012	7/17/2012	7/23/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,834,836	6,481,755	1,082,220

Contract purchase price plus acquisition fee	1,834,836	6,481,755	1,082,220
Other cash expenditures expensed	7,231	50,779	22,934
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,842,067	$6,532,534	$1,105,154

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	RSA Security Bedford, MA Other Professional Services	Gold’s Gym Broken Arrow, OK Fitness	Benihana Maple Grove, MN Restaurant
Gross leasable square footage	328,232	40,961	6,706
Date of purchase	7/25/2012	8/15/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	95,370,000	6,885,000	4,219,772

Contract purchase price plus acquisition fee	95,370,000	6,885,000	4,219,772
Other cash expenditures expensed	93,069	40,334	26,869
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$95,463,069	$6,925,334	$4,246,640

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana Farmington Hills, MI Restaurant	Benihana Anchorage, AK Restaurant	Benihana Dallas, TX Restaurant
Gross leasable square footage	7,960	7,288	8,922
Date of purchase	8/21/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,684,216	3,467,102	4,500,642

Contract purchase price plus acquisition fee	4,684,216	3,467,102	4,500,642
Other cash expenditures expensed	27,482	29,687	26,543
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,711,698	$3,496,790	$4,527,185

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana North Bay Village, FL Restaurant	Benihana Stuart, FL Restaurant	Benihana Schaumburg, IL Restaurant
Gross leasable square footage	9,981	8,257	8,636
Date of purchase	8/21/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,179,379	3,944,357	3,560,133

Contract purchase price plus acquisition fee	4,179,379	3,944,357	3,560,133
Other cash expenditures expensed	30,443	30,040	27,900
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,209,822	$3,974,397	$3,588,032

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Benihana Alpharetta, GA Restaurant	Benihana Wheeling, IL Restaurant	USAA Fayetteville, NC Insurance Services
Gross leasable square footage	8,795	8,455	5,210
Date of purchase	8/21/2012	8/21/2012	8/29/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,201,180	923,576	2,488,800

Contract purchase price plus acquisition fee	1,201,180	923,576	2,488,800
Other cash expenditures expensed	25,130	24,409	44,975
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,226,310	$947,986	$2,533,775

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	WaWa Gap, PA Convenience Store	White Oak Village Richmond, VA Shopping Center		Road Ranger Winnebago, IL Convenience Store
Gross leasable square footage	5,744	432,956	(2)	3,824
Date of purchase	8/29/2012	8/30/2012		8/30/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,818,443	69,360,000		4,282,635

Contract purchase price plus acquisition fee	5,818,443	69,360,000		4,282,635
Other cash expenditures expensed	115,166	526,367		21,562
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,933,609	$69,886,367		$4,304,198

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Brady, TX Convenience Store	Stripes Brownsville, TX Convenience Store		Stripes Corpus Christi (Everhart), TX Convenience Store
Gross leasable square footage	4,675	6,303		4,749
Date of purchase	8/30/2012	8/30/2012		8/30/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,203,302	3,675,314		3,960,724

Contract purchase price plus acquisition fee	3,203,302	3,675,314		3,960,724
Other cash expenditures expensed	23,124	23,732		23,939
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,226,426	$3,699,046		$3,984,663

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Corpus Christi (Padre), TX Convenience Store	Stripes Corpus Christi (Yorktown), TX Convenience Store		Stripes Edinburg (Hwy107), TX Convenience Store
Gross leasable square footage	6,318	4,738		4,740
Date of purchase	8/30/2012	8/30/2012		8/30/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	3,794,598	2,622,835		3,172,885

Contract purchase price plus acquisition fee	3,794,598	2,622,835		3,172,885
Other cash expenditures expensed	23,760	22,849		23,091
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$3,818,358	$2,645,684		$3,195,977

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Edinburg (Longoria), TX Convenience Store	Stripes Houston, TX Convenience Store	Stripes Midland (Rankin), TX Convenience Store
Gross leasable square footage	4,728	3,895	7,347
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,691,635	2,933,804	5,796,549

Contract purchase price plus acquisition fee	2,691,635	2,933,804	5,796,549
Other cash expenditures expensed	22,573	22,934	25,883
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,714,208	$2,956,737	$5,822,431

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes Mission (Hwy83), TX Convenience Store	Stripes Odessa (Kermit), TX Convenience Store	Stripes San Angelo (Sherwood), TX Convenience Store
Gross leasable square footage	9,349	4,166	14,734
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,686,468	7,235,810	4,113,083

Contract purchase price plus acquisition fee	3,686,468	7,235,810	4,113,083
Other cash expenditures expensed	23,811	27,060	24,103
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,710,279	$7,262,869	$4,137,185

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Stripes San Angelo (Bryant), TX Convenience Store	Sysmex Lincolnshire, IL Manufacturing	JoAnn Fabrics Shakopee, MN Sports and hobby
Gross leasable square footage	3,727	162,739	17,040
Date of purchase	8/30/2012	8/31/2012	9/1/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,742,433	50,728,000	2,612,934

Contract purchase price plus acquisition fee	4,742,433	50,728,000	2,612,934
Other cash expenditures expensed	25,230	152,325	37,275
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,767,663	$50,880,325	$2,650,209

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	L.A. Fitness Marana, AZ Fitness and Health	HH Gregg Chesterfield, MO Specialty Retail	Family Dollar Loveland, OH Discount Retail
Gross leasable square footage	45,000	25,000	7,907
Date of purchase	9/13/2012	9/18/2012	9/24/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,875,474	5,100,000	1,356,660

Contract purchase price plus acquisition fee	7,875,474	5,100,000	1,356,660
Other cash expenditures expensed	28,128	44,539	7,711
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,903,602	$5,144,539	$1,364,371

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Trader Joe’s Sarasota, FL Grocery	Toys “R” Us/ Babys “R” Us Coral Springs, FL Sports and Hobby	Advanced Auto Candler, NC Automotive Parts
Gross leasable square footage	17,565	46,079	6,125
Date of purchase	9/25/2012	9/27/2012	9/28/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,377,300	8,850,540	1,642,200

Contract purchase price plus acquisition fee	7,377,300	8,850,540	1,642,200
Other cash expenditures expensed	36,069	51,333	31,825
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,413,369	$8,901,873	$1,674,025

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Hillside Town Center Chicago, IL Shopping Center	Mattress Firm Melbourne, FL Home furnishings	Kohl’s/Academy Sports Hixson, TN Shopping Center
Gross leasable square footage	164,923	4,307	131,578
Date of purchase	9/28/2012	10/5/2012	11/13/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	27,484,337	1,458,600	10,984,380

Contract purchase price plus acquisition fee	27,484,337	1,458,600	10,984,380
Other cash expenditures expensed	306,816	28,745	102,682
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$27,791,153	$1,487,345	$11,087,062

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Sprouts Centennial, CO Grocery	Tractor Supply Tuscaloosa, AL Specialty Retail	Encana Oil & Gas Plano, TX Mining and Natural Resources
Gross leasable square footage	25,444	19,290	318,582
Date of purchase	11/14/2012	11/21/2012	11/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	9,180,000	2,932,500	122,400,000

Contract purchase price plus acquisition fee	9,180,000	2,932,500	122,400,000
Other cash expenditures expensed	56,913	35,863	105,179
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$9,236,913	$2,968,363	$122,505,179

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Grambling, LA Retail - Discount	Dollar General Lake Charles, LA Retail -Discount	Dollar General Orange, TX Retail - Discount
Gross leasable square footage	9,100	9,026	9,026
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,382,282	1,201,029	1,349,754

Contract purchase price plus acquisition fee	1,382,282	1,201,029	1,349,754
Other cash expenditures expensed	25,037	24,993	18,766
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,407,319	$1,226,022	$1,368,519

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Vidor, TX Retail - Discount	Dollar General Phenix City, AL Retail - Discount	Dollar General Lyerly, GA Retail - Discount
Gross leasable square footage	9,100	9,100	9,026
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,138,823	1,218,648	1,259,211

Contract purchase price plus acquisition fee	1,138,823	1,218,648	1,259,211
Other cash expenditures expensed	23,799	23,578	23,766
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,162,622	$1,242,226	$1,282,977

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Lowell, OH Retail - Discount	Kohl’s Spartanburg, SC Department Store		Merrill Lynch Hopewell Township, NJ Financial Services
Gross leasable square footage	9,026	88,904		481,854
Date of purchase	11/30/2012	12/6/2012		12/12/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,254,531	8,721,000		137,700,000

Contract purchase price plus acquisition fee	1,254,531	8,721,000		137,700,000
Other cash expenditures expensed	25,196	69,969		1,530,435
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,279,727	$8,790,969		$139,230,435

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Garden Ridge Stockbridge, GA Grocery Store	Tractor Supply Jackson, CA Specialty Retail		Dollar General Lakeland, FL Retail - Discount
Gross leasable square footage	141,284	19,813		12,406
Date of purchase	12/17/2012	12/18/2012		12/18/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	9,537,000	5,283,600		2,237,880

Contract purchase price plus acquisition fee	9,537,000	5,283,600		2,237,880
Other cash expenditures expensed	45,064	42,670		24,182
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$9,582,064	$5,326,270		$2,262,062

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.		Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Cade, LA Retail - Discount	Valley Bend Huntsville, AL Shopping Center		Cigna Phoenix, AZ Fitness and Health
Gross leasable square footage	9,026	805,520	(2)	90,389
Date of purchase	12/18/2012	12/19/2012		12/19/2012
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	1,291,739	73,980,600		24,257,172

Contract purchase price plus acquisition fee	1,291,739	73,980,600		24,257,172
Other cash expenditures expensed	14,406	260,519		170,856
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$1,306,146	$74,241,119		$24,428,028

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Giant/Eagle Gahanna, OH Grocery	Dollar General Ponca City, OK Retail - Discount	Dollar General Tahlequah, OK Retail - Discount
Gross leasable square footage	95,098	9,100	9,026
Date of purchase	12/20/2012	12/20/2012	12/20/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,132,391	1,300,500	1,206,660

Contract purchase price plus acquisition fee	22,132,391	1,300,500	1,206,660
Other cash expenditures expensed	68,958	24,523	23,832
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,201,350	$1,325,023	$1,230,492

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Dollar General Wagoner, OK Retail - Discount	Pick ‘N Save Center Wauwatosa, WI Shopping Center	Wal-mart Cary, NC Discount store
Gross leasable square footage	9,026	69,855	54,500
Date of purchase	12/20/2012	12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,105,680	16,514,351	8,801,750

Contract purchase price plus acquisition fee	1,105,680	16,514,351	8,801,750
Other cash expenditures expensed	23,831	58,975	44,046
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,129,511	$16,573,326	$8,845,797

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Kirklands Wilimington, NC Home furnishings	Wendy’s Henderson (Lake Mead), NV Restaurant	Wendy’s Henderson (Green Valley), NV Restaurant
Gross leasable square footage	7,100	3,326	3,784
Date of purchase	12/21/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,136,078	1,380,396	2,129,168

Contract purchase price plus acquisition fee	2,136,078	1,380,396	2,129,168
Other cash expenditures expensed	30,875	3,600	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,166,953	$1,383,996	$2,132,768

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Henderson (Eastern), NV Restaurant	Wendy’s Las Vegas (E. Flamingo), NV Restaurant	Wendy’s Las Vegas (Charleston), NV Restaurant
Gross leasable square footage	3,162	2,651	3,210
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,513,485	1,031,594	1,663,868

Contract purchase price plus acquisition fee	1,513,485	1,031,594	1,663,868
Other cash expenditures expensed	3,600	3,600	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,517,085	$1,035,194	$1,667,468

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Carmel (116th St), IN Restaurant	Wendy’s Carmel (Michigan Rd), IN Restaurant	Wendy’s Fishers (116th St), IN Restaurant
Gross leasable square footage	3,146	3,270	3,015
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,202,142	1,579,486	1,404,422

Contract purchase price plus acquisition fee	1,202,142	1,579,486	1,404,422
Other cash expenditures expensed	3,617	3,617	3,617
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,205,759	$1,583,103	$1,408,039

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Fishers (Olivia), IN Restaurant	Wendy’s Lebanon, IN Restaurant	Wendy’s Noblesville, IN Restaurant
Gross leasable square footage	3,103	3,857	2,750
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,360,000	1,836,656	673,399

Contract purchase price plus acquisition fee	1,360,000	1,836,656	673,399
Other cash expenditures expensed	3,617	3,617	3,617
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,363,617	$1,840,273	$677,016

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Greenfield, IN Restaurant	Wendy’s Indianapolis, IN Restaurant	Wendy’s Avon, IN Restaurant
Gross leasable square footage	2,356	2,982	3,155
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	942,276	1,405,071	1,408,787

Contract purchase price plus acquisition fee	942,276	1,405,071	1,408,787
Other cash expenditures expensed	3,625	3,625	3,625
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$945,901	$1,408,697	$1,412,413

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Avon, IN Restaurant	Wendy’s San Antonio (Loop 410), TX Restaurant	Wendy’s San Antonio (Southcross), TX Restaurant
Gross leasable square footage	3,170	3,199	3,299
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,708,165	1,351,894	2,004,672

Contract purchase price plus acquisition fee	1,708,165	1,351,894	2,004,672
Other cash expenditures expensed	3,625	3,687	3,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,711,791	$1,355,581	$2,008,359

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s San Antonio (De Zavala), TX Restaurant	Wendy’s San Antonio (Stone Oak), TX Restaurant	Wendy’s Selma, TX Restaurant
Gross leasable square footage	3,355	3,061	3,277
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,586,418	781,437	874,924

Contract purchase price plus acquisition fee	1,586,418	781,437	874,924
Other cash expenditures expensed	3,687	3,687	3,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,590,105	$785,124	$878,611

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s San Antonio, TX Restaurant	Wendy’s Schertz, TX Restaurant	Wendy’s San Marcos, TX Restaurant
Gross leasable square footage	3,064	3,353	2,810
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	869,939	868,988	1,808,051

Contract purchase price plus acquisition fee	869,939	868,988	1,808,051
Other cash expenditures expensed	3,687	3,687	3,687
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$873,626	$872,675	$1,811,738

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Las Vegas (Nellis), NV Restaurant	Wendy’s Las Vegas (W Flamingo), NV Restaurant	Wendy’s Las Vegas (Rancho), NV Restaurant
Gross leasable square footage	3,710	3,117	3,566
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,316,193	1,321,117	1,770,598

Contract purchase price plus acquisition fee	1,316,193	1,321,117	1,770,598
Other cash expenditures expensed	3,600	3,600	3,600
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,319,793	$1,324,717	$1,774,198

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Las Vegas (Lake Mead), NV Restaurant	Wendy’s Bellingham, WA Restaurant	Wendy’s Bothell, WA Restaurant
Gross leasable square footage	3,683	2,966	2,987
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	974,315	1,043,479	797,385

Contract purchase price plus acquisition fee	974,315	1,043,479	797,385
Other cash expenditures expensed	3,600	3,622	3,622
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$977,915	$1,047,101	$801,007

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Wendy’s Port Angeles, WA Restaurant	Wendy’s Redmond, WA Restaurant	Wendy’s Silverdale, WA Restaurant
Gross leasable square footage	2,600	2,752	2,884
Date of purchase	12/27/2012	12/27/2012	12/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,853,668	899,052	2,847,166

Contract purchase price plus acquisition fee	1,853,668	899,052	2,847,166
Other cash expenditures expensed	3,622	3,622	3,622
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,857,290	$902,674	$2,850,787

Program:	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.	Cole Credit Property Trust III, Inc.

Name, location, type of property	Cost Plus La Quinta, CA Discount store	East Valley Center Saginaw, MI Shopping Center	West Valley Center Saginaw, MI Shopping Center
Gross leasable square footage	18,262	121,318	283,782	(2)
Date of purchase	12/31/2012	12/31/2012	12/31/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,094,500	4,453,320	26,642,237

Contract purchase price plus acquisition fee	6,094,500	4,453,320	26,642,237
Other cash expenditures expensed	64,941	33,714	72,915
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,159,441	$4,487,034	$26,715,152

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Advance Auto Parts North Ridgeville, OH Automotive Parts	PetSmart Wilkesboro, NC Specialty Retail	Nordstrom Rack Tampa, FL Department Store
Gross leasable square footage	6,000	12,259	44,925
Date of purchase	4/13/2012	4/13/2012	4/16/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,706,460	2,703,000	12,238,000

Contract purchase price plus acquisition fee	1,706,460	2,703,000	12,238,000
Other cash expenditures expensed	33,026	31,608	105,750
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,739,486	$2,734,608	$12,343,750

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Blair, NE Drugstore	CVS Corpus Christi, TX Drugstore	CVS Charleston, SC Drugstore
Gross leasable square footage	14,820	11,306	10,125
Date of purchase	4/18/2012	4/19/2012	4/26/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,327,272	3,468,000	2,180,534

Contract purchase price plus acquisition fee	4,327,272	3,468,000	2,180,534
Other cash expenditures expensed	52,103	38,750	30,604
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,379,375	$3,506,750	$2,211,138

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	CVS Asheville, NC Drugstore	O’Reilly Auto Parts Brownfield, TX Automotive	O’Reilly Auto Parts Columbus, TX Automotive
Gross leasable square footage	10,125	6,365	6,047
Date of purchase	4/26/2012	5/8/2012	5/8/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,412,554	984,756	1,152,817

Contract purchase price plus acquisition fee	2,412,554	984,756	1,152,817
Other cash expenditures expensed	28,464	25,678	25,867
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,441,018	$1,010,434	$1,178,684

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Suffolk, VA Drugstore	Walgreens Springfield, IL Drugstore	Walgreens Montgomery, AL Drugstore
Gross leasable square footage	14,820	14,820	14,820
Date of purchase	5/14/2012	5/14/2012	5/14/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,023,500	5,327,460	4,566,540

Contract purchase price plus acquisition fee	5,023,500	5,327,460	4,566,540
Other cash expenditures expensed	32,339	25,255	39,837
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,055,839	$5,352,715	$4,606,377

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Tractor Supply Cambridge, MN Home Improvement	HEB Center Waxahachie, TX Shopping Center	CVS Bainbridge, GA Drugstore
Gross leasable square footage	18,000	82,458	10,125
Date of purchase	5/14/2012	6/27/2012	6/27/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,289,900	13,260,000	2,703,000

Contract purchase price plus acquisition fee	2,289,900	13,260,000	2,703,000
Other cash expenditures expensed	41,255	65,685	35,876
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,331,155	$13,325,685	$2,738,876

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Advance Auto Starkville, MS Automotive	AutoZone Philipsburg, PA Automotive	Benihana Golden Valley, MN Restaurant
Gross leasable square footage	6,129	7,380	8,362
Date of purchase	6/29/2012	7/27/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,371,863	1,652,400	5,466,836

Contract purchase price plus acquisition fee	1,371,863	1,652,400	5,466,836
Other cash expenditures expensed	38,564	66,518	27,654
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,410,427	$1,718,918	$5,494,490

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Benihana Lauderdale by the Sea, FL Restaurant	Benihana Lombard, IL Restaurant	Benihana The Woodlands, TX Restaurant
Gross leasable square footage	8,965	9,184	10,400
Date of purchase	8/21/2012	8/21/2012	8/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,613,600	5,520,106	2,081,930

Contract purchase price plus acquisition fee	4,613,600	5,520,106	2,081,930
Other cash expenditures expensed	32,027	23,848	24,639
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,645,627	$5,543,954	$2,106,569

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Wawa Cape May, NJ Convenience Store	Wawa Galloway, NJ Convenience Store	Stripes Brownsville, TX Convenience Store
Gross leasable square footage	5,594	5,605	4,765
Date of purchase	8/29/2012	8/29/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,792,694	8,286,405	2,869,969

Contract purchase price plus acquisition fee	7,792,694	8,286,405	2,869,969
Other cash expenditures expensed	131,765	138,162	22,860
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,924,459	$8,424,567	$2,892,829

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Stripes Brownwood, TX Convenience Store	Stripes McAllen, TX Convenience Store	Stripes Midland, TX Convenience Store
Gross leasable square footage	3,917	4,715	3,912
Date of purchase	8/30/2012	8/30/2012	8/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,012,765	2,890,471	6,985,941

Contract purchase price plus acquisition fee	4,012,765	2,890,471	6,985,941
Other cash expenditures expensed	23,740	22,600	26,933
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,036,505	$2,913,071	$7,012,874

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Stripes Mission, TX Convenience Store	Stripes Odessa, TX Convenience Store	Pick’n Save Sheboygan, WI Grocery
Gross leasable square footage	4,728	3,604	70,072
Date of purchase	8/30/2012	8/30/2012	9/6/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,632,253	6,276,919	14,404,440

Contract purchase price plus acquisition fee	2,632,253	6,276,919	14,404,440
Other cash expenditures expensed	22,322	26,304	42,245
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,654,575	$6,303,223	$14,446,685

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	The Marquis Williamsburg, VA Shopping Center		Golden Corral Garland, TX Restaurant	Ross Ft. Worth, TX Discount Store
Gross leasable square footage	134,911		12,763	32,400
Date of purchase	9/21/2012		9/21/2012	10/4/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	14,545,200		3,981,060	4,998,000

Contract purchase price plus acquisition fee	14,545,200		3,981,060	4,998,000
Other cash expenditures expensed	84,715		23,773	67,955
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$14,629,915		$4,004,833	$5,065,955

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	CVS Irving, TX Drugstore		Mattress Firm Jonesboro, AR Furniture Store	Petsmart Baton Rouge, LA Pet Supplies
Gross leasable square footage	10,908		6,000	25,265
Date of purchase	10/5/2012		10/5/2012	10/11/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,995,908		2,232,780	4,182,000

Contract purchase price plus acquisition fee	3,995,908		2,232,780	4,182,000
Other cash expenditures expensed	33,390		36,928	55,441
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$4,029,298		$2,269,708	$4,237,441

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Walgreens Lubbock (82nd), TX Drugstore		Walgreens Lubbock (Indiana), TX Drugstore	Kohl’s Hutchinson, KS Department Store
Gross leasable square footage	15,120	(2)	13,905	55,000
Date of purchase	10/11/2012		10/11/2012	10/19/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	4,325,310		3,772,470	3,452,700

Contract purchase price plus acquisition fee	4,325,310		3,772,470	3,452,700
Other cash expenditures expensed	34,677		30,307	33,675
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$4,359,987		$3,802,777	$3,486,375

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	CVS Cartersville, GA Drugstore		Logan’s Roadhouse Lancaster, TX Restaurant	Logan’s Roadhouse Opelika, AL Restaurant
Gross leasable square footage	13,225	(2)	6,555	8,140
Date of purchase	10/22/2012		10/23/2012	10/23/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	2,668,320		3,228,300	3,019,009

Contract purchase price plus acquisition fee	2,668,320		3,228,300	3,019,009
Other cash expenditures expensed	30,504		29,407	27,028
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$2,698,824		$3,257,707	$3,046,037

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Logan’s Roadhouse Sanford, FL Restaurant		Logan’s Roadhouse Troy, OH Restaurant	Advance Auto Corydon, IN Automotive
Gross leasable square footage	8,670		6,533	6,895
Date of purchase	10/23/2012		10/23/2012	10/26/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,698,259		3,167,100	1,543,661

Contract purchase price plus acquisition fee	3,698,259		3,167,100	1,543,661
Other cash expenditures expensed	27,028		29,407	37,718
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,725,287		$3,196,507	$1,581,379

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Mattress Firm Pineville, NC Furniture Store		Tractor Supply Newnan, GA Home and Garden	Cost Plus Shopping Center Kansas City, MO Discount Store
Gross leasable square footage	10,837		19,097	26,967
Date of purchase	10/29/2012		11/6/2012	11/13/2012
Mortgage financing at date of purchase	$—		$—	$—
Cash down payment	3,456,780		4,021,860	3,942,300

Contract purchase price plus acquisition fee	3,456,780		4,021,860	3,942,300
Other cash expenditures expensed	37,735		42,075	46,721
Other cash expenditures capitalized	—		—	—

Total acquisition cost	$3,494,515		$4,063,935	$3,989,021

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Michael’s Bowling Green, KY Sports and Hobby	Tractor Supply Spencer, WV Home and Garden	Dollar General Hanceville, AL Discount Store
Gross leasable square footage	18,391	19,127	20,707
Date of purchase	11/20/2012	11/20/2012	11/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,172,200	3,003,900	3,376,518

Contract purchase price plus acquisition fee	3,172,200	3,003,900	3,376,518
Other cash expenditures expensed	52,410	51,793	21,911
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,224,610	$3,055,693	$3,398,429

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Piedmont, AL Discount Store	Kirkland’s Jonesboro, AR Home Furnishings	Dollar General Maynardville, TN Discount Store
Gross leasable square footage	20,707	9,000	9,026
Date of purchase	11/21/2012	11/27/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,299,382	2,961,291	1,252,013

Contract purchase price plus acquisition fee	3,299,382	2,961,291	1,252,013
Other cash expenditures expensed	21,334	37,571	19,866
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,320,716	$2,998,862	$1,271,879

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Lima, OH Discount Store	Dollar General Whitwell, TN Discount Store	Dollar General Cleveland, TX Discount Store
Gross leasable square footage	9,002	12,406	9,026
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,368,617	1,470,141	1,153,411

Contract purchase price plus acquisition fee	1,368,617	1,470,141	1,153,411
Other cash expenditures expensed	59,708	35,495	34,141
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,428,325	$1,505,636	$1,187,552

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Brownsville, TX Discount Store	Dollar General Greenwell Springs, LA Discount Store	Dollar General Breaux Bridge, LA Discount Store
Gross leasable square footage	9,026	9,026	9,100
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,386,711	1,465,949	1,413,636

Contract purchase price plus acquisition fee	1,386,711	1,465,949	1,413,636
Other cash expenditures expensed	23,579	23,830	25,252
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,410,290	$1,489,779	$1,438,888

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Tire Kingdom Tarpon Springs, FL Automotive	Tractor Supply Canon City, CO Home and Garden	Hobby Lobby Mooresville, NC Sports and Hobby
Gross leasable square footage	6,100	21,924	55,000
Date of purchase	11/30/2012	11/30/2012	11/30/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,129,072	3,791,530	5,610,000

Contract purchase price plus acquisition fee	2,129,072	3,791,530	5,610,000
Other cash expenditures expensed	19,547	24,274	24,719
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,148,619	$3,815,804	$5,634,719

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Canarsie Plaza Brooklyn, NY Shopping Center	Kohl’s CedarFalls, IA Department Store	BigLots Waco, TX Discount Store
Gross leasable square footage	273,878	86,584	28,526
Date of purchase	12/5/2012	12/7/2012	12/10/2012
Mortgage financing at date of purchase	$75,000,000	$—	$—
Cash down payment	51,480,000	8,211,000	2,652,000

Contract purchase price plus acquisition fee	126,480,000	8,211,000	2,652,000
Other cash expenditures expensed	520,414	139,921	31,754
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$127,000,414	$8,350,921	$2,683,754

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.

Name, location, type of property	Costco Tallahassee, FL Warehouse Club		Wal-Mart Tallahassee, FL Discount Store		Golden Corral Houston, TX Restaurant
Gross leasable square footage	150,896	(2)	196,812	(2)	14,284
Date of purchase	12/11/2012		12/11/2012		12/12/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	9,904,200		15,697,800		4,022,880

Contract purchase price plus acquisition fee	9,904,200		15,697,800		4,022,880
Other cash expenditures expensed	29,284		30,241		20,393
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$9,933,484		$15,728,041		$4,043,273

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.

Name, location, type of property	Old Navy & PetSmart Reynoldsburg, OH Apparel/Pet Supply		National Tire & Battery Cedar Hill, TX Automotive		Hickory Flat Commons Canton, GA Various
Gross leasable square footage	28,970		6,912		114,751
Date of purchase	12/14/2012		12/18/2012		12/18/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	6,171,292		2,676,480		19,380,000

Contract purchase price plus acquisition fee	6,171,292		2,676,480		19,380,000
Other cash expenditures expensed	46,854		15,665		33,544
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$6,218,146		$2,692,145		$19,413,544

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Independence, MO Discount Store		Dollar General Rayne, LA Discount Store		Dollar General Conroe, TX Discount Store
Gross leasable square footage	9,100		9,026		9,026
Date of purchase	12/18/2012		12/18/2012		12/18/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,395,514		1,180,741		1,274,972

Contract purchase price plus acquisition fee	1,395,514		1,180,741		1,274,972
Other cash expenditures expensed	85,930		17,521		12,503
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,481,444		$1,198,262		$1,287,475

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Houston, TX Discount Store	Dollar General Lubbock, TX Discount Store	Big Lots San Angelo, TX Discount Store
Gross leasable square footage	9,026	9,026	35,584
Date of purchase	12/18/2012	12/18/2012	12/19/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,632,782	1,254,460	3,315,000

Contract purchase price plus acquisition fee	1,632,782	1,254,460	3,315,000
Other cash expenditures expensed	12,871	20,870	35,693
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,645,653	$1,275,330	$3,350,693

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Home Depot North Canton, OH Home and Garden	Walgreens Danville, VA Drugstore	Dollar General Ashville, AL Discount Store
Gross leasable square footage	111,803	14,820	9,026
Date of purchase	12/20/2012	12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	14,739,000	6,008,438	1,145,197

Contract purchase price plus acquisition fee	14,739,000	6,008,438	1,145,197
Other cash expenditures expensed	43,368	64,268	14,248
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$14,782,368	$6,072,706	$1,159,445

Program:	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.	Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Geneva, AL Discount Store	Dollar General Harvest, AL Discount Store	Dollar General Huntsville, AL Discount Store
Gross leasable square footage	9,026	9,002	9,026
Date of purchase	12/21/2012	12/21/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,274,366	1,174,103	1,278,984

Contract purchase price plus acquisition fee	1,274,366	1,174,103	1,278,984
Other cash expenditures expensed	7,667	12,928	7,678
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,282,033	$1,187,031	$1,286,662

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.

Name, location, type of property	Dollar General Kinston, AL Discount Store		Fairview Village Cary, NC Shopping Center		Dick’s Oklahoma City (3rd Street), OK Sports and Hobby
Gross leasable square footage	9,026	(2)	50,643	(2)	50,018
Date of purchase	12/21/2012		12/21/2012		12/21/2012
Mortgage financing at date of purchase	$—		$—		$—
Cash down payment	1,102,830		6,758,565		9,151,752

Contract purchase price plus acquisition fee	1,102,830		6,758,565		9,151,752
Other cash expenditures expensed	81,895		82,757		12,918
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$1,184,725		$6,841,322		$9,164,670

Program:	Cole Credit Property Trust IV, Inc.		Cole Credit Property Trust IV, Inc.		Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	Wallace Commons Salisbury, NC Shopping Center		Dick’s Oklahoma City, OK Sports and Hobby		Walgreens Albuquerque (3400 Coors), NM Drugstore
Gross leasable square footage	98,509	(2)	60,500		15,525
Date of purchase	12/31/2012		12/31/2012		12/7/2011
Mortgage financing at date of purchase	$—		$—		$1,732,500
Cash down payment	12,240,000		12,342,000		742,500

Contract purchase price plus acquisition fee	12,240,000		12,342,000		2,475,000
Other cash expenditures expensed	59,295		96,880		33,726
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$12,299,295		$12,438,880		$2,508,726

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.		Cole Real Estate Income Strategy (Daily NAV), Inc.		Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	Tractor Supply(1) Lockhart, TX Specialty Retail		Walgreens(1) Reidsville, NC Drugstore		CVS(1) Austin, TX Drugstore
Gross leasable square footage	18,800		14,550		10,906
Date of purchase	12/8/2011		12/8/2011		12/8/2011
Mortgage financing at date of purchase	$2,087,400		$3,570,000		$2,030,000
Cash down payment	832,600		1,555,000		1,024,150

Contract purchase price plus acquisition fee	2,920,000		5,125,000		3,054,150
Other cash expenditures expensed	35,588		48,632		47,581
Other cash expenditures capitalized	—		—		—

Total acquisition cost	$2,955,588		$5,173,632		$3,101,731

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	CVS Mansfield, OH Drugstore	Tractor Supply Brunswick, GA Specialty Retail	The Parke San Antonio, TX Shopping Center
Gross leasable square footage	10,722	19,097	105,743	(2)
Date of purchase	12/9/2011	12/9/2011	12/9/2011
Mortgage financing at date of purchase	$1,522,500	$2,377,900	$5,075,000
Cash down payment	776,500	1,019,100	2,175,000

Contract purchase price plus acquisition fee	2,299,000	3,397,000	7,250,000
Other cash expenditures expensed	52,669	23,137	91,589
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,351,669	$3,420,137	$7,341,589

Program:	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.	Cole Real Estate Income Strategy (Daily NAV), Inc.

Name, location, type of property	CVS Erie, PA Drugstore	Advance Auto Macomb Township, MI Automotive Parts	Dollar General Berwick, LA Discount store
Gross leasable square footage	10,125	7,000	12,466
Date of purchase	12/9/2011	12/20/2011	11/30/2012
Mortgage financing at date of purchase	$1,592,500	$1,452,500	$—
Cash down payment	707,500	646,500	1,780,767

Contract purchase price plus acquisition fee	2,300,000	2,099,000	1,780,767
Other cash expenditures expensed	34,129	50,022	20,076
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,334,129	$2,149,022	$1,800,843

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	Medtronic(1) San Antonio, TX Healthcare	Dr. Pepper Harvey, IL Distribution	Safelite Columbus, OH Automotive
Gross leasable square footage	145,025	40,410	41,792
Date of purchase	6/30/2011	4/5/2012	4/30/2012
Mortgage financing at date of purchase	$23,000,000	$—	$—
Cash down payment	10,507,000	3,974,003	4,794,000

Contract purchase price plus acquisition fee	33,507,000	3,974,003	4,794,000
Other cash expenditures expensed	61,839	40,965	42,242
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$33,568,839	$4,014,968	$4,836,242

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	United Launch Alliance Centennial, CO Manufacturing	HCA, Inc. Irving , TX Healthcare	American Tire Colorado Springs, CO Automotive
Gross leasable square footage	167,917	94,137	125,060
Date of purchase	7/31/2012	9/27/2012	9/28/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	33,201,000	15,792,660	8,477,220

Contract purchase price plus acquisition fee	33,201,000	15,792,660	8,477,220
Other cash expenditures expensed	70,865	86,532	43,036
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$33,271,865	$15,879,192	$8,520,256

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	Elizabeth Arden Roanoke, VA Manufacturing	Honeywell Fort Mill, SC Manufacturing	Amazon Spartanburg, SC Wholesale
Gross leasable square footage	399,182	60,044	1,016,110
Date of purchase	11/9/2012	11/30/2012	12/17/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	23,970,000	10,608,000	64,518,273

Contract purchase price plus acquisition fee	23,970,000	10,608,000	64,518,273
Other cash expenditures expensed	166,363	81,800	80,425
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$24,136,363	$10,689,800	$64,598,698

Program:	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.	Cole Corporate Income Trust, Inc.

Name, location, type of property	Toro Ankeny, IA Wholesale	Compass Group Charlotte, NC Other Professional Services	Aon Lincolnshire, IL Other Professional Services
Gross leasable square footage	450,139	284,039	222,717
Date of purchase	12/17/2012	12/19/2012	12/21/2012
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	22,919,648	43,014,420	23,023,440

Contract purchase price plus acquisition fee	22,919,648	43,014,420	23,023,440
Other cash expenditures expensed	36,224	126,503	48,138
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$22,955,871	$43,140,923	$23,071,578

TABLE VI

ACQUISITION OF PROPERTIES BY PROGRAMS (UNAUDITED) — (Continued)

Program:	Cole Corporate Income Trust, Inc.

Name, location, type of property	FedEx Salt Lake City, UT Logistics
Gross leasable square footage	150,300
Date of purchase	12/27/2012
Mortgage financing at date of purchase	$—
Cash down payment	13,005,000

Contract purchase price plus acquisition fee	13,005,000
Other cash expenditures expensed	52,685
Other cash expenditures capitalized	—

Total acquisition cost	$13,057,685

(1)	These properties were acquired at their original cost from an affiliate.

(2)	Includes square feet of buildings which are on land subject to ground leases.

(3)	Represents development property under construction as of December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of April, 2013.

COLE CORPORATE INCOME TRUST, INC.

By:	/S/ D. KIRK MCALLASTER, JR.
D. Kirk McAllaster, Jr.
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
* Christopher H. Cole	Chief Executive Officer, President and Director (Principal Executive Officer)	April 16, 2013

/S/ D. KIRK MCALLASTER, JR. D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 16, 2013

/S/ GAVIN B. BRANDON Gavin B. Brandon	Vice President of Accounting (Principal Accounting Officer)	April 16, 2013

* Marcus E. Bromley	Director	April 16, 2013

* Randy J. Pace	Director	April 16, 2013

*By:	/S/ D. KIRK MCALLASTER, JR.
D. Kirk McAllaster, Jr.
Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1	Dealer Manager Agreement between Cole Corporate Income Trust, Inc. and Cole Capital Corporation dated February 10, 2011 (Incorporated by reference to Exhibit 1.1 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on April 22, 2011).
1.2	Amendment of Dealer Manager Agreement between Cole Corporate Income Trust, Inc. and Cole Capital Corporation, dated May 20, 2011 (Incorporated by reference to Exhibit 1.2 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on July 22, 2011).
3.1	Articles of Amendment and Restatement of Cole Corporate Income Trust, Inc. dated January 19, 2011 (Incorporated by reference to Exhibit 3.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 25, 2011).
3.2	Bylaws of Cole Corporate Income Trust Inc. adopted January 18, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 25, 2011).
3.3	Articles of Amendment to Articles of Amendment and Restatement effective February 23, 2011 (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 333-166447), filed on February 28, 2011).
3.4	Certificate of Correction to Articles of Amendment and Restatement, dated January 25, 2013 (Incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K (File No. 333-166447), filed March 28, 2013).
4.1*	Form of Initial Subscription Agreement (included as Appendix B to the prospectus).
4.2*	Form of Additional Subscription Agreement (included as Appendix C to the prospectus).
4.3*	Form of Alternative Initial Subscription Agreement (included as Appendix D to the prospectus).
4.4*	Form of Initial Subscription Agreement for use with Alabama investors (included as Appendix E to the prospectus).
4.5*	Form of Additional Subscription Agreement for use with Alabama investors (included as Appendix F to the prospectus).
4.6*	Alternative Form of Additional Subscription Agreement (included as Appendix G to the prospectus)
5.1	Opinion of Venable LLP as to legality of securities (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 6, 2011).
8.1	Opinion of Morris, Manning & Martin, LLP as to tax matters (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 6, 2011).
10.1	Advisory Agreement by and between Cole Corporate Income Trust, Inc. and Cole Corporate Income Advisors, LLC dated January 18, 2011 (Incorporated by reference to Exhibit 10.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 25, 2011).
10.2	Agreement of Limited Partnership of Cole Corporate Income Operating Partnership, LP, by and between Cole Corporate Income Trust, Inc. and the limited partners thereto dated April 29, 2010 (Incorporated by reference to Exhibit 10.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on December 7, 2010).
10.3*	Distribution Reinvestment Plan (included as Appendix H to the prospectus).
10.4	Escrow Agreement by and among Cole Corporate Income Trust, Inc., Cole Capital Corporation and UMB Bank, N.A. dated January 18, 2011 (Incorporated by reference to Exhibit 10.4 to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 25, 2011).
10.5	Purchase and Sale Agreement dated as of February 24, 2011 by and between Series C, LLC and Cole Corporate Income Operating Partnership, LP (Incorporated by reference to Exhibit 10.5 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on April 22, 2011).
10.6	Amended and Restated Escrow Agreement by and among Cole Corporate Income Trust, Inc., Cole Capital Corporation and UMB Bank, N.A. dated April 26, 2011 (Incorporated by reference to Exhibit 10.6 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on July 22, 2011).

Exhibit No.	Description
10.7	Promissory Note, dated June 30, 2011, by and between Cole Corporate Income Trust, Inc. and Series C, LLC (Incorporated by reference to Exhibit 10.7 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on July 22, 2011).
10.8	Loan Agreement, dated June 30, 2011, by and between Cole OF San Antonio TX, LLC and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 10.8 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on July 22, 2011).
10.9	Mezzanine Loan Agreement, dated June 30, 2011, by and between Cole Mezzco San Antonio TX, LLC and Wells Fargo Bank, National Association (Incorporated by reference to Exhibit 10.9 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on July 22, 2011).
10.10	Purchase and Sale Agreement and Joint Escrow Instructions, dated July 31, 2012, by and between Cole of Centennial Co, LLC and California State Teachers’ Retirement System (Incorporated by reference to Exhibit 10.10 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed October 17, 2012).
10.11	Real Estate Purchase and Sale Agreement, dated August 13, 2012, by and among Series C, LLC and A&C Chaves Realty — MacArthur Boulevard, Irving 1, LP, James D. Riggleman — MacArthur Boulevard, Irving 1, LP, WRB Rentals — MacArthur Boulevard, Irving 1, LP, Salty — MacArthur Boulevard, Irving 1, LP, Friendship — MacArthur Boulevard, Irving 1, LP, Kazoo — MacArthur Boulevard, Irving 1, LP, John R Riggleman, Jr. — MacArthur Boulevard, Irving 1, LP, WLH — MacArthur Boulevard, Irving 1, LP, Paradise Properties — MacArthur Boulevard, Irving 1, LP, BFI — MacArthur Boulevard, Irving 1, LP, Catherine Tong — MacArthur Boulevard, Irving 1, LP, Bella — MacArthur Boulevard, Irving 1, LP, RCC And BJC Olivera — MacArthur Boulevard, Irving 1, LP, M & M Realty — MacArthur Boulevard, Irving 1, LP, Blake Enterprises — MacArthur Boulevard, Irving 1, LP, Rabun — MacArthur Boulevard, Irving 1, LP, Ronald & Harriet Braasch — MacArthur Boulevard, Irving 1, LP, JME — MacArthur Boulevard, Irving 1, LP, James A. Dunn — MacArthur Boulevard, Irving 1, LP, JTFP — MacArthur Boulevard, Irving 1, LP, Gottuso — MacArthur Boulevard, Irving 1, LP and Cathryn R. Finch — MacArthur Boulevard, Irving 1, LP (Incorporated by reference to Exhibit 10.11 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed October 17, 2012).
10.12	Purchase Agreement and Escrow Instructions by and between Cole ID Roanoke VA, LLC and FR NLF 11, LLC, dated November 8, 2012 (Incorporated by reference to Exhibit 10.12 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on January 17, 2013).
10.13	Credit Agreement dated as of November 29, 2012 by and among Cole Corporate Income Operating Partnership, LP, as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Wells Fargo Bank, National Association, as syndication agent, and other lending institutions that may become parties to the Credit Agreement, collectively, the lenders (Incorporated by reference to Exhibit 10.13 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on January 17, 2013).
10.14	Purchase and Sale Agreement, as amended, by and between Cole ID Spartanburg SC, LLC and Tango S.C., LLC, dated December 17, 2012 (Incorporated by reference to Exhibit 10.14 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on January 17, 2013).
10.15	Purchase Agreement and Escrow Instructions by and between Cole ID Ankeny IA, LLC and Ryan Ankeny, LLC, dated December 17, 2012 (Incorporated by reference to Exhibit 10.15 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on January 17, 2013).
10.16	Amended and Restated Agreement of Purchase and Sale by and among Cole OF Charlotte NC, LLC, as buyer, and CV Coliseum Building, LLC, CV Coliseum Lease 1, LLC and CV Coliseum Lease 2, LLC, collectively, as sellers, dated December 19, 2012 (Incorporated by reference to Exhibit 10.16 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447), filed on January 17, 2013).
10.17	Purchase Agreement and Escrow Instructions, dated January 31, 2012, between FS Harvey, LLC and Series C, LLC (Incorporated by reference to Exhibit 10.10 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447) filed on April 18, 2012).
10.18	Purchase Agreement and Escrow Instructions, dated October 3, 2012, between FR NLF 11, LLC and Series C, LLC (Incorporated by reference to Exhibit 10.12 to the Company’s post-effective amendment to Form S-11 (File No. 333-166447) filed on January 17, 2013).

Exhibit No.	Description
10.19*	First Amendment to Credit Agreement, dated March 4, 2013, among Cole Corporate Income Operating Partnership, LP, Bank of America, N.A., Wells Fargo Bank, National Association, and the other lenders set forth therein.
10.20*	Purchase and Sale Agreement by and between Cole OF Philadelphia PA, LLC, the Company and Liberty Property Philadelphia, LP and Liberty Lehigh Partnership, assigned to the Company on March 13, 2013.
10.21*	Third Amendment to Agreement of Sale and Purchase by and between Liberty Property Philadelphia Limited Partnership, Liberty Lehigh Partnership and Series C, LLC, assigned to the Company on March 13, 2013.
10.22*	Amendment to Agreement of Limited Partnership of Cole Corporate Income Operating Partnership, LP by and between Cole Corporate Income Trust, Inc. and Cole Corporate Income Advisors, LLC dated April 5, 2013.
21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-16647), filed on August 30, 2010).
23.1	Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1).
23.2	Consent of Venable LLP (included in Exhibit 5.1).
23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.4*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (Incorporated by reference to signature page to the Company’s pre-effective amendment to Form S-11 (File No. 333-166447), filed on January 25, 2011).

*	Filed herewith